Exhibit 10.45
SCHEDULE 4
FORM OF AMENDED AND RESTATED FRAMEWORK DEED
14 August 2006
(as amended on 13 November 2006 and as further amended and restated on 29 October
2008)
VISTEON FINANCIAL CENTRE P.L.C.
(as Master Purchaser)
VISTEON CORPORATION
(as Parent)
VISTEON NETHERLANDS FINANCE B.V.
(as Subordinated VLN Facility Provider)
THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 6
(as Lenders and Noteholders)
VISTEON ELECTRONICS CORPORATION
(as VEC, US Sub-Servicer and Master Servicer)
VISTEON UK LIMITED
VISTEON DEUTSCHLAND GMBH
VISTEON SYSTEMES INTERIEURS S.A.S.
VISTEON ARDENNES INDUSTRIES S.A.S.
VISTEON SISTEMAS INTERIORES ESPAÑA, S.L.U.
CÁDIZ ELECTRÓNICA, S.A.U.
VISTEON PORTUGUESA LIMITED
VC RECEIVABLES FINANCING CORPORATION LIMITED
(each a Seller and, except for VC, a Servicer)
VC RECEIVABLES FINANCING CORPORATION LIMITED
(as VC, a Seller, the Purchaser and the VC Subordinated VLN Provider)
THE LAW DEBENTURE TRUST CORPORATION P.L.C.
(as Security Trustee)
CITIBANK INTERNATIONAL PLC
(as Funding Agent)
CITICORP USA, INC.
(as Collateral Monitoring Agent)
CITIBANK, N.A.
(as Master Purchaser Transaction Account Bank and MP Cash Manager)
WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED
(as Corporate Administrator)

MASTER DEFINITIONS AND FRAMEWORK DEED

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

THIS DEED is made on 14 August 2006 (as amended on 13 November 2006 and as further amended and restated on 29 October 2008)
Between:
(1)	VISTEON FINANCIAL CENTRE P.L.C., a company incorporated in Ireland, registered in Ireland with the Companies Registration Office with number 423820, whose registered office is at First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland (the Master Purchaser and the Issuer);

(2)	VISTEON CORPORATION, a corporation incorporated under the laws of the State of Delaware with its principal place of business at One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A. (the Parent);

(3)	VISTEON NETHERLANDS FINANCE B.V., a private company with limited liability, incorporated and existing under the laws of the Netherlands, having its corporate seat at Rotterdam, the Netherlands and having its offices at Weena 340, 3012 NJ Rotterdam, The Netherlands (the Subordinated VLN Facility Provider);

(4)	each of the entities listed in Schedule 6 (the Lenders and the Noteholders);

(5)	each of the entities listed in Part A of Schedule 7 (the Sellers);

(6)	each of the entities listed in Part B of Schedule 7 (the Servicers);

(7)	VC RECEIVABLES FINANCING CORPORATION LIMITED, a company incorporated in Ireland, registered in Ireland with the Companies Registration Office with number 463231, whose registered office is at 5 Habourmaster Place, I.F.S.C, Dubin 1 (VC, the Purchaser and the VC Subordinated VLN Facility Provider);

(8)	VISTEON ELECTRONICS CORPORATION, a company incorporated under the laws of the State of Delaware with registered number 4370018 whose registered office is at One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A. (VEC, US Sub-Servicer and Master Servicer);

(9)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated in England and Wales with limited liability whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the Security Trustee);

(10)	CITIBANK INTERNATIONAL PLC, a company incorporated in England and Wales with limited liability whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the Funding Agent);

(11)	CITICORP USA, INC. a corporation incorporated in the State of Delaware with its principal office at 399 Park Avenue, New York, New York, U.S.A. (the Collateral Monitoring Agent);

(12)	CITIBANK, N.A., a national banking association formed under the banking laws of the United States of America acting through its London branch at Citigroup

Centre, Canada Square, Canary Wharf, London E14 5LB (the Master Purchaser Transaction Account Bank and the MP Cash Manager);

(13)	WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, a company incorporated with limited liability in Ireland, registered in Ireland with the Companies Registration Office with number 318390, whose registered office is at First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland (the Corporate Administrator),
(together the Parties).
Background:
(A) The Sellers wish to sell and the Master Purchaser wishes to purchase all the Receivables (except the French Receivables and the Excluded Receivables) on the terms and subject to the conditions set out in this Agreement and the other Transaction Documents.
(B) The Sellers wish to sell the French Receivables to FCC Visteon, which will issue units or notes to the Master Purchaser pursuant to the terms of the FCC Units Subscription Agreement to fund the purchase of the French Receivables.
(C) VEC wishes to sell and the Purchaser wishes to purchase all Receivables on terms and subject to conditions set out in the VC Receivables Purchase Agreement with the intention that the Purchaser will on-sell such Receivables to the Master Purchaser on terms and subject to conditions set out in the Master Receivables Purchase and Servicing Agreement.
(D) The Master Purchaser is to be funded by means of variable loan notes to be issued pursuant to the Variable Funding Agreement and subordinated notes to be issued pursuant to the VC Subordinated VLN Facility Agreement and the Subordinated VLN Facility Agreement.
1. Interpretation
1.1 Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in Clause 2.1 (as it may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) and this Deed shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.9.
1.2 Where any party to this Deed from time to time acts in more than one capacity under a Transaction Document, the provisions of this Deed shall apply to it as though it were a separate party in each such capacity except insofar as they require it in one capacity to give any notice or information to itself in another capacity.
2. Definitions
2.1 In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall,

except where the context otherwise requires and except where otherwise defined therein, have the following meanings:
Account Control Agreements means the UK Account Control Deeds, the German Account Control Agreements, any Portuguese Account Control Agreement, the Spanish Deeds of Pledge and each of the FCC Account Control Agreements;
Accredited Investor means an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;
Adjusted Advance Rate Percentage means, on any date, the then current Advance Rate Percentage less the Required Dilution Reserve Percentage;
Advance Purchase Price has the meaning given to it in Clause 3.6 (Advance Purchase Price) of the Master Receivables Purchase and Servicing Agreement;
Advance Rate Percentage means 85 per cent. or such other percentage determined by the Collateral Monitoring Agent, from time to time, using its reasonable discretion;
Affected Person has the meaning given to it in Clause 10.1 of the Variable Funding Agreement;
Affiliate or affiliate means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person;
Aggregate Subordinated VLN Required Amount means as at the Funding Date and as at any Determination Date, an amount equal to the sum of the USD Subordinated VLN Required Amount, the USD Equivalent of the EUR Subordinated VLN Required Amount and the USD Equivalent of the GBP Subordinated VLN Required Amount;
Aggregate USD Equivalent Purchase Price means as at any date an amount calculated as being equal to:
     A – (A x B)
where
A = the aggregate of the USD Equivalent of the Outstanding Balances of all Purchased Receivables as at such date; and
B = the Discount Percentage calculated (if such date is a Monthly Determination Date) on such date or (if such date is not a Monthly Determination Date) on the immediately preceding Monthly Determination Date;
Aggregate VC Proportion means, on any day, the fraction expressed as a percentage calculated by dividing:
(a)	the USD Equivalent of the Outstanding Balance of all Purchased Receivables sold by VC; by
(b)	the USD Equivalent of the Outstanding Balance of all Purchased Receivables;

Aggregate VC Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the sum of (i) the USD VC Subordinated VLN Required Amount, (ii) the USD Equivalent of the EUR VC Subordinated VLN Required Amount and (iii) the USD Equivalent of the GBP VC Subordinated VLN Required Amount;
Aggregate VNF Proportion means, on any day, the fraction expressed as a percentage which is the difference between (i) 100 per cent. and (ii) the Aggregate VC Proportion;
Aggregate VNF Subordinated VLN Required Amount means as at the Funding Date and any Determination Date thereafter, an amount equal to the sum of the (i) USD VNF Subordinated VLN Required Amount, (ii) the USD Equivalent of the EUR VNF Subordinated VLN Required Amount and (iii) the USD Equivalent of the GBP VNF Subordinated VLN Required Amount;
Agreed Currencies means USD, EUR and GBP, each being an Agreed Currency;
Assignable Receivables means any Receivables which are not either (i) English Restricted Receivables, (ii) Excluded Receivables or (iii) French Receivables;
Auditors means the auditors from time to time of the Master Purchaser;
Average Receivables Balance means at any time in respect of an Obligor an amount in USD equal to (i) the sum of the Peak Receivables Balance in respect of that Obligor for the most recent complete Monthly Determination Period and the Peak Receivables Balance in respect of that Obligor for each of the 5 consecutive Monthly Determination Periods immediately preceding such Monthly Determination Period, divided by (ii) 6;
Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, Paris, Frankfurt, Madrid, Lisbon and Dublin and (to the extent that it relates to a payment to be made in USD) which is a day on which banks are generally open for business in New York and (to the extent that it relates to a payment to be made in EUR) which is a TARGET Day;
Cash Control Events means the occurrence of any of the following events:
(a)	any Termination Event that has not been waived; or

(b)	an event that but for the giving of notice or the lapse of time would constitute a Termination Event of the kind described in paragraphs (a) (unless such event arises as a result of a technical or operational error or malfunction), (j), (m) or (n) of Schedule 1;

(c)	at any time the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes is and continues to be greater than an amount equal to the lower of (i) the Variable Funding Facility Limit less USD 30,000,000 and (ii) the product of the Net Receivables Pool Balance and the Adjusted Advance Rate less USD 30,000,000 and the Collateral Monitoring Agent acting either on its discretion or on the instruction of the Majority Lenders has notified the Parent in writing that the occurrence thereof constitutes a Cash Control Event and provided that the Majority Lenders have not waived the occurrence of such event as a Cash Control Event, provided that a Cash Control Event of the type described in paragraph (c) above will lapse if and as soon as the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes ceases to be greater than the amount equal to the lower of (i) the Variable Funding Facility Limit less USD 30,000,000 and (ii) the product of the Net Receivables Pool Balance and the Adjusted Advance Rate less USD 30,000,000;
Cash Management Agreement means the cash management agreement dated on or about the Closing Date entered into between the Master Purchaser, Citibank, N.A. as MP Cash Manager, the Master Purchaser Transaction Account Bank and the Security Trustee;
Change in Law means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Noteholder (or, for purposes of Clause 7.2, by any lending office of such Lender or Noteholder or by such Lender’s or Noteholder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date;
Change of Control means the occurrence of any of the following after the Closing Date:
(a)	with respect to a Seller or VEC, more than 51 per cent. of the issued voting share capital of that Seller or VEC, as the case may be, ceases to be held directly or indirectly, by the Parent
(b)	with respect to the Parent, either (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the Exchange Act)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50 per cent. of the outstanding common stock of the Parent, or (ii) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors;
Chargebacks means an amount charged to an Obligor in respect of a previously invoiced Receivable following a failure by the Obligor to pay such Receivable in full as a result of a dispute or error;
Citibank means Citibank, N.A., a national banking association formed under the laws of the United States of America;
Citigroup Fee Letter means the fee letter dated 9 August 2006 between Visteon Corporation and Citigroup Global Markets Inc.;
Closing Date means 14 August 2006;
Collateral Monitoring Agent means Citicorp USA, Inc. or such other person appointed as Collateral Monitoring Agent in accordance with Clause 10;
Collections means with respect to any Purchased Receivable, all cash collections and other cash proceeds of such Receivable (including without limitation cash proceeds of cheques, promissory notes, bills of exchange or other instruments and wire transfers) received into a Deposit Account during a Determination Period, including, without limitation, amounts received in respect of Value Added Tax, all finance charges, if any, all cash proceeds of the Related Security with respect to such Receivable, and any amounts received from any Seller or VEC in respect of Deemed Collections of such Receivable;
Commitment Fee means a fee payable monthly in arrears on each Monthly Settlement Date in USD to the Funding Agent for the account of the Lenders calculated on a daily basis in an amount equal to 0.375 per cent. per annum of the amount by which the Variable Funding Facility Limit exceeds the USD Equivalent of the aggregate Principal Amount Outstanding of all Notes from time to time;
Commitment Letters means the commitment letter dated 9 August 2006 from Citigroup Global Markets Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. to the Parent and the commitment letter dated 19 July 2006 from UBS Loan Finance LLC to the Parent or in each case any subsequent commitment letters expressed to replace such letters;
Commitment Proportion means, in respect of any Lender and/or Noteholder either (i) the percentage set out against that Lender’s or Noteholder’s name in the third column of Schedule 1 to the Variable Funding Agreement less any part of that percentage commitment transferred by that Lender or Noteholder to another Noteholder in accordance with the provisions of the Variable Funding Agreement and the Conditions, or (ii) as applicable, the percentage set out as a Noteholder’s Commitment Proportion in a Note Transfer less any part of that percentage commitment transferred by that Noteholder in accordance with the provisions of the Variable Funding Agreement and the Conditions after the date of such Note Transfer, or (iii) in each case such other percentage applicable to that Lender or Noteholder calculated in accordance with Clause 13.2 of the Variable Funding Agreement;
Concentration Limit has the meaning set out in paragraph (o) of Schedule 3 to the Master Receivables Purchase and Servicing Agreement;
Condition and Conditions means, in relation to the Notes, the terms and conditions applicable to the Notes as set out in Schedule 3 to the Variable Funding Agreement;
Conditions Precedent means the conditions precedent set out in Schedule 3 to this Deed;
Continuing Directors means the directors of the Parent on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by the committee of the board of directors designated to make such recommendations, provided that such committees has been appointed by not less than 51 per cent. of the then Continuing Directors;
Contract means a contract concluded between a Seller (other than VC) and an Obligor or VEC and an Obligor, pursuant to which a Receivable arises;
Corporate Administrator means Wilmington Trust SP Services (Dublin) Limited, in its capacity as such under the Corporate Services Agreement;
Corporate Services Agreement means the agreement dated on or about the date of this Deed between the Master Purchaser, the Corporate Administrator and the Security Trustee;

CSA MRPSA Deed of Novation means the deed of novation of the pledge over bank accounts of Cádiz Electrónica, S.A.U. in relation to the Master Receivables Purchase and Servicing Agreement between Cádiz Electrónica, S.A.U., the Master Purchaser, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent dated on or about 29 October 2008 and entered into before a Spanish Notary;
CSA MFRTSA Deed of Novation means the deed of novation of the pledge over bank accounts of Cádiz Electrónica, S.A.U. in relation to the FCC Master French Receivables Transfer and Servicing Agreement between Cádiz Electrónica, S.A.U., the FCC Management Company and the FCC Custodian dated on or about 29 October 2008 and entered into before a Spanish Notary;
Cut-Off Date means 31 July 2006;
Debt means, as of any date in relation to any person, the sum of, without duplication (a) the amount outstanding on such date under notes, bonds, debentures, commercial paper or other similar evidences of indebtedness for money borrowed of such person and (b) all other amounts that would appear as debt on a consolidated balance sheet of such person and its subsidiaries as of such date in accordance with generally accepted accounting principles in the United States of America as in effect from time to time (excluding items which appear in the footnotes only);
Debt Rating for any Person, means the rating by S&P or Moody’s of such Person’s unsecured, unsubordinated and unguaranteed long term debt obligations;
Deemed Collections means, any amounts paid by a Seller to the Master Purchaser pursuant to Clauses 7.1 or 7.2 of the Master Receivables Purchase and Servicing Agreement and any amounts paid by VEC to the Master Purchaser pursuant to Clauses 7.1 or 7.2 of the VC Receivables Purchase Agreement;
Default Rate means, for any Interest Period, the applicable Reference Rate plus two per cent (2%);
Defaulted Receivable means a Receivable which remains unpaid for more than 90 days from the original due date, or, in respect of a Receivable that is required to be paid in full between 125 and 180 days from the invoice date, which remains unpaid for more than 60 days from the original due date; or the Obligor of which is in a bankruptcy or similar proceeding, or which, consistent with the Seller Credit and Collection Procedures, would be written off as uncollectible;
Delinquent Receivables means a Receivable which is not a Defaulted Receivable, which remains unpaid for more than 60 days but equal to or less than 90 days from the original due date; or, in respect of a Receivable that is required to be paid in full between 125 and 180 days from the invoice date, which remains unpaid for more than 30 days but equal to or less than 60 days from the original due date; or which would be classified as delinquent pursuant to the Seller Credit and Collection Procedures;
Deposit Account Bank means with respect to each Seller and VEC each bank identified as such in the second column of Schedule 8 acting through its branch set out in the third column of Schedule 8 together with such other bank or banks as may from time to time be approved by the Collateral Monitoring Agent and notified in writing to the Security Trustee, the Funding Agent and the Master Purchaser, and, with respect to the French

Receivables Deposit Accounts the banks at which such accounts are held as specified in the FCC Documents and with respect to the Master Purchaser Portuguese Deposit Accounts, the bank at which such Master Purchaser Portuguese Deposit Accounts are maintained;
Deposit Accounts means the Non-French Receivables Deposit Accounts and the French Receivables Deposit Accounts;
Designated Person means each of Brian Casey, Michael Lewis, Neil Mitchell, Sabine Dumanois, Glenda Minor and Salvador Medina or any other officer of the Parent or any Servicer or any Seller or any of its Affiliates notified in writing to the Master Purchaser and the Collateral Monitoring Agent;
Determination Date means a Monthly Determination Date or a Semi-Monthly Determination Date, as the case may be;
Determination Period means a Monthly Determination Period or a Semi-Monthly Determination Period, as the case may be;
Diluted Receivables means the portion of any Receivable which is either (a) reduced or cancelled for any reason, or (b) subject to any specific offset, recoupment claim, counterclaim or defense;
Dilution Ratio means in respect of a Monthly Determination Period, the fraction (expressed as a percentage) calculated by dividing (i) the USD Equivalent of the aggregate of all Dilutions arising during such Monthly Determination Period by (ii) the USD Equivalent of the aggregate invoiced amount of all Receivables which arose during such Monthly Determination Period;
Dilutions means together all Unapplied Credit Notes and all other credits notes, refunds, discounts, allowances, set-offs or reverse invoices permitted or issued by the Seller against any Purchased Receivable;
Discount means, on the relevant Payment Date and in respect of a Purchased Receivable, the amount calculated by multiplying the Outstanding Balance of that Purchased Receivable by the Discount Percentage calculated as at the immediately preceding Monthly Determination Date;
Discount Collections means, in respect of a Determination Period and a particular Agreed Currency, an amount equal to the amount by which Collections received during such Determination Period in respect of Purchased Receivables denominated in that Agreed Currency exceeds the aggregate Purchase Price paid by the Master Purchaser for such Purchased Receivables;
Discount Percentage means a percentage calculated as at each Monthly Determination Date equal to:

(A + B + C + D) x 90

360
where:

A	=	the Weighted Average Floating Rate as at such Monthly Determination Date;

B	=	2.00 per cent.;

C	=	the Senior Expenses Percentage as at such Monthly Determination Date;

D	=	the Servicer Fee Percentage;
Due Date means, in respect of any Receivable, the date on which such Receivable will be expressed to be payable when invoiced in accordance with the Seller Credit and Collection Procedures;
Eligible Country means Germany, France, Spain, the United Kingdom, Portugal, Belgium, the Netherlands or such other countries as may from time to time be agreed in writing between the Parent and the Collateral Monitoring Agent;
Eligible Institution means a bank or financial institution duly authorised in respect of its activities under the laws and regulations of a member state of the European Union, the short term unsecured and unsubordinated debt obligations of which are rated at least P-1 by Moody’s and A-1 by S&P;
Eligible Investment means:
(a)	any senior (unsubordinated) debt security, bank account, deposit (including, for the avoidance of doubt, time deposit) or other debt instrument issued by, or fully and unconditionally guaranteed on an unsecured and unsubordinated basis by, or, if a bank account deposit, held at or made with, an Eligible Institution (provided that in the case of any such investment other than a bank account or deposit, the long-term rating for unsecured, unsubordinated and unguaranteed debt obligations of the relevant Eligible Institution is at least equal to Aa2 by Moody’s and AA by S&P);
(b)	commercial paper or money market funds which are rated at least P-1 by Moody’s and A-1 by S&P;
(c)	with respect to paragraphs (a) and (b) above, that have maturity dates on or prior to the next Settlement Date; and
(d)	any other investments agreed between the Parent and the Funding Agent;
Eligible Obligor means an Obligor which satisfies the following characteristics:
(a)	it is a corporate entity acting in its ordinary course of business only subject to private laws and regulations;
(b)	it is not a government or a government subdivision or government agency or legal entity part of a public administration nor an individual;
(c)	to the best of the applicable Seller’s knowledge (or where VC is the Seller, VEC), it is not Insolvent or subject to any Insolvency Proceedings in its jurisdiction of incorporation and its holding company is not subject to Chapter 11 proceedings in the United States of America;

(d)	it is not a debtor of any other Receivables (other than prior to the French Programme Commencement Date only, the French Receivables) which persist at the time of sale and have been sold, assigned, transferred or subrogated in any way by the applicable Seller (or where VC is the Seller, VEC) under any factoring transactions;
(e)	it is not subject to any immunity of jurisdiction and/or execution and it or its assets are not subject to any limitation or restriction on enforcement;
(f)	it is organized under the laws of, and resident in, an Eligible Country;
(g)	it has no current/running accounts with any Seller (or where VC is the Seller, VEC); and
(h)	it is not the Obligor of Defaulted Receivables, the aggregate USD Equivalent of the Outstanding Balance of which is in excess of 50 per cent. of the aggregate USD Equivalent of the Outstanding Balance of all Receivables owed by such Obligor;
Eligible Receivables means the Receivables that satisfy each of the Eligibility Criteria but excluding those Receivables which are otherwise required to be treated as Ineligible Receivables pursuant to Clause 18(o) and/or Clause 18(p) of the Master Receivables Purchase and Servicing Agreement or pursuant to the provisions of the FCC Master French Receivables Transfer and Servicing Agreement;
Eligibility Criteria means the criteria set out in Schedule 3 to the Master Receivables Purchase and Servicing Agreement;
Encumbrance includes any mortgage, charge, pledge, lien, hypothecation or other encumbrance or other security interest of any kind securing any obligation of any person or any other type of agreement, trust or arrangement (including, without limitation, title transfer and retention arrangements) or analogous right having a similar effect;
Enforcement Event means the occurrence of any of the events set out in Condition 6.1 of the Notes;
English Restricted Receivable means a Receivable originated by the English Seller which arises on a Contract which contains a limitation on assignment such that the Receivable may not be assigned without the debtor having given consent or received notice, but which contractual restriction does not impair the ability of the English Seller to declare a trust over such Receivable;
English Restricted Receivables Trust means the trust over the English Restricted Receivables constituted by the English Seller pursuant to the declaration of trust at Clause 2.2(c) of the Master Receivables Purchase and Servicing Agreement;
English Restricted Receivables Trust Property means the trust property that is the subject of the English Restricted Receivables Trust;
English Restricted Receivables Trustee means the English Seller in its capacity as trustee of the English Restricted Receivables Trust;

English Seller means Visteon UK Limited in its capacity as Seller under the Master Receivables Purchase and Servicing Agreement;
English Sub-Servicer means Visteon UK Limited in its capacity as a Sub-Servicer appointed under the Master Receivables Purchase and Servicing Agreement;
English Sub-Servicer Collection Accounts means the Non-French Receivables Deposit Accounts in the name of Visteon UK Limited;
Estimated Master Purchaser Senior Expenses means, as at any Monthly Determination Date, the aggregate of the USD Equivalent of the amounts which are expected to become due and payable in accordance with paragraphs (a) to (c) of each of the Pre-Enforcement Priorities of Payment (other than to the extent such amounts relate to interest payable in respect of the Notes) on any Settlement Dates falling during the Monthly Determination Period commencing on such Monthly Determination Date (other than the first Settlement Date immediately following such Monthly Determination Date) or on the first Settlement Date following the end of such Monthly Determination Period;
EUR Equivalent or Euro Equivalent means on the day on which a calculation falls to be made (i) in relation to an amount in EUR, that amount, (ii) in relation to an amount in USD, the amount obtained by applying the applicable EUR Spot Rate as at such date to such amount of USD and (iii) in relation to an amount in GBP, the amount obtained by applying the applicable EUR Spot Rate as at such date to such amount of GBP;
EUR Further Subordinated Advance has the meaning given to it in Clause 5.6 of the Subordinated VLN Facility Agreement;
EUR Further VC Subordinated Advance has the meaning given to it in Clause 5.6 of the VC Subordinated VLN Facility Agreement;
EUR Notes means the EUR denominated variable loan notes issued by the Issuer and subscribed for by the Lenders under the Variable Funding Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Variable Funding Agreement with the Conditions set out in Schedule 2 of the Variable Funding Agreement, each such note being a EUR Note;
EUR Post-Enforcement Priority of Payments means the order of priority of payments set out in Clause 8.2 of the Master Purchaser Deed of Charge and reference to a particular item of the EUR Post-Enforcement Priority of Payments is to the corresponding paragraph of Clause 8.2 of the Master Purchaser Deed of Charge;
EUR Pre-Enforcement Priority of Payments means the order of priority of payments set out in Clause 7.3 of the Master Purchaser Deed of Charge and reference to a particular item of the EUR Pre-Enforcement Priority of Payments is to the corresponding paragraph of Clause 7.3 of the Master Purchaser Deed of Charge;
EUR Purchase Price means the Purchase Price payable in EUR in respect of EUR Receivables;
EUR Receivable means a Receivable that is denominated and payable in EUR;

EUR Spot Rate means (i) in respect of an amount in USD on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of EUR with USD at or about 9.00 a.m. (London time) on such date and (ii) in respect of an amount in GBP on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of EUR with GBP at or about 9.00 a.m. (London time) on such date;
EUR Subordinated VLN means the EUR denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the Subordinated VLN Facility Provider under the Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Subordinated VLN Facility Agreement with the Subordinated VLN Conditions set out in Schedule 2 of the Subordinated VLN Facility Agreement;
EUR Subordinated VLN Required Amount means as at the Funding Date and as at any Determination Date, an amount equal to the sum of:
(a)	the aggregate Purchase Price of all Purchased EUR Receivables (other than French Receivables) which are outstanding on such date (or in relation to the calculation made in respect of the Funding Date which are to be purchased by the Master Purchaser on the Funding Date); and
(b)	the principal amount outstanding of any FCC Units denominated in EUR then held by the Master Purchaser;
less the Principal Amount Outstanding of the EUR Notes as at such date (or in relation to the calculation made in respect of the Funding Date which are to be issued by the Master Purchaser on the Funding Date);
EURIBOR means:
(a)	the applicable Screen Rate; or
(b)	(if such Screen Rate is not available for the relevant period in relation to which such interest rate is being determined) the rate (rounded upwards to four decimal places) the rate offered by the Funding Agent to leading banks in the European interbank market, at or about 11.00 a.m. on the date upon which the determination of the relevant rate is to be made for the offering of deposits in EUR for a period comparable to the period in relation to which such interest rate is being determined;
Euro Equivalent means, as of any date, the amount obtained by applying the rate for converting the relevant currency into Euro at the spot rate of exchange for that currency as reasonable determined and advised by the Funding Agent;
European Programme means the receivables securitisation programme relating to Receivables of the Sellers effected pursuant to the Transactions Documents;
European Programme Limit means USD 350 million or, any other amount which is agreed in writing between the Parent and the Funding Agent;

EUR VC Proportion means, on any day, the fraction expressed as a percentage calculated by dividing:
(a)	the Outstanding Balance of all Purchased EUR Receivables sold to the Master Purchaser by VC; by
(b)	the Outstanding Balance of all Purchased EUR Receivables;
EUR VC Subordinated VLN means the EUR denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the VC Subordinated VLN Facility Provider under the VC Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the VC Subordinated VLN Facility Agreement with the VC Subordinated VLN Conditions set out in Schedule 2 of the VC Subordinated VLN Facility Agreement;
EUR VC Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the EUR VC Proportion; and
(b)	the EUR Subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the EUR VC Subordinated VLN Required Amount shall not be less than EUR 1,000;
EUR VNF Proportion means, on any day, the percentage which is the difference between:
(a)	100 per cent.; and
(b)	the EUR VC Proportion;
EUR VNF Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the EUR VNF Proportion; and
(b)	the EUR Subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the EUR VNF Subordinated VLN Required Amount shall not be less than EUR 1,000;
Excess Concentration means that part of the Outstanding Balance of any Purchased Receivable which would result in a breach of the Concentration Limits applicable to the relevant Obligor;
Exchange Rate Adjustment Amount means, as at any Determination Date, an amount expressed in USD equal to the product of A and B, where:

A	is equal to the NRPB Before Excess Concentrations and Exchange Rate Protection (as determined on such date) multiplied by (1 — the Advance Rate Percentage); and

B	is equal to the Exchange Rate Protection Factor Percentage (as determined on such date);

Exchange Rate Protection Factor Percentage means the higher of:
(a)	the percentage determined from time to time by the Collateral Monitoring Agent in accordance with the Collateral Monitoring Agent’s internal policies in respect of exchange rate exposure, to protect the Master Purchaser against adverse fluctuations in the exchange rate between EUR and USD;
(b)	the percentage determined from time to time by the Collateral Monitoring Agent in accordance with the Funding Agent’s internal policies in respect of exchange rate exposure, to protect the Master Purchaser against adverse fluctuations in the exchange rate between GBP and USD; and
(c)	the percentage determined from time to time by the Collateral Monitoring Agent in accordance with the Collateral Monitoring Agent’s internal policies in respect of exchange rate exposure, to protect the Master Purchaser against adverse fluctuations in the exchange rate between EUR and GBP, which as at the Funding Date shall be 9.5 per cent.;
Excluded Receivable means any Receivable which:
(a)	is governed by Belgian law, Netherlands law, Swedish law, Portuguese law or Spanish law where the Contract under which such Receivable arises contains a requirement to obtain the consent of the relevant Obligor for, or a requirement to notify the relevant Obligor of any sale, assignment or other transfer of such Receivable and where such consent has not been obtained or such notice has not been given; or
(b)	the Collateral Monitoring Agent has identified to the Sellers shall be an Excluded Receivable;
(c)	the Obligor in respect of which is Volkswagen AG or an Affiliate of Volkswagen AG (other than any Receivables owed by Volkswagen AG or any of its Affiliates which arise after the date on which the Parent has given written notice to each of the Collateral Monitoring Agent, the Security Trustee and the Master Purchaser to the effect that such Receivables shall cease to be Excluded Receivables);
(d)	is owed by an Obligor in respect of which a Seller has given notice in writing to the Collateral Monitoring Agent, the Security Trustee and the Master Purchaser to the effect that no Receivables owed by such Obligor are to be sold to the Master Purchaser or, as the case may be, FCC Visteon (an Exclusion Notice) where such Receivable arises after the date of delivery of such Exclusion Notice provided that (A) the aggregate Average Receivables Balance as at the date of such Exclusion Notice when aggregated with the average Receivables Balance of all other Obligors in respect of which an Exclusion Notice has been given in accordance with this paragraph (d) and in respect of which the proviso below does not apply (calculated in each case as at the date the relevant Exclusion Notice was given in relation to each such Obligor) does not exceed 5 per cent. of the aggregate USD Equivalent of the Outstanding Balances of all Purchased Receivables as at the immediately preceding Determination Date; and (B) a certificate of the Parent, signed by a director or other officer stating that the Exclusion Notice given to excludes Receivables owed by that Obligor is being given in good faith for valid business reasons to preserve the Visteon Group’s trading relationship with that Obligor;
(e)	is governed by French law and originated by VEC,
provided that where the Parent has given an Exclusion Notice in respect of Receivables owed by a particular Obligor in accordance with paragraph (d) above and the Parent has subsequently given written notice to each of the Collateral Monitoring Agent, the Security Trustee and the Master Purchaser to the effect that Receivables owed by that Obligor shall no longer be considered to be Excluded Receivables, any Receivables owed by that Obligor which arise after the date of such notice shall not be Excluded Receivables (subject to any subsequent delivery of a further Exclusion Notice in respect of such Obligor);
Exempt Transaction means a transaction whereby any interest or other distribution is paid out of the assets of the Master Purchaser under any securities where (i) the consideration given by the Master Purchaser for the use of the principal secured is to any extent dependent on the results of the Master Purchaser’s business or any part of the Master Purchaser’s business; or (ii) the consideration so given represents more than a reasonable commercial return for the use of that principal, unless such interest or other distribution has been paid as part of a scheme or arrangement the main purpose or one of the main purposes of which is to obtain a tax relief or the reduction of a tax liability by a person within the charge to Irish corporation tax (referred to as the beneficiary) and the beneficiary is the person from whom qualifying assets were acquired by the Master Purchaser, or with whom the Master Purchaser has entered into an arrangement as a result of which the Master Purchaser holds or manages qualifying assets, or with whom the Master Purchaser has entered into a legally enforceable arrangement which arrangement itself constitutes a qualifying asset, and the Master Purchaser is, at the time of the acquisition of the qualifying assets, in possession, or aware, of information which can reasonably be used by it to identify the beneficiary;
FCC Account Control Agreements means the French Account Control Agreements, the UK FCC Account Control Deeds, the German FCC Account Control Agreements, any Portuguese FCC Account Control Agreement and the Spanish FCC Deeds of Pledge;
FCC Custodian means BNP Paribas Securities Services, being the person appointed to act as the custodian of FCC Visteon;
FCC Documents means the documents by which FCC Visteon will be established and operate, including but not limited to the FCC Regulations, the FCC Master French Receivables Transfer and Servicing Agreement, the FCC Units Subscription Agreement, the FCC Master Definitions Agreement, the FCC Account Control Agreements together with each of the other documents required to be entered into pursuant to any such documents;

FCC Management Company means France Titrisation, being the person appointed to act as the management company of FCC Visteon;
FCC Master Definitions Agreement means the agreement dated 13 November 2006 between inter alios the FCC Management Company and the FCC Custodian, the Master Purchaser, the Sellers and the Servicers, pursuant to which the parties thereto shall agree on the definitions and the meanings of certain terms and expressions applicable to the FCC Documents;
FCC Master French Receivables Transfer and Servicing Agreement means the master receivables transfer and servicing agreement dated 13 November 2006 between, amongst others, the Sellers, the Servicers, the FCC Management Company and the FCC Custodian in respect of the sale of French Receivables by the Sellers to FCC Visteon and to the servicing of the French Receivables transferred to FCC Visteon;
FCC Regulations means the regulations dated 13 November 2006 between the FCC Management Company and the FCC Custodian, under which the FCC Management Company and the FCC Custodian agree to create FCC Visteon and which shall relate to the creation and operation of FCC Visteon;
FCC Regulations Amendment Agreement No.1 means the amendment agreement in respect of the FCC Regulations dated on or about the Second Closing Date and entered into between the FCC Management Company, the FCC Custodian and the Collateral Monitoring Agent;
FCC Units Subscriber means, prior to the Second Closing Date, Visteon UK Limited, a company incorporated in England and Wales with registered number 039353326, whose registered office is at Endeavour Drive, Basildon, Essex SS14 3WF and from (and including) the Second Closing Date, the Master Purchaser;
FCC Units means the floating rate units issued by FCC Visteon according to the FCC Regulations, in accordance with Articles L. 214-43 to L. 214-49 of the French Code monétaire et financier, the proceeds of which are used by the FCC Management Company to purchase French Receivables from the Sellers;
FCC Units Pledge Agreement has the meaning given to it in Clause 3.9 of the Master Purchaser Deed of Charge;
FCC Units Subscription Agreement means any agreement entered into from time to time by the Master Purchaser in respect of the subscription by the Master Purchaser of FCC Units;
FCC Units Subscription Date means, in respect of any FCC Unit, the Settlement Date on which such FCC Unit is issued by FCC Visteon;
FCC Visteon means the fonds commun de créances entitled FCC Visteon Financial Center or such other name as may be notified in writing by the Parent to the Collateral Monitoring Agent, the Security Trustee and the Master Purchaser established for the purpose of purchasing, from the Sellers, the French Receivables;
Fee Letters means the Citigroup Fee Letter and the ST Fee Letter;

Fees means the aggregate of any fees payable to the Lenders, the Noteholders, the Security Trustee, the Funding Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank or the Collateral Monitoring Agent pursuant to any Transaction Document;
Final Discharge Date means the date upon which the Master Purchaser has discharged all its obligations under the Transaction Documents and after which no Lender or Noteholder has any commitment to provide funding pursuant to the Variable Funding Agreement or any Note;
Final Maturity Date means, in relation to each Note, the date determined and specified by the Issuer in accordance with the provisions of the Variable Funding Agreement to be the final maturity date of such Note;
Finance Parties means the Lenders, the Noteholders and the Funding Agent;
First Deed of Amendment means the deed of amendment dated 13 November 2006 entered into between, inter alios, the Master Purchaser, the Parent, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent to amend certain provisions of the Master Receivables Purchase and Servicing Agreement, this Deed, the Master Purchaser Deed of Charge, the Variable Funding Agreement and the Subordinated VLN Facility Agreement;
Framework Deed means this document;
Framework Deed of Amendment means the deed of amendment and restatement dated on or about the Second Closing Date in respect of the Framework Deed and the Subordinated VLN Facility Agreement, entered into between each of the parties to this Deed;
French Account Control Agreement means, in respect of each French Seller, each agreement for the compte d’affectation specialisé in respect of the Deposit Accounts in the name of that French Seller entered into by that French Seller after the Closing Date in connection with the establishment of FCC Visteon and the issue by it of FCC Units;
French Agreement Deed of Formalisation means the deed of formalisation to raise the FCC Master French Receivables Transfer and Servicing Agreement into public status under Spanish law executed by the Spanish Sellers, FCC Management Company and the FCC Custodian dated on or about 29 October 2008 and entered into before a Spanish Notary;
French Programme Commencement Date means the first date upon which French Receivables are sold to FCC Visteon;
French Receivables means Receivables originated by a French Seller together with Receivables originated by any other Seller arising from a Contract governed by French law;
French Receivables Deposit Accounts means each of the accounts in the name of a Seller with Deposit Account Banks into which are collected amounts paid by Obligors in respect of Purchased French Receivables as may be identified as such in the FCC Documents or such other account(s) of any Seller as may be utilised for the collection of such amounts in accordance with the FCC Documents;

French Sellers means Visteon Systemes Interieurs S.A.S. and Visteon Ardennes Industries S.A.S.;
Funding Agent means Citibank International plc or such other person approved as Funding Agent in accordance with Clause 19 of the Variable Funding Agreement;
Funding Agent Accounts means (i) the USD denominated account of the Funding Agent held with Citibank, N.A., New York (Swift Code: CITIUS33) with account number 10963054, (ii) the EUR denominated account of the Funding Agent held with Citibank, N.A., London Branch (Swift: CITIGB2L) with account number 944823 and (iii) the GBP denominated account of the Funding Agent held with Citibank, N.A., London Branch (Swift: CITIGB2L, Sort Code: 18-50-04) with account number 558397, or in each case such other replacement account or accounts as the Funding Agent may from time to time notify in writing to the Master Purchaser, the MP Cash Manager, the Lenders and the Noteholders;
Funding Date means 8 September 2006;
Funding Request Date means the date on which a Further Funding Request is made in accordance with the Variable Funding Agreement provided that if such date is not a Business Day the Funding Request Date shall be the next day that is a Business Day;
Further Funding Request means a request, substantially in the form set out in Part B of Schedule 7 to the Variable Funding Agreement, made by the Issuer (or the Master Servicer on its behalf) to the Funding Agent (copied to the Collateral Monitoring Agent) pursuant to Clause 5.4 of the Variable Funding Agreement, in relation to an increase in the par value of each of the Notes denominated in a particular Agreed Currency;
Further Security has the meaning given to it in the Master Purchaser Deed of Charge;
Further Subordinated Advance has the meaning given to it in Clause 5.7 of the Subordinated VLN Facility Agreement;
Further Subscription Price means, in relation to a Noteholder, the amount in a particular Agreed Currency payable by that Noteholder to the Issuer on any date in relation to a Note denominated in such Agreed Currency held by that Noteholder pursuant to the Variable Funding Agreement calculated as being an amount equal to that Noteholder’s Commitment Proportion of the aggregate amount of all funding requested to be made in such Agreed Currency on that date by the Lenders pursuant to the Variable Funding Agreement, as set out in the applicable Further Funding Request;
Further VC Subordinated Advance has the meaning given to it in Clause 5.7 of the VC Subordinated VLN Facility Agreement;
GBP Equivalent or Sterling Equivalent means on the day on which a calculation falls to be made (i) in relation to an amount in GBP, that amount, (ii) in relation to an amount in EUR, the amount obtained by applying the applicable GBP Spot Rate as at such date to such amount of EUR and (iii) in relation to an amount in USD, the amount obtained by applying the applicable GBP Spot Rate as at such date to such amount of USD;
GBP Further Subordinated Advance has the meaning given to it in Clause 5.7 of the Subordinated VLN Facility Agreement;

GBP Further VC Subordinated Advance has the meaning given to it in Clause 5.7 of the VC Subordinated VLN Facility Agreement;
GBP LIBOR means:
(a)	the applicable Screen Rate; or
(b)	(if such Screen Rate is not available for the relevant period in relation to which such interest rate is being determined) the rate (rounded upwards to four decimal places) as offered by the Funding Agent to leading banks in the London interbank market, at or about 11.00 a.m. on the date upon which the determination of the relevant rate is to be made for the offering of deposits in GBP for a period comparable to the period in relation to which such interest rate is being determined;
GBP Notes means the GBP denominated variable loan notes issued by the Issuer and subscribed for by the Lenders under the Variable Funding Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Variable Funding Agreement with the Conditions set out in Schedule 2 to the Variable Funding Agreement, each such note being a GBP Note;
GBP Post-Enforcement Priority of Payments means the order of priority of payments set out in Clause 8.4 of the Master Purchaser Deed of Charge and reference to a particular item of the GBP Post-Enforcement Priority of Payments is to the corresponding paragraph of Clause 8.4 of the Master Purchaser Deed of Charge;
GBP Pre-Enforcement Priority of Payments means the order of priority of payments set out in Clause 7.5 of the Master Purchaser Deed of Charge and reference to a particular item of the GBP Pre-Enforcement Priority of Payments is to the corresponding paragraph of Clause 7.5 of the Master Purchaser Deed of Charge;
GBP Purchase Price means the Purchase Price payable in GBP in respect of GBP Receivables;
GBP Spot Rate means (i) in respect of an amount in USD on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of GBP with USD at or about 9.00 a.m. (London time) on such date and (ii) in respect of an amount in EUR on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of GBP with EUR at or about 9.00 a.m. (London time) on such date;
GBP Receivable means a Receivable that is denominated and payable in GBP;
GBP Subordinated VLN means the GBP denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the Subordinated VLN Facility Provider under the Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Subordinated VLN Facility Agreement with the Subordinated VLN Conditions set out in Schedule 2 to the Subordinated VLN Facility Agreement;

GBP Subordinated VLN Required Amount means as at the Funding Date and as at any Determination Date, an amount equal to the sum of:
(a)	the aggregate Purchase Price of all Purchased GBP Receivables (other than French Receivables) which are outstanding on such date (or in relation to the calculation made in respect of the Funding Date which are to be purchased by the Master Purchaser on the Funding Date); and
(b)	the principal amount outstanding of any FCC Units denominated in GBP then held by the Master Purchaser;
less the Principal Amount Outstanding of the GBP Notes as at such date (or in relation to the calculation made in respect of the Funding Date which are to be issued by the Master Purchaser on the Funding Date);
GBP VC Proportion means, on any day, the fraction expressed as a percentage calculated by dividing:
(a)	the Outstanding Balance of all Purchased GBP Receivables sold by VC; by
(b)	the Outstanding Balance of all Purchased GBP Receivables;
GBP VC Subordinated VLN means the GBP denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the VC Subordinated VLN Facility Provider under the VC Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the VC Subordinated VLN Facility Agreement with the VC Subordinated VLN Conditions set out in Schedule 2 to the VC Subordinated VLN Facility Agreement;
GBP VC Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the GBP VC Proportion; and
(b)	the GBP Subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the GBP VC Subordinated VLN Required Amount shall not be less than EUR 1,000;
GBP VNF Proportion means, on any day, the percentage which is the difference between:
(a)	100 per cent.; and
(b)	the GBP VC Proportion;
GBP VNF Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the GBP VNF Proportion; and

(b)	the GBP subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the GBP VNF Subordinated VLN Required Amount shall not be less than GBP 1,000;
German Account Control Agreement means the account control agreement dated the Closing Date made between the German Seller (as pledgor), the Master Purchaser (as pledgee) and the Security Trustee (as pledgee) in respect of the Non-French Receivables Deposit Accounts in the name of the German Seller held with Deutsche Bank AG together with such other account control agreements as may from time to time be entered into by the German Seller with the consent of the Collateral Monitoring Agent and the Funding Agent in respect of any further Non-French Receivables Deposit Accounts in the name of the German Seller;
German FCC Account Control Agreements means each account control agreement entered into in accordance with the FCC Documents by the German Seller (as Pledgor) in favour of FCC Visteon in respect of the French Receivables Deposit Accounts in the name of the German Seller;
German Receivable means a Purchased Receivable originated by the German Seller;
German Receivables Deferred Purchase Price has the meaning given to it in Clause 3.10 of the Master Receivables Purchase and Servicing Agreement;
German Seller means Visteon Deutschland GmbH;
Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization;
Grid means, in relation to a Note, the grid contained in the Schedule to such Note showing increases and decreases in the Principal Amount Outstanding and maintained by the Issuer;
Indebtedness has the meaning given to it as at the Closing Date in the US ABL Credit Agreement, it being agreed that (i) any amendment made after the Closing Date to such definition in the US ABL Credit Agreement shall not have the effect of amending this definition unless such amendment is made in accordance with Clause 13 of this Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this definition;
Ineligible Receivable means the whole of the Outstanding Balance of a Receivable which does not comply with the Eligibility Criteria on the date on which they are transferred or which is otherwise required to be treated as an Ineligible Receivable pursuant to Clause 18(o) and/or Clause 18(p) of the Master Receivables Purchase and Servicing Agreement or pursuant to the provisions of the FCC Master French Receivables Transfer and Servicing Agreement;
Initial Funding Request means a request, substantially in the form set out in Part A of Schedule 7 to the Variable Funding Agreement, made by the Issuer to the Funding Agent pursuant to Clause 5 of the Variable Funding Agreement, in relation to the issue by the Issuer of Notes denominated in a particular Agreed Currency and the subscription by a Lender of such Notes;
Initial Sub-Servicer means each of Visteon UK Limited, Visteon Deutschland GmbH, Visteon Systemes Interieurs S.A.S., Visteon Ardennes Industries S.A.S., Visteon Sistemas Interiores España, S.L.U., Cádiz Electrónica, S.A.U., Visteon Portuguesa Limited and Visteon Electronics Corporation, each in its capacity as a Sub-Servicer appointed pursuant to Clause 8 of the Master Receivables Purchase and Servicing Agreement;
Initial Subscription Price means, in relation to a Lender, the amount in a particular Agreed Currency payable by that Lender to the Issuer for the subscription of a Note denominated in such Agreed Currency calculated as being an amount equal to the greater of (i) that Lender’s Commitment Proportion of the aggregate amount of all funding requested to be made in such Agreed Currency on the Funding Date by the Lenders pursuant to the Variable Funding Agreement and (ii) USD 1,000 (in relation to the subscription of a Note denominated in USD), EUR 1,000 (in relation to the subscription of a Note denominated in EUR) and GBP 1,000 (in relation to the subscription of a Note denominated in GBP), as set out in the applicable Initial Funding Request;
Insolvency means, with respect to any of the Parent, any Seller, VEC, any Servicer, the VC Subordinated Facility Provider or any Subordinated VLN Facility Provider, the occurrence of any of the following:
(a)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or is otherwise insolvent under the laws of any applicable jurisdiction;

(b)	it admits its inability to pay its debts as they fall due;

(c)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

(d)	it suspends making payments on any of its debts or announces an intention to do so;

(e)	by reason of actual or anticipated financial difficulties, it commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(f)	a moratorium is or has been declared in respect of any of its indebtedness;
Insolvency Proceedings means, in respect of the Parent, any Seller, VEC, any Servicer, the VC Subordinated Facility Provider or any Subordinated VLN Facility Provider, any corporate action, legal proceeding or other procedure or step is taken in relation to or with a view to:
(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration (whether out of court or otherwise) or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(b)	a composition, assignment or arrangement with any creditor;

(c)	the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer (in each case, whether out of court or otherwise) in respect of itself or any of its assets;

(d)	the enforcement of any Encumbrances over any of its assets with an aggregate value of not less than USD 10,000,000;

(e)	a meeting of its directors or its members being convened for the purpose of considering any resolution for, or to petition for, or apply for or to file documents with a court for its winding-up, administration (whether out of court or any registrar or otherwise) or dissolution and any such resolution is passed;

(f)	any person presenting a petition or an application for its winding-up, administration (whether out of court or otherwise) or dissolution where such petition or application is not withdrawn or dismissed within 60 days;

(g)	its directors or other officers requesting the appointment of or giving notice of their intention to appoint or take any step with a view to appointing a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator (whether out of court or otherwise) or similar officer; or

(h)	or any analogous procedure or step is taken in any jurisdiction;
Institutional Investor shall mean a person of a kind specified in article 9 of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001;
Interest Payment Date means, in respect of an Interest Period, the Monthly Settlement Date on which that Interest Period ends;
Interest Period means the period from (and including) one Monthly Settlement Date to (but excluding) the immediately following Monthly Settlement Date, with the first Interest Period commencing on (and including) the Funding Date and ending on (but excluding) the first Monthly Settlement Date;
Invoice means the account for payment specifying the goods supplied by a Seller, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment;
Irish Qualifying Lender means a person who is or would be beneficially entitled to the interest payments it receives under the Notes or the other Transaction Documents to which it is, or would become, party and is:
(a)	the holder of a licence for the time being in force granted under section 9 of the Irish Central Bank Act 1971 or an authorised credit institution under the terms of EU Council Directive 2000/12/EC of 20 March 2000 which has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland provided it is carrying on a bona fide banking business in Ireland with which the payment is connected; or

(b)	a body corporate which is resident in Ireland for the purposes of Irish tax or which carries on a trade in Ireland through a branch or agency:
(i)	which advances money in the ordinary course of a trade which includes the lending of money; and

(ii)	in whose hands any interest payable in respect of the Note is taken into account in computing the trading income of the company; and

(iii)	which has complied with all of the provisions of Section 246(5) of the Taxes Consolidation Act, 1997 as amended, of Ireland including making the appropriate notifications thereunder, or
(c)	is a qualifying company within the meaning of Section 110 of the Taxes Consolidation Act 1997, as amended, of Ireland; or

(d)
(i)	a body corporate that is resident for the purposes of tax in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has concluded a Treaty (residence for these purposes to be determined in accordance with the laws of the territory of which the body corporate claims to be resident); or

(ii)	a corporate body organised or formed under the laws of the U.S. and subject to federal tax in the U.S. on its worldwide income; or

(iii)	a U.S. LLC, provided the ultimate recipients of the interest are resident in and under the laws of a territory with which Ireland has a Treaty (residence for these purposes to be determined in accordance with the laws of the territory of which the recipient claims to be resident) or resident in and under the laws of a member state of the European Communities (other than Ireland) and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;
provided in each case at (i), (ii) or (iii), if the person is a company, it is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or

(e)	a Treaty Lender; or

(f)	An investment undertaking within the meaning of section 739B of the Taxes Consolidation Act 1997 of Ireland as amended.
Issuer means Visteon Financial Centre p.l.c. in its capacity as issuer of the Notes under the Variable Funding Agreement;

Joint Lead Arrangers means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.;
Lender means each of the parties identified as a Lender in Schedule 6 and each party that accedes to both the Variable Funding Agreement and this Deed as a Lender or a Noteholder;
Lender Reserved Matters means any matter that would give rise to:
(a)	any increase in the Maximum Commitment Amount or Commitment Proportion of any Lender;

(b)	any reduction or forgiveness of the principal amount of any Note or the reduction of the rate of interest applicable thereto or reduce or forgive any interest or fees payable to (or for the account of) a Lender (in its capacity as a Lender or a Noteholder) under the Transaction Documents (provided however that waiver of any default or Master Purchaser Event of Default shall not be deemed to be a reduction in the rate of interest or any fee);

(c)	the postponement of any scheduled date of payment of the principal amount of any Note, or any date for the payment of any interest, fees or other obligations payable to (or for the account of) a Lender (in its capacity as a Lender or a Noteholder);

(d)	an amendment to any Master Purchaser Priority of Payment or any other provision of any Transaction Document that would alter the priority or ranking of any payments due to any Lender or Noteholder;

(e)	an amendment to the Eligibility Criteria;

(f)	an amendment to this definition or to the provisions of Clause 12 or Clause 10 of the Master Purchaser Deed or Charge or any other provision of any Transaction Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder;

(g)	the release of the Master Purchaser from its obligations under the Variable Funding Agreement or the Notes (except as otherwise permitted in any of the Transaction Documents); or

(h)	the release of substantially all of the Master Purchaser Secured Property from the Encumbrances created under the Master Purchaser Security Documents other than as permitted or expressly provided for in any of the Transaction Documents;
LP(MP) Act has the meaning given to it in the Master Purchaser Deed of Charge;
Majority Lenders means Lenders the sum of whose Commitment Proportions is equal to or greater than 51 per cent.;
Manager means any insolvency official appointed by the court under any applicable law;

Manual Invoices means Invoices issued in respect of the supply of tooling products, prototypes and/or engineering charges;
Master French Definitions Agreement Amendment Agreement No.1 means the amendment agreement in respect of the FCC Master French Definitions Agreement dated on or about the Second Closing Date and entered into between the FCC Management Company, the FCC Custodian, the Sellers, the Servicers, the Master Purchaser, the Security Trustee, the Collateral Monitoring Agent and the Subordinated VLN Facility Provider;
Master French Receivables Transfer and Servicing Agreement Amendment Agreement No.1 means the amendment agreement in respect of the FCC Master French Receivables Transfer and Servicing Agreement dated on or about the Second Closing Date and entered into between the FCC Management Company, the FCC Custodian, the Sellers and Servicers;
Master Purchaser means Visteon Financial Centre p.l.c. being a company incorporated in Ireland;
Master Purchaser Accounts means each of the Master Purchaser Transaction Accounts and the Master Purchaser Portuguese Deposit Accounts;
Master Purchaser Available Funds means the Master Purchaser USD Available Funds, the Master Purchaser EUR Available Funds and the Master Purchaser GBP Available Funds;
Master Purchaser Deed of Charge means the deed of charge dated on or about the date of this Deed between, inter alios, the Master Purchaser and the Security Trustee pursuant to which the Master Purchaser grants security over its assets to the Security Trustee for the benefit of the Master Purchaser Secured Creditors;
Master Purchaser Deed of Charge Accession Deed means an accession deed substantially in the form set out in Schedule 2 to the Master Purchaser Deed of Charge;
Master Purchaser Deed of Charge Deed of Amendment means the deed of amendment and restatement dated on or about the Second Closing Date in respect of the Master Purchaser Deed of Charge, entered into between each of the parties to the Master Purchaser Deed of Charge;
Master Purchaser EUR Available Funds means with respect to any Settlement Date, the aggregate of (i) all moneys standing to the credit of the Master Purchaser Transaction Account denominated in EUR as at the opening of business on that Settlement Date, (ii) the principal amount of all Eligible Investments denominated in EUR maturing on or prior to that Settlement Date together with interest and other income earned in respect thereof, (iii) any amounts of Further Subscription Price to be paid to the Master Purchaser on such Settlement Date under the Variable Funding Agreement in respect of any EUR Note, (iv) any EUR Further Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the Subordinated VLN Facility Agreement and the EUR Subordinated VLN and (v) any EUR Further VC Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the VC Subordinated VLN Facility Agreement and the EUR VC Subordinated VLN; provided that Master Purchaser EUR Available Funds shall not include the proceeds of any payment of Further Subscription Price to the Master Purchaser under the Variable Funding Agreement in respect of any EUR Note and any corresponding increase in the Principal Amount Outstanding of such

Notes if the full amounts of any advances required to be made to the Master Purchaser under the Subordinated VLN Facility Agreement and/or the VC Subordinated VLN Facility Agreement have not been credited to the Master Purchaser Transaction Accounts as of 11:00 a.m. (London time) on that Settlement Date;
Master Purchaser Event of Default means the occurrence of any of the events set out in Condition 5.1 of the Notes;
Master Purchaser Further Security Agreement has the meaning given to it in Clause 3.8 of the Master Purchaser Deed of Charge;
Master Purchaser GBP Available Funds means with respect to any Settlement Date, the aggregate of (i) all moneys standing to the credit of the Master Purchaser Transaction Account denominated in GBP as at the opening of business on that Settlement Date, (ii) the principal amount of all Eligible Investments denominated in GBP maturing on or prior to that Settlement Date together with interest and other income earned in respect thereof, (iii) any amounts of Further Subscription Price to be paid to the Master Purchaser on such Settlement Date under the Variable Funding Agreement in respect of any GBP Note, (iv) any GBP Further Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the Subordinated VLN Facility Agreement and the GBP Subordinated VLN and (iv) any GBP Further VC Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the VC Subordinated VLN Facility Agreement and the GBP VC Subordinated VLN; provided that Master Purchaser GBP Available Funds shall not include the proceeds of any payment of Further Subscription Price to the Master Purchaser under the Variable Funding Agreement in respect of any GBP Note and any corresponding increase in the Principal Amount Outstanding of such Notes if the full amounts of any advances required to be made to the Master Purchaser under the Subordinated VLN Facility Agreement and/or the VC Subordinated VLN Facility Agreement have not been credited to the Master Purchaser Transaction Accounts as of 11:00 a.m. (London time) on that Settlement Date;
Master Purchaser German Receivables Security Assignment Agreement means the security assignment agreement governed by German law dated 14 August 2006 between the Master Purchaser and the Security Trustee relating to the Purchased Receivables governed by German law;
Master Purchaser Portuguese Deposit Accounts means any accounts opened by or transferred to the Master Purchaser with the consent of the Collateral Monitoring Agent and in accordance with Clause 18(o) of the Master Receivables Purchase and Servicing Agreement into which Collections received in respect of Purchased Receivables sold to the Master Purchaser by the Portuguese Seller are to be paid in accordance with the Master Receivables Purchase and Servicing Agreement;
Master Purchaser Post-Enforcement Priorities of Payments means each of the USD Post-Enforcement Priority of Payments, the EUR Post-Enforcement Priority of Payment and the GBP Post-Enforcement Priority of Payments;
Master Purchaser Pre-Enforcement Priorities of Payments means each of the USD Pre-Enforcement Priority of Payments, the EUR Pre-Enforcement Priority of Payment and the GBP Pre-Enforcement Priority of Payments;

Master Purchaser Priority of Payments means the Master Purchaser Pre-Enforcement Priority of Payments and the Master Purchaser Post-Enforcement Priority of Payments;
Master Purchaser Receivables Power of Attorney has the meaning given to it in Clause 2.4 of the Master Receivables Purchase and Servicing Agreement;
Master Purchaser Secured Creditors means the Noteholders, the Lenders, the Subordinated VLN Provider, the VC Subordinated VLN Provider, the Sellers, the Servicers, the Security Trustee, the Funding Agent, the Collateral Monitoring Agent, the MP Cash Manager, the Master Servicer, the Master Purchaser Transaction Account Bank and the Corporate Administrator;
Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the Master Purchaser to the Master Purchaser Secured Creditors under or pursuant to the Transaction Documents;
Master Purchaser Secured Property means the whole of the right, title, benefit and interest of the Master Purchaser in the property, assets and rights of the Master Purchaser that are subject to the encumbrances granted by the Master Purchaser pursuant to the Master Purchaser Security Documents;
Master Purchaser Security Documents means the Master Purchaser Deed of Charge, the Master Purchaser German Receivables Security Assignment Agreement and each Master Purchaser Further Security Agreement and any other security document entered into by the Master Purchaser pursuant to which the Master Purchaser grants security to the Security Trustee (for itself and the other Master Purchaser Secured Creditors) in respect of the Master Purchaser Secured Obligations;
Master Purchaser Security Enforcement Notice means a notice given by the Security Trustee to the Master Purchaser pursuant to Clause 8.1 of the Master Purchaser Deed of Charge;
Master Purchaser’s Settlement Date Amounts means the aggregate amounts owing by the Master Purchaser under the Master Purchaser Pre-Enforcement Priority of Payments on any Settlement Date or, following a Master Purchaser Security Enforcement Notice, under the Master Purchaser Post-Enforcement Priority of Payments from time to time;
Master Purchaser Transaction Account Bank means Citibank, N.A. London Branch or such other bank appointed from time to time in replacement thereof pursuant to and in accordance with the Transaction Documents;
Master Purchaser Transaction Accounts means:
(a)	the EUR denominated account with account number 11648411;

(b)	the USD denominated account with account number 11648446; and

(c)	the GBP denominated account with account number 11648438,
each in the name of the Master Purchaser with the Master Purchaser Transaction Account Bank or such other accounts in the name of the Master Purchaser with the Master Purchaser Transaction Account Bank as the Master Purchaser may be permitted to open by the Collateral Monitoring Agent and which are notified to the other parties in accordance with this Deed;
Master Purchaser USD Available Funds means with respect to any Settlement Date, the aggregate of (i) all moneys standing to the credit of the Master Purchaser Transaction Account denominated in USD as at the opening of business on that Settlement Date, (ii) the principal amount of all Eligible Investments denominated in USD maturing on or prior to that Settlement Date together with interest and other income earned in respect thereof, (iii) any amounts of Further Subscription Price to be paid to the Master Purchaser on such Settlement Date under the Variable Funding Agreement in respect of any USD Note, (iv) any USD Further Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the Subordinated VLN Facility Agreement and the USD Subordinated VLN and (v) any USD Further VC Subordinated Advances to be paid to the Master Purchaser on such Settlement Date under the VC Subordinated VLN Facility Agreement and the USD VC Subordinated VLN; provided that Master Purchaser USD Available Funds shall not include the proceeds of any payment of Further Subscription Price to the Master Purchaser under the Variable Funding Agreement in respect of any USD Note and any corresponding increase in the Principal Amount Outstanding of such Notes if the full amounts of any advances required to be made to the Master Purchaser under the Subordinated VLN Facility Agreement and/or the VC Subordinated VLN Facility Agreement have not been credited to the Master Purchaser Transaction Accounts as of 11:00 a.m. (New York time) on that Settlement Date;
Master Receivables Purchase and Servicing Agreement means the Master Receivables Purchase and Servicing Agreement dated 14 August 2006 (as amended on 13 November 2006 as further amended and restated on or about the Second Closing Date) between (inter alios) the Sellers, the Master Purchaser, the Security Trustee, the Master Servicer and the Funding Agent;
Master Servicer means the person appointed by the Master Purchaser under the Master Receivables Purchase and Servicing Agreement to provide administration and collection services in relation to the Purchased Receivables, being at the Second Closing Date Visteon Electronics Corporation;
Master Servicer Report means a Master Servicer’s Monthly Report or Master Servicer’s Semi-Monthly Settlement Report;
Master Servicer’s Monthly Report means the monthly report substantially in the form attached as Part A of Schedule 6 to the Master Receivables Purchase and Servicing Agreement and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time prepared by the Master Servicer and delivered to the Master Purchaser, the MP Cash Manager and the Collateral Monitoring Agent in accordance with Clause 14.1 of the Master Receivables Purchase and Servicing Agreement;
Master Servicer’s Semi-Monthly Settlement Report means a report in substantially the form attached as Part B of Schedule 6 to the Master Receivables Purchase and Servicing Agreement and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time, prepared by the Master Servicer and delivered to the Master Purchaser, the MP Cash Manager and the Collateral

Monitoring Agent in accordance with Clause 14.2 of the Master Receivables Purchase and Servicing Agreement;
Material Adverse Effect means a material adverse effect on:
(a)	the collectability, enforceability or value of the Receivables or any significant portion thereof;

(b)	the ability of the Master Purchaser, a Seller, VEC, a Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider to perform any of its respective obligations under the Transaction Documents to which it is a party;

(c)	the legality, validity or (subject to any qualifications or reservations set out in the legal opinions listed in Part B of Schedule 3) enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of any of the Encumbrances granted thereunder) or the rights of any Noteholder or Lender under the Transaction Documents; or

(d)	the business, assets, operations or financial condition of the Parent and its Subsidiaries, taken as a whole;
Maximum Commitment Amount means, in respect of any Lender and/or Noteholder either (i) the amount set out against that Lender’s or Noteholder’s name in the fourth column of Schedule 1 to the Variable Funding Agreement less any part of that commitment amount transferred by that Lender or Noteholder to another Noteholder in accordance with the provisions of the Variable Funding Agreement and the Conditions, or (ii) as applicable, the amount set out as a Noteholder’s Maximum Commitment Amount in a Note Transfer less any part of that commitment amount transferred by that Noteholder in accordance with the provisions of the Variable Funding Agreement and the Conditions after the date of such Note Transfer;
Maximum EUR Available Amount means, as at a Determination Date an amount calculated as equal to the EUR Equivalent of:

(A x B) x	C

D
where:

A	=	the Net Receivables Pool Balance as at such Determination Date;

B	=	the Adjusted Advance Rate Percentage;

C	=	the USD Equivalent of the aggregate Outstanding Balance of all Purchased EUR Receivables; and

D	=	the sum of (i) the aggregate Outstanding Balance of all Purchased USD Receivables, (ii) the USD Equivalent of the aggregate Outstanding Balances of all Purchased EUR Receivables and (iii) the USD Equivalent of the aggregate Outstanding Balance of all Purchased GBP Receivables;

Maximum GBP Available Amount means, as at a Determination Date an amount calculated as equal to the GBP Equivalent of:

(A x B) x	C

D
where:

A	=	the Net Receivables Pool Balance as at such Determination Date;

B	=	the Adjusted Advance Rate Percentage;

C	=	the USD Equivalent of the aggregate Outstanding Balance of all Purchased GBP Receivables; and

D	=	the sum of (i) the aggregate Outstanding Balance of all Purchased USD Receivables, (ii) the USD Equivalent of the aggregate Outstanding Balances of all Purchased EUR Receivables and (iii) the USD Equivalent of the aggregate Outstanding Balance of all Purchased GBP Receivables;
Maximum USD Available Amount means, as at a Determination Date an amount calculated as equal to:

(A x B) x	C

D
where:

A	=	the Net Receivables Pool Balance as at such Determination Date;

B	=	the Adjusted Advance Rate Percentage;

C	=	the aggregate Outstanding Balance of all Purchased USD Receivables; and

D	=	the sum of (i) the aggregate Outstanding Balance of all Purchased USD Receivables, (ii) the USD Equivalent of the aggregate Outstanding Balances of all Purchased EUR Receivables and (iii) the USD Equivalent of the aggregate Outstanding Balance of all Purchased GBP Receivables;
Minimum Consolidated Excess Liquidity means as at any date the sum of A+B+C where:

A	=	Minimum Excess Liquidity as at such date;

B	=	the USD Equivalent of the aggregate amount of cash and cash equivalents of the Sellers deposited or held in deposit or investment accounts maintained with Citibank or any of its Affiliates and up to two other Lenders as at such date; and

C	=	an amount calculated as equal to: (i) the lower of (A) the Variable Funding Facility Limit and the product of the Net Receivables Pool Balance as at such date and (B) the then applicable Adjusted Advance

Rate minus (ii) the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes as at such date;
Minimum Excess Liquidity has the meaning given to it as at the Closing Date in the US ABL Credit Agreement, it being agreed (i) that any amendment made after the Closing Date to such definition in the US ABL Credit Agreement shall not have the effect of amending this definition unless such amendment is made in accordance with Clause 13 of this Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this definition;
Monthly Determination Date means the last day of each calendar month, with the first such Monthly Determination Date being 31 July 2006;
Monthly Determination Period means any of the periods beginning on (but excluding) a Monthly Determination Date and ending on (and including) the next following Monthly Determination Date provided that the first such period shall commence on the Cut-Off Date and end on the first Monthly Determination Date following the Funding Date;
Monthly Reporting Date means the ninth Business Day of each calendar month, with the first Monthly Reporting Date being 13 September 2006;
Monthly Settlement Date means the third Business Day following a Monthly Reporting Date, with the first Monthly Settlement Date being 18 September 2006;
Moody’s means Moody’s Investors Service Limited or the successor to its rating business;
MP Cash Manager means Citibank acting through its London Branch or such other person from time to time appointed by the Master Purchaser to act as its MP Cash Manager in accordance with the Cash Management Agreement;
MRPSA Deed of Amendment means the deed of amendment and restatement in respect of the Master Receivables Purchase and Servicing Agreement dated on or about the Second Closing Date entered into between each of the parties to the Master Receivables Purchase and Servicing Agreement;
MRPSA Deed of Formalisation means the deed of formalisation to raise the Master Receivables Purchase and Servicing Agreement into public status under Spanish law executed by the Spanish Sellers, VEC, VC, the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee dated on or about 29 October 2008 and entered into before a Spanish Notary;
Negative Balance has the meaning given to it in Clause 3.8 (Reconciliation on Settlement Date) of the Master Receivables Purchase and Servicing Agreement;
Net Receivables Pool Balance means, as at any date, the NRPB Before Excess Concentrations and Exchange Rate Protection as at such date reduced (without double counting or duplication) by the sum of:
(a)	an amount expressed in USD equal to the sum of (i) the aggregate Excess Concentrations in respect of Purchased USD Receivables, (ii) the USD Equivalent of the aggregate Excess Concentrations in respect of Purchased EUR

Receivables, and (iii) the USD Equivalent of the aggregate Excess Concentrations in respect of Purchased GBP Receivables; and

(b)	the Exchange Rate Adjustment Amount;
Non-Conforming Receivable has the meaning specified in Clause 7.1 of the Master Receivables Purchase and Servicing Agreement and Clause 7.1 of the VC Receivables Purchase Agreement;
Non-French Receivables Deposit Accounts means each of the accounts in the name of a Seller or VEC with the Deposit Account Banks as set out in Schedule 8 and each of the Master Purchaser Portuguese Deposit Accounts into which are collected amounts paid by Obligors in respect of Purchased Receivables which are not French Receivables (or such other account(s) of any Seller or VEC (or of the Master Purchaser) with such other bank(s) as may, with the prior written consent of the Collateral Monitoring Agent, be utilised for the collection of such amounts);
North American Programme means the asset based credit facility secured on, inter alia, receivables relating to the supply of automotive products by certain subsidiaries of the Parent effected pursuant to the US ABL Credit Agreement;
Note means a loan note issued by the Issuer under the Variable Funding Agreement, denominated in EUR, USD or GBP and issued in registered form substantially in the form set out in Schedule 2 to the Variable Funding Agreement with the Conditions set out in Schedule 3 of the Variable Funding Agreement;
Note Interest Rate has the meaning given to it in the Variable Funding Agreement;
Note Principal Payment has the meaning given to it in Condition 4.3;
Note Programme Limit has the meaning given to it in Clause 2.1 of the Variable Funding Agreement;
Note Transfer means any transfer substantially in the form set out in Schedule 4 to the Variable Funding Agreement entered into to transfer a Note from a Noteholder to another person;
Noteholder means the registered holder of a Note issued pursuant to the Variable Funding Agreement;
Noteholder Accession Letter means the letter substantially in the form set out in Schedule 4 to the Variable Funding Agreement;
Noteholder Account means each Noteholder USD Account, each Noteholder EUR Account and each Noteholder GBP Account;
Noteholder EUR Account means:
(a)	in respect of Citibank, N.A., account no. 780839 at Citibank N.A., London (Swift Code: CITGB2L);

(b)	in respect of UBS AG, London Branch, account IBAN: DE58501306002864438010 at UBS Deutschland AG Frankfurt (UBSWDEFFXXX) for the account of UBS AG, London Branch (UBSWGB2LXXX);

(c)	in respect of BNP Paribas, to its account at BNP Paribas SA (Swift Code: BNPAFRPPPTX);

(d)	in respect of BNP Paribas, Dublin Branch, account no.: 002680161 at BNP Paribas, Paris Branch (Swift Code: BNPAFRPP), for the account of BNP Paribas, Dublin Branch (Swift Code: BPLA1E3D);

(e)	in respect of JPMorgan Chase Bank N.A., account no.:6231400604 at J P Morgan Chase, Frankfurt (Swift Code: CHASDEFX) for the account of J P Morgan Chase Bank, London (Swift Code: CHASGB2L);

(f)	in respect of Bank of America N.A., account no.: 55848025 in the name of Bank of America N.A., London;

(g)	in respect of Credit Suisse, account no.: 8545111 at Citibank, N.A., London Branch (Swift Code: CITIGB2L);

(h)	in respect of Deutsche Bank AG London, account no.: 9257999 at Deutsche Bank AG Frankfurt (Swift Code: DEUTDEFF), for the account of: Deutsche Bank London (Swift Code: DEUTGB2L);

(i)	in respect of The Bank of New York Mellon, account no.: 468-800-9710 at Bank of New York Mellon, Frankfurt (Swift Code: IRVTDEFX) for the account of Bank of New York Mellon, New York in favour of: Grand Cayman Islands, Ref: Visteon European;

(j)	in respect of Wachovia Capital Finance Corporation (Central), account no.: 59023107 at Lloyds TSB Bank London (Swift Code: LOYDGB2LXXX) for the account of Wachovia Bank London (Swift Code: ID PNBPGB2L);

(k)	in respect of The CIT Group/Business Credit, Inc., account no.: 6231400604 at J.P. Morgan AG, Frankfurt (Swift Code: CHASDEFX) for the account of JPMorgan Chase Bank N.A. London (Swift Code: CHASGB2L) for further credit to account no.: 32771301 for the account of CIT Lending Services (EUR);

(l)	in respect of Kings Cross Asset Funding No. 6, account no.: GB46BOFA16505029087021 and account name BANA RE LASALLE GTS at Bank of America (BOFAGB22) for the account of ABN Amro Bank N.V., London Branch reference: LOAN NAME/EXPLANATION.
or in each case such other account denominated in EUR as may from time to time be notified in writing by the relevant Noteholder to the Issuer and the Funding Agent for the receipt of payments in respect of the EUR Note held by that Noteholder;
Noteholder GBP Account means:

(a)	in respect of Citibank, N.A., account no.: 9380008011 at Citibank N.A., 11 Jewry Street EC2, London (Sort Code: 185004) for the account of Citibank NA, London;

(b)	in respect of UBS AG, London Branch, the account of UBS AG, London (UBSWGB2LXXX), Sort Code 232323;

(c)	in respect of BNP Paribas, to its account at Barclays Bank Plc, London (Swift Code: BARC GB 22);

(d)	in respect of BNP Paribas, Dublin Branch, account no.: 026010 001 40 000 at BNP Paribas, London Branch (Swift Code: BNPAGB22), for the account of BNP Paribas, Dublin Branch (Swift Code: BNPAIE2D);

(e)	in respect of JPMorgan Chase Bank, N.A., the account of J P Morgan Chase Bank, London (Direct Sort Code: 60-92-42);

(f)	in respect of Bank of America N.A., account no.: 55848033 in the name of Bank of America NA., London;

(g)	in respect of Credit Suisse, account no.: 39269462 at HSBC Bank plc, London Branch (Sort Code: 400515);

(h)	in respect of Deutsche Bank AG London, the account of Deutsche Bank AG, London Branch, Sort Code 40-50-81;

(i)	in respect of The Bank of New York Mellon, account no.: 464-600-8260 at Bank of New York Mellon, London (Swift Code: IRVTGB2X) for the account of Bank of New York Mellon, New York, in favour of: Grand Cayman Islands;

(j)	in respect of Wachovia Capital Finance Corporation (Central), account no.: 12251333 at The Royal Bank of Scotland, London (Direct Sort Code: 16-56-71) for the account of Wachovia Bank London (Swift Code: PNBPGB2L);

(k)	in respect of The CIT Group/Business Credit, Inc., account no.: 32771302 for the account of CIT Lending Services (GBP) paid direct from JPMorgan Chase Bank, N.A. (Swift Code: CHASGB2L, Sort Code: 60-92-42);

(l)	in respect of Kings Cross Asset Funding No. 6, account no.: GB68BOFA16505029087013 and account name BANA RE LASALLE GTS at Bank of America (BOFAGB22) for the account of ABN Amro Bank N.V., London Branch reference: LOAN NAME/EXPLANATION.
or in each case such other account denominated in GBP as may from time to time be notified in writing by the relevant Noteholder to the Issuer and the Funding Agent for the receipt of payments in respect of the GBP Note held by that Noteholder;
Noteholder USD Account means:
(a)	in respect of Citibank, N.A., account no.: 10990765 at Citibank N.A., London (Swift Code: CITIGB2L) for the account of Citibank N.A., London,;

(b)	in respect of UBS AG, London Branch, account no.: 101-WA-140007-000 at UBS AG, Stamford (UBSWUS33XXX) for the account of UBS AG, London Branch (UBSWGB2LXXX);

(c)	in respect of BNP Paribas, account no.: 0200 194093 00136 at BNP Paribas New York (Swift Code: BNP A US 3N) for the account of BNP Paribas SA (Swift Code: BNPAFRPPPTX);

(d)	in respect of BNP Paribas, Dublin Branch, account no.: 0200 1927590 0110 at BNP Paribas New York Branch (Swift Code: BNPAUS3N) for the account of BNP Paribas, Dublin Branch (Swift Code: BNPAIE2D);

(e)	in respect of JP Morgan Chase, account no.: 0010962009 at JP Morgan Chase New York (Swift Code: CHASUS33XXX) for the account of JP Morgan Chase Bank, London (Swift Code: CHASGB2L);

(f)	in respect of Bank of America N.A., the account of Bank of America, New York (Swift Code: BOFAUS3N) with further credit to Bank of America N.A., London account no.: 55848017;

(g)	in respect of Credit Suisse, account no.: 890-0492-627 at The Bank of New York Mellon (ABA: 021000018) for the account of CS Agency Cayman;

(h)	in respect of Deutsche Bank AG London, account no.: 04411739 at Bankers Trust Co. NY (Swift Code BKTRUS33), for the account of Deutsche Bank London (Swift Code: DEUTGB2L);

(i)	in respect of The Bank of New York, account no.: GLA111556 at The Bank of New York (ABA 021000018) in the name of Commercial Loan Dept;

(j)	in respect of Wachovia Capital Finance Corporation (Central), account no.: 59023107 at Lloyds TSB Bank London (Swift Code: LOYDGB2LXXX) for the account of Wachovia Bank London (Swift Code: PNBPGB2L);

(k)	in respect of The CIT Group/Business Credit, Inc., account no.: 144-0-64425 at JP Morgan Chase Bank for the account of The CIT Group/Business Credit, Inc.;

(l)	in respect of Kings Cross Asset Funding No. 6, account no.: GB45BOFA16505029087039 and account name BANA RE LASALLE GTS at Bank of America (BOFAGB22) for the account of ABN Amro Bank N.V., London Branch reference: LOAN NAME/EXPLANATION.
or in each case such other account denominated in USD as may from time to time be notified in writing by the relevant Noteholder to the Issuer and the Funding Agent for the receipt of payments in respect of the USD Note held by that Noteholder;
Notes means the USD Notes, the EUR Notes and the GBP Notes;
NRPB Before Excess Concentrations and Exchange Rate Protection means on any date the Aggregate USD Equivalent Purchase Price as at such date reduced (for the avoidance of doubt without double counting or duplication) by the sum of:

(a)	the aggregate of (i) the Outstanding Balance of Purchased USD Receivables that are not Eligible Receivables as at such date, and (ii) the USD Equivalent of the Outstanding Balances of Purchased EUR Receivables and Purchased GBP Receivables that are not Eligible Receivables as at such date;

(b)	the aggregate of (i) the Outstanding Balance of Purchased USD Receivables that are subject to litigation, dispute or counterclaim, and (ii) the USD Equivalent of the Outstanding Balances of all Purchased EUR Receivables and Purchased GBP Receivables that are subject to litigation, dispute or counterclaim;

(c)	the sum of (i) the aggregate outstanding amount of deposits or advance payments received in USD by a Seller or Servicer from any Obligor which are not Collections received in respect of Purchased USD Receivables, and (ii) the USD Equivalent of the aggregate outstanding amount of deposits or advance payments received in EUR or GBP by a Seller or Servicer from any Obligor which are not Collections received in respect of Purchased EUR Receivables or Purchased GBP Receivables respectively;

(d)	the sum of (i) the aggregate amount of Unapplied USD Cash at such time, (ii) the USD Equivalent of the aggregate amount of Unapplied EUR Cash at such time and (iii) the USD Equivalent of the aggregate amount of Unapplied GBP Cash at such time;

(e)	the sum of (A) the aggregate amount of (i) Unapplied Credit Notes issued by the Sellers or VEC in USD and (ii) all other credit notes, refunds, discounts, allowances or reverse invoices permitted or issued by the Sellers or VEC, as the case may be, against any Purchased USD Receivables at such time, and (B) the USD Equivalent of the aggregate amount of (i) Unapplied Credit Notes issued by the Sellers or VEC, as the case may be, in EUR or GBP and (ii) all other credit notes, refunds, discounts, allowances or reverse invoices permitted or issued by the Sellers or VEC, as the case may be, against any Purchased EUR Receivables or Purchased GBP Receivables at such time;

(f)	the aggregate of all amounts (actual but not contingent) owed by the Sellers to any Obligors (or owed by VEC to any Obligor) (if such amount is denominated in any currency other than USD, then as expressed in its USD Equivalent);

(g)	an amount expressed in USD equal to the aggregate amount of Manual Invoices as at such date (if any such amount is denominated in EUR or GBP, then as expressed in its USD Equivalent);

(h)	an amount expressed in USD equal to the aggregate amount of Chargebacks as at such date (if any such amount is denominated in EUR or GBP, then as expressed in its USD Equivalent);

(i)	an amount expressed in USD equal to the Payment Term Excess Amount as at such date (if any such amount is denominated in EUR or GBP, then as expressed in its USD Equivalent); and

(j)	such other reserves or deductions which the Collateral Monitoring Agent, in its reasonable discretion, determines appropriate and notifies to the Servicers;

Obligor means a customer of a Seller or VEC, as the case may be, who is party to a Contract relating to the supply of automotive products giving rise to Receivables but shall not include any customer which is an Affiliate of the Seller, VEC or the Parent;
Outstanding Balance means, in relation to a particular Purchased Receivable on a particular date, the total balance of the amounts outstanding thereunder (including any applicable VAT thereon);
Parent means Visteon Corporation, a corporation incorporated under the laws of the State of Delaware with its principal place of business at One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A.;
Parent Undertakings means the letter of undertaking from the Parent dated 14 August 2006 and the further letter of undertaking from the Parent dated on or about the Second Closing Date, under which the Parent undertakes that each of the Sellers, VEC and the Servicers will duly and punctually perform their respective obligations and duties under each of the Transaction Documents;
Payment Date means:
(a)	in respect of the Receivables which were existing as at the Funding Date and purchased from a Seller at such time, the Funding Date; and

(b)	in respect of any Receivables purchased at any time thereafter during the Securitisation Availability Period, any date on which the Purchase Price in respect of such Receivables is paid;
Payment Term Excess Amount means, on any date, an amount expressed in USD that is equivalent to the amount by which the aggregate outstanding balance of Purchased Receivables that are required to be paid in full between 125 and 180 days from the invoice date exceeds 10 per cent. of the Receivables Pool (for the purposes of this calculation, all amounts denominated in EUR or GBP being expressed in their USD Equivalent);
Peak Receivables Balance means, in respect of a Monthly Determination Period and a particular Obligor, an amount equal to the highest aggregate amount of the USD Equivalent of the Outstanding Balances of all Receivables owed by that Obligor to the Sellers in that Monthly Determination Period;
Person means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof;
Pool Receivables means at any time all Purchased Receivable then outstanding;
Portuguese Account Control Agreements means each account control agreement entered into by Visteon Portuguesa Limited in accordance with the Master Receivables Purchase and Servicing Agreement between, amongst others, the Master Purchaser, the applicable Deposit Account Bank(s) and the Security Trustee in respect of the Non-French Receivables Deposit Accounts in the name of the Portuguese Seller;

Portuguese FCC Account Control Agreements means each account control agreement, entered into by Visteon Portuguesa Limited in accordance with the FCC Master French Receivables Transfer Agreement, between, amongst others, the FCC Management Company, the FCC Custodian and the applicable Deposit Account Bank(s) in respect of the French Receivables Deposit Accounts in the name of the Portuguese Seller;
Portuguese Seller means Visteon Portuguesa Limited;
Potential Master Purchaser Event of Default means any event which with the giving of notice or the lapse of time would constitute, or the existence of any circumstance permitting a determination that if made would give rise to, a Master Purchaser Event of Default or any combination thereof;
Potential Servicer Default means any event which with the giving of notice or the lapse of time would constitute, or the existence of any circumstance permitting a determination that if made would give rise to a Servicer Default or any combination thereof;
Potential Termination Event means any event which with the giving of notice or the lapse of time would constitute, or the existence of any circumstance permitting a determination that if made would give rise to a Termination Event or any combination thereof;
Principal Amount Outstanding means, on any given date in respect of a Note:
(a)	the initial par value of the Note, less

(b)	the aggregate amount of all Note Principal Payments in respect of such Note that have become due and payable and have been paid on or prior to such given date, plus

(c)	the aggregate amount of each payment of Further Subscription Price in respect of such Note;
Programme Termination Date means the earliest to occur of: (a) the fifth anniversary of the Closing Date and (b) the date on which a Termination Event occurs and has been notified by the Collateral Monitoring Agent to the Parent;
Purchase Date means, (a) in respect of a Receivable which was existing as at the Funding Date, the Funding Date and (b) in respect of a Receivable not existing as at the Funding Date, the date on which such Receivable arises;
Purchase Price means, in respect of each Purchased Receivable:
A x (1-B)
where:
A is the Outstanding Balance of such Purchased Receivable on its Payment Date appearing on the relevant Invoice or otherwise recorded on the computer system or records of a Seller; and

B is the relevant Discount Percentage for such Purchased Receivable as at the most recent Determination Date;
Purchased French Receivable means a Purchased Receivable which is a French Receivable;
Purchased Receivable means:
(a)	for the purposes of any Transaction Document other than the VC Receivables Purchase Agreement, (i) any Assignable Receivable which has been purchased by the Master Purchaser pursuant to the Master Receivables Purchase and Servicing Agreement, which remains outstanding and which has not been repurchased by a Seller, (ii) any English Restricted Receivable held on trust by the English Seller pursuant to the English Restricted Receivables Trust which remains outstanding and reference thereto shall include, unless the context otherwise requires, the beneficial interest of the Master Purchaser under the English Restricted Receivables Trust in respect thereof and (iii) any French Receivable which has been purchased by FCC Visteon pursuant to the FCC Master French Receivables Transfer and Servicing Agreement, which remains outstanding and which has not been repurchased by the Seller; and

(b)	for the purposes of the VC Receivables Purchase Agreement, any Assignable Receivable which has been purchased by the Purchaser pursuant to the VC Receivables Purchase Agreement, which remains outstanding and which has not been repurchased by VEC;
Purchased EUR Receivable means a Purchased Receivable that is a EUR Receivable;
Purchased GBP Receivable means a Purchased Receivable that is a GBP Receivable;
Purchased USD Receivable means a Purchased Receivable that is a USD Receivable;
Purchaser means VC Receivables Financing Corporation Limited being a company incorporated in Ireland;
Purchaser Transaction Account means:
(a)	the EUR denominated account;

(b)	the USD denominated account; and

(c)	the GBP denominated account,
each in the name of the Purchaser with the Purchaser Transaction Account Bank and with such account number as notified to the Parties from time to time or such other accounts in the name of the Purchaser with the Purchaser Transaction Account Bank as the Purchaser may be permitted to open by the Collateral Monitoring Agent and which are notified to the other parties in accordance with this Deed;
Purchaser Transaction Account Bank means Citibank, N.A., London Branch, or such other bank appointed from time to time in replacement thereof pursuant to and in accordance with the Transaction Documents;

Receivable means each amount payable by an Obligor resident in an Eligible Country or in Sweden or the United States of America, for automotive products supplied by a Seller (or VEC) to an Obligor under a Contract and all rights to, or to demand, sue for, recover, receive and give receipts for payment of any such amount or any invoice and the proceeds of payment and any Related Security with respect thereto;
Receivables Pool means the aggregate of the USD Equivalent of the Outstanding Balances of all Purchased Receivables at any time;
Receivables Warranties means the representations and warranties set out in Part B of Schedule 1 to the Master Receivables Purchase and Servicing Agreement;
Receiver means a receiver appointed by the Security Trustee pursuant to Clause 19 of the Master Purchaser Deed of Charge;
Reference Rate shall have the meaning given to it in Schedule 8 to the Variable Funding Agreement or such other higher rate as may be notified in writing by the Parent to the Funding Agent, the Collateral Monitoring Agent, the Master Purchaser and the Lenders in accordance with Clause 20.5;
Register has the meaning given to it in the Conditions;
Registrar has the meaning given to it in the Conditions;
Regulation S means Regulation S under the Securities Act;
Related Contract Rights means, in relation to a Receivable, any rights (including without limitation, rights of retention of title) under or relating to the Contract to which such Receivable relates;
Related Debt Termination Event means in respect of the Notes, the occurrence of any Subordinated VLN Termination Event or the acceleration of the Subordinated VLN or the VC Subordinated VLN pursuant to Clause 10.2 of the Subordinated VLN Facility Agreement or Clause 10.2 of the VC Subordinated VLN Facility Agreement, as the case may be;
Related Security means all security interests, liens, guaranties, insurance, letters of credit and other agreements securing or supporting payment of any Receivable, returned goods relating to any sale giving rise to a Receivable (to the extent achievable under applicable law), the contract, invoice(s) and books and records relating to any Receivable;
Relevant Jurisdiction means each of Ireland, the United Kingdom, France and the United States of America;
Reporting Date means a Monthly Reporting Date, or a Semi-Monthly Reporting Date, as the case may be;
Required Dilution Reserve Percentage means, on any date, a percentage equal to the amount (if any) by which the Three Month Average Dilution Ratio calculated (if such date is a Monthly Determination Date) as at such date or (if such date is not a Monthly Determination Date) as at the immediately preceding Monthly Determination Date exceeds 5 per cent.;

Review means third party (including without limitation by the Collateral Monitoring Agent, the Security Trustee or any of their respective Affiliates) reviews, inspections and verifications of the Receivables, the Related Security and the related books and records and collection systems of the Sellers (or VEC) and/or the Servicers in accordance with the customary procedures for securitisation transactions adopted by the Collateral Monitoring Agent;
S&P means Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. or the successor to its rating business;
Screen Rate means:
(a)	in relation to USD LIBOR, the British Bankers’ Association Interest Settlement Rate for USD deposits; and

(b)	in relation to GBP LIBOR, the British Bankers’ Association Interest Settlement Rate for GBP deposits; and

(c)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case as displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Funding Agent may specify another page or service displaying the appropriate rate after consultation with the Lenders and in each case acting in good faith;
Second Closing Date means 29 October 2008;
Second Closing Date Conditions Precedent means the conditions precedent set out in Schedule 3 to the Framework Deed of Amendment;
Second Closing Date FCC Documents means:
(a)	the Master French Receivables Transfer and Servicing Agreement Amendment Agreement No.1;

(b)	the FCC Regulations Amendment Agreement No.1;

(c)	the FCC Units Subscription Agreement;

(d)	the Master French Definitions Agreement Amendment Agreement No.1; and

(e)	the FCC Units Pledge Agreement Amendment Agreement;
Second Closing Date Transaction Documents means:
(a)	the Framework Deed of Amendment;

(b)	the MRPSA Deed of Amendment;

(c)	the Master Purchaser Deed of Charge Deed of Amendment;

(d)	the Parent Undertaking in respect of VEC and VC dated on or about the Second Closing Date;

(e)	the VC Receivables Purchase Agreement;

(f)	the VC Subordinated VLN Loan Facility Agreement;

(g)	the declaration of trust entered into by the US Sub-Servicer for the benefit of the Master Purchaser dated on or about the Second Closing Date in respect of the US Sub-Servicer Master Purchaser Collection Accounts held with Bank of America, London Branch;

(h)	the VSI MRPSA Deed of Novation;

(i)	the VSI MFRTSA Deed of Novation;

(j)	the CSA MRPSA Deed of Novation;

(k)	the CSA MFRTSA Deed of Novation;

(l)	the MRPSA Deed of Formalisation;

(m)	VC Receivables Purchase Agreement Deed of Formalisation;

(n)	the French Agreement Deed of Formalisation;

(o)	the Second Closing Date FCC Documents;
Second Cut-Off Date means 31 October 2008;
Securities Act means the United States Securities Act of 1933, as amended;
Securitisation Availability Period means the period from and including the Funding Date to (but excluding) the Programme Termination Date;
Security Trustee means The Law Debenture Trust Corporation p.l.c. and/or any other person acting as security trustee from time to time pursuant to the Master Purchaser Deed of Charge;
Sellers means each of VC Receivables Financing Corporation Limited, Visteon Deutschland GmbH, Visteon Systemes Interieurs S.A.S., Visteon Ardennes Industries S.A.S., Visteon Sistemas Interiores España, S.L.U., Cádiz Electrónica, S.A.U., Visteon Portuguesa Limited and, subject to Clause 5 of the Framework Deed of Amendment, Visteon UK Limited, each in its capacity as seller of Receivables to the Master Purchaser under the Master Receivables Purchase and Servicing Agreement;
Seller Account means in respect of a Seller and an Agreed Currency, the bank account of that Seller (other than a Deposit Account) as notified in writing by that Seller to the Master Purchaser, the Collateral Monitoring Agent and the MP Cash Manager;
Seller Credit and Collection Procedures means the origination, credit and collection procedures employed by the Sellers and VEC in relation to the provision and sale of automotive products and related services as set out on the read only computer disc attached to this Deed as Schedule 9;
Seller Permitted Encumbrance means:
(a)	any Encumbrance created by a Seller by or pursuant to the Transaction Documents; and

(b)	any netting or set-off arrangement pursuant to which a Deposit Account Bank is permitted to deduct the amount of any normal account fees owed to it in connection with a Deposit Account from amounts standing to the credit of such Deposit Account;
Seller Permitted Indebtedness means in respect of a Seller, any indebtedness that such Seller would not be prohibited from creating, issuing, incurring, assuming or becoming liable in respect of pursuant to Article VI, Section 6.01 of the US ABL Credit Agreement as at the Closing Date it being agreed (i) that any amendment made after the Closing Date to such provision of the US ABL Credit Agreement shall not have the effect of amending this definition unless such amendment is made in accordance with Clause 13 of this Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this definition;
Seller Proportion means as at any date and in respect of a Seller the proportion (expressed as a percentage) calculated by dividing (i) the aggregate USD Equivalent of the Outstanding Balances of all Purchased Receivables sold to the Master Purchaser and FCC Visteon by such Seller by (ii) the aggregate USD Equivalent of the Outstanding Balances of all Purchased Receivables sold to the Master Purchaser and FCC Visteon by all Sellers;
Seller Warranties means the representations and warranties set out in Part A of Schedule 1 to the Master Receivables Purchase and Servicing Agreement;
Semi-Monthly Determination Date means the 15th day of each calendar month with the first Semi-Monthly Determination Date being 15 September 2006;
Semi-Monthly Determination Period means any of the periods beginning on (but excluding) a Determination Date and ending on (and including) the following Determination Date provided that the first such period shall commence on the Cut-Off Date and end on the first Determination Date following the Funding Date;
Semi-Monthly Reporting Date means the fifth Business Day following each Semi-Monthly Determination Date, with the first Semi-Monthly Reporting Date being 22 September 2006;
Semi-Monthly Settlement Date means the third Business Day following a Semi-Monthly Reporting Date, with the first Semi-Monthly Settlement Date being 27 September 2006;
Senior Expenses Percentage means, on any Monthly Determination Date, the fraction (expressed as a percentage) obtained by dividing the Estimated Master Purchaser Senior Expenses as at such Monthly Determination Date by the aggregate of the USD Equivalent of the Outstanding Balances of all Purchased Receivables as at such Monthly Determination Date;

Servicer means any of the Master Servicer or any Sub-Servicer, as the context shall require, and Servicers means the Master Servicer and each Sub-Servicer;
Servicer Default means the occurrence of any of the events described in Schedule 2;
Servicer Fee Percentage means 0.50 per cent.;
Servicing Fees means the fees referred to in Clause 16 of the Master Receivables Purchase and Servicing Agreement;
Settlement Date means a Semi-Monthly Settlement Date or a Monthly Settlement Date, as the case may be;
Short Interest Period means, in relation to any amount of Principal Amount Outstanding which comprises Further Subscription Price received by the Master Purchaser in respect of a Note other than on an Interest Payment Date, the period from (and including) the date on which such Further Subscription Price was paid by the Noteholder to (but excluding) the immediately following Interest Payment Date;
Solvency Certificate means each solvency certificate to be executed by a Seller in the applicable form set out in Schedule 4 to the Master Receivables Purchase and Servicing Agreement;
Spanish Deeds of Pledge means each of the deeds of pledge of bank accounts entered into in accordance with Clause 18(o) of the Master Receivable Purchase and Servicing Agreement between a Spanish Seller, the Master Purchaser and the Security Trustee in respect of the Non-French Receivables Deposit Accounts in the name of such Spanish Seller;
Spanish FCC Deeds of Pledge means each of the deeds of pledge of bank accounts, entered into in accordance with the FCC Master French Receivables Transfer Agreement, between a Spanish Seller and FCC Visteon in respect of the French Receivables Deposit Accounts in the name of such Spanish Seller;
Spanish Initial Transfer Period means the period commencing on (and including) the Funding Date and ending on (and excluding) the immediately following Spanish Transfer Date;
Spanish Master Purchaser Acceptance means an acceptance of a Spanish Offer Deed made by the Master Purchaser in the terms, conditions and with the formalities specified in Schedule 11 to the Master Receivables Purchase and Servicing Agreement;
Spanish Offer Deed means a Spanish offer deed entered into by a Spanish Seller before a Spanish Notary in term terms, conditions and with the formalities specified in Schedule 11 to the Master Receivables Purchase and Servicing Agreement;
Spanish Purchase Date means, in respect of each Spanish Receivable, the date on which it is transferred or assigned to the Master Purchaser, in accordance with Schedule 11 to the Master Receivables Purchase and Servicing Agreement;
Spanish Purchased Receivables means Purchased Receivables that are Spanish Receivables;

Spanish Receivables means receivables arising from a Contract governed by Spanish law;
Spanish Sellers means Visteon Sistemas Interiores España, S.L.U. and Cádiz Electrónica, S.A.U.;
Spanish Subsequent Transfer Period means each period (not being the Spanish Initial Transfer Period) commencing on (and including) one Spanish Transfer Date and ending on (but excluding) the immediately following Spanish Transfer Date;
Spanish Servicer means each of Visteon Sistemas Interiores España, S.L.U. and Cádiz Electrónica, S.A.U.;
Spanish Transfer Date means the Funding Date and each Monthly Settlement Date;
Spanish Transfer Deed means a Spanish Offer Deed intervened to attach by means of a notarial form (diligencia) its correspondent Master Purchaser Acceptance;
Spanish Transfer Period means, as the case may be, the Spanish Initial Transfer Period or any Spanish Subsequent Transfer Period;
ST Fee Letter means the fee letter dated on or about the date hereof between Visteon Corporation, the Master Purchaser and The Law Debenture Trust Corporation p.l.c.;
Sub-Servicer means an Initial Sub-Servicer and any sub-servicer appointed after the Closing Date pursuant to Clause 8 of the Master Receivables Purchase and Servicing Agreement;
Subordinated VLN Condition and Subordinated VLN Conditions has the meaning given to it in the Subordinated VLNs;
Subordinated VLN Facility means the committed subordinated note issuance facility extended by the Subordinated VLN Facility Provider to the Master Purchaser pursuant to the Subordinated VLN Facility Agreement;
Subordinated VLN Facility Agreement means the facility agreement dated on or about the Closing Date between the Master Purchaser, the Security Trustee and the Subordinated VLN Facility Provider;
Subordinated VLN Facility Provider means Visteon Netherlands Finance B.V. and each other party that accedes to the Subordinated VLN Facility Agreement as a Subordinated VLN Facility Provider;
Subordinated VLN Final Maturity Date means, in relation to a Subordinated VLN, the date determined and specified by the Master Purchaser in accordance with the provisions of the Subordinated VLN Facility Agreement to be the final maturity date of such Subordinated VLN and, in relation to a VC Subordinated VLN, the date determined and specified by the Master Purchaser in accordance with the provisions of the VC Subordinated VLN Facility Agreement to be the final maturity date of such VC Subordinated VLN;;

Subordinated VLN Grid means, in relation to a Subordinated VLN, the Grid contained in the Schedule to such Subordinated VLN showing increases and decreases in the Subordinated VLN Principal Amount Outstanding of such Subordinated VLN and maintained by the Subordinated VLN Holder;
Subordinated VLN Holder means the registered holder of a Subordinated VLN issued pursuant to the Subordinated VLN Facility Agreement;
Subordinated VLN Holder Accession Letter means a letter substantially in the form set out in Schedule 3 to the Subordinated VLN Facility Agreement;
Subordinated VLN Holder Accounts means such accounts in the name of the Subordinated VLN Facility Provider denominated in each of EUR, USD or GBP as the Subordinated VLN Facility Provider and any other Subordinated VLN Holder may notify in writing from time to time to the Master Purchaser, the Security Trustee and the MP Cash Manager, it being agreed that the Subordinated VLN Facility Provider shall notify each of the Master Purchaser, the Security Trustee and the MP Cash Manager of one such account in each Agreed Currency by no later than two Business Days prior to the first Settlement Date following the Closing Date);
Subordinated VLN Initial Funding Request means an offer, substantially in the form set out in:
(a)	Schedule 5 to the Subordinated VLN Facility Agreement, made by the Master Purchaser to the Subordinated VLN Facility Provider pursuant to Clause 5.1 of the Subordinated VLN Facility Agreement, in relation to the issue by the Master Purchaser of a Subordinated VLN and the subscription by the Subordinated VLN Facility Provider of such Subordinated VLN; or

(b)	Schedule 5 to the VC Subordinated VLN Facility Agreement, made by the Master Purchaser to the VC Subordinated VLN Facility Provider pursuant to Clause 5.1 of the VC Subordinated VLN Facility Agreement, in relation to the issue by the Master Purchaser of a VC Subordinated VLN and the subscription by the VC Subordinated VLN Facility Provider of such VC Subordinated VLN.
Subordinated VLN Initial Subscription Price means, in relation to a Subordinated VLN, an amount equal to the initial par value of such Subordinated VLN, in the Agreed Currency in which that Subordinated VLN is denominated, such amount specified by the Master Purchaser in the Subordinated VLN Initial Funding Request;
Subordinated VLN Interest Rate has the meaning given to it in the Subordinated VLN Facility Agreement;
Subordinated VLN Principal Amount Outstanding means, on any given date in respect of a Subordinated VLN, in the Agreed Currency in which that Subordinated VLN is denominated:
(a)	the initial par value of the Subordinated VLN, less

(b)	the aggregate amount of all Subordinated VLN Principal Payments in respect of such Subordinated VLN that have become due and payable and have been paid on or prior to such given date, plus

(c)	the aggregate amount of each payment of a Further Subordinated Advance;
Subordinated VLN Principal Payment has the meaning given to it in Subordinated VLN Condition 4.3 of the Subordinated VLN Facility Agreement;
Subordinated VLN Required Amount means in respect of:
(a)	USD, the USD Subordinated VLN Required Amount;

(b)	EUR, the EUR Subordinated VLN Required Amount; and

(c)	GBP, the GBP Subordinated VLN Required Amount;
Subordinated VLN Termination Event means, in relation to the Subordinated VLNs, any of the events listed in Condition 6.1 of the Subordinated VLNs and, in relation to the VC Subordinated VLNs, any of the events listed in Condition 6.1 of the VC Subordinated VLNs;
Subordinated VLNs means the USD Subordinated VLN, the EUR Subordinated VLN and the GBP Subordinated VLN;
Subscriber means each Noteholder which subscribes for notes pursuant to and in accordance with the Variable Funding Agreement;
Subsidiary means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent, VEC or a Seller or one or more Subsidiaries of the Parent, VEC or a Seller or the Parent, VEC or a Seller, as the case may be, and one or more Subsidiaries;
Supplemental Purchase Price has the meaning given to it in Clause 3.9 of the Master Receivables Purchase and Servicing Agreement;
TARGET 2 means Trans-European Automated Real-time Gross settlement Express Transfer system which utilises a single shared platform and which was launched on 19 November 2007;
TARGET Day means a day on which the TARGET 2 system is open for settlement of payments in EUR;
Taxes means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed or levied by or on behalf of France, the United Kingdom, Spain, Germany, Portugal, any other Eligible Country, Ireland or the United States of America, together with any interest, charges or penalties thereon and Tax and Taxation and similar words shall be construed accordingly;
Termination Event means the occurrence of any of the events set out in Schedule 1;
Three Month Average Dilution Ratio means as at any Monthly Determination Date, the percentage equal to (i) the sum of the Dilution Ratio calculated in respect of each of the three consecutive Monthly Determination Periods ending on such Monthly Determination Date divided by (ii) 3;

Transaction Documents means the Master Receivables Purchase and Servicing Agreement, each Master Purchaser Receivables Power of Attorney, the VC Receivables Purchase Agreement, the VEC Receivables Power of Attorney, the Corporate Services Agreement, each Account Control Agreement, the Variable Funding Agreement, each Note, the Master Purchaser Deed of Charge, the Master Purchaser German Receivables Security Assignment Agreement, each other Master Purchaser Security Document, the Cash Management Agreement, the Subordinated VLN Facility Agreement, the Subordinated VLNs, the VC Subordinated VLN Facility Agreement, the VC Subordinated VLNs, the Parent Undertakings, the FCC Regulations, the FCC Master French Receivables Transfer and Servicing Agreement, each other FCC Document, this Deed, the First Deed of Amendment, the Framework Deed of Amendment and any other agreement or document executed pursuant to or in connection with any of the foregoing;
Treaty Lender means, a person who is treated as a resident of a Treaty State for the purposes of a Treaty and does not carry on a business in Ireland through a permanent establishment with which that person’s participation in the Transaction Documents is effectively connected that subject to the completion of procedural formalities is entitled to relief from Irish tax on interest under that Treaty;
Treaty State means a jurisdiction having a double taxation agreement with Ireland that is in effect (a “Treaty”) which makes provision for full exemption from tax imposed by Ireland on interest;
UK Account Control Deeds means:
(a)	the declaration of trust (as amended on 26 October 2006) entered into by the English Sub-Servicer for the benefit of the Master Purchaser dated 14 August 2006 in respect of the English Sub-Servicer Collection Accounts held with HSBC Bank plc;

(b)	the declaration of trust entered into by the English Sub-Servicer for the benefit of the Master Purchaser dated on or about the Second Closing Date 2008 in respect of the English Sub-Servicer Collection Accounts held with Citibank, N.A. London Branch; and

(c)	the declaration of trust entered into by the US Sub-Servicer for the benefit of the Master Purchaser dated on or about the Second Closing Date in respect of the US Sub-Servicer Master Purchaser Collection Accounts held with Bank of America, N.A., London Branch, together with such other account control agreements as may from time to time be entered into by the English Sub-Servicer or the US Sub-Servicer with the consent of the Collateral Monitoring Agent and the Funding Agent in respect of any further English Sub-Servicer Collection Accounts or US Sub-Servicer Master Purchaser Collection Accounts (as applicable) maintained in England;
UK FCC Account Control Deeds means the declaration of trust entered into with the consent of the Collateral Monitoring Agent and the Funding Agent by the English Sub-Servicer for the benefit of FCC Visteon in respect of the French Receivables Deposit Accounts in the name of the English Seller in accordance with the FCC Documents;
Unapplied Credit Note means the maximum face amount of any credit note, refund, discount, adjustment or allowance issued by a Seller (or where VC is the Seller, VEC)

which has not been applied to reduce or offset the Outstanding Balance of Receivables owed by any Obligor;
Unapplied EUR Cash means, on any date, the aggregate amount of cash collections and other cash proceeds received in EUR on or prior to such date for payment in respect of or on account of EUR Receivables, the Obligors in respect of which such EUR amounts have been received, or the EUR Receivable to which such amounts relate, have not been identified;
Unapplied GBP Cash means, on any date, the aggregate amount of cash collections and other cash proceeds received in GBP on or prior to such date for payment in respect of or on account of GBP Receivables, the Obligors in respect of which such GBP amounts have been received, or the GBP Receivable to which such amounts relate, have not been identified;
Unapplied USD Cash means, on any date, the aggregate amount of cash collections and other cash proceeds received in USD on or prior to such date for payment in respect of or on account of USD Receivables, the Obligors in respect of which such USD amounts have been received, or the USD Receivable to which such amounts relate, have not been identified;
US ABL Credit Agreement means the credit agreement dated on or about the date hereof between, inter alios, the Parent, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A.;
US Person means a “U.S. person” as defined in Regulation S;
US Sub-Servicer means Visteon Electronics Corporation in its capacity as a Sub-Servicer appointed under the Master Receivables Purchase and Servicing Agreement;
US Sub-Servicer Master Purchaser Collection Accounts means the Non-French Receivables Deposit Accounts in the name of Visteon Electronics Corporation;
USD Equivalent or Dollar Equivalent means on the day on which a calculation falls to be made (i) in relation to an amount in USD, that amount, (ii) in relation to an amount in EUR, the amount obtained by applying the applicable USD Spot Rate as at such date to such amount of EUR, (iii) in relation to an amount in GBP, the amount obtained by applying the applicable USD Spot Rate as at such date to such amount of GBP and (i) in relation to an amount in any other currency, the amount obtained by applying the applicable spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of USD with that currency at or about 9.00 a.m. (London time) on such date;
USD Further Subordinated Advance has the meaning given to it in Clause 5.5 of the Subordinated VLN Facility Agreement;
USD Further VC Subordinated Advance has the meaning given to it in Clause 5.5 of the VC Subordinated VLN Facility Agreement;
USD LIBOR means:
(a)	the applicable Screen Rate; or

(b)	(if such Screen Rate is not available for the relevant period in relation to which such interest rate is being determined) the rate (rounded upwards to four decimal places) as offered by the Funding Agent to leading banks in the London interbank market, at or about 11.00 a.m. on the date upon which the determination of the relevant rate is to be made for the offering of deposits in USD for a period comparable to the applicable period in relation to which such interest rate is being determined;
USD Notes means the USD denominated variable loan notes issued by the Issuer and subscribed for by the Lenders under the Variable Funding Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Variable Funding Agreement with the Conditions set out in Schedule 2 of the Variable Funding Agreement, each such note being a USD Note;
USD Post-Enforcement Priority of Payments means the order of priority of payments set out in Clause 8.3 of the Master Purchaser Deed of Charge and reference to a particular item of the USD Post-Enforcement Priority of Payments is to the corresponding paragraph of Clause8.3 of the Master Purchaser Deed of Charge;
USD Pre-Enforcement Priority of Payments means the order of priority of payments set out in Clause 7.4 of the Master Purchaser Deed of Charge and reference to a particular item of the USD Pre-Enforcement Priority of Payments is to the corresponding paragraph of Clause 7.4 of the Master Purchaser Deed of Charge;
USD Purchase Price means the Purchase Price payable in USD in respect of USD Receivables;
USD Receivable means a Receivable that is denominated and payable in USD;
USD Spot Rate means (i) in respect of an amount in EUR on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of USD with EUR at or about 9.00 a.m. (London time) on such date and (ii) in respect of an amount in GBP on any date, the spot rate of exchange quoted by Citibank for the purchase in the London Foreign Exchange Market of USD with GBP at or about 9.00 a.m. (London time) on such date;
USD Subordinated VLN means the USD denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the Subordinated VLN Facility Provider under the Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the Subordinated VLN Facility Agreement with the Subordinated VLN Conditions set out in Schedule 2 of the Subordinated VLN Facility Agreement;
USD Subordinated VLN Required Amount means as at the Funding Date and as at any Determination Date, an amount equal to the sum of:
(a)	the aggregate Purchase Price of all Purchased USD Receivables (other than French Receivables) which are outstanding on such date (or in relation to the calculation made in respect of the Funding Date which are to be purchased by the Master Purchaser on the Funding Date); and

(b)	the principal amount outstanding of any FCC Units denominated in USD then held by the Master Purchaser;
less the Principal Amount Outstanding of the USD Notes as at such date (or in relation to the calculation made in respect of the Funding Date which are to be issued by the Master Purchaser on the Funding Date);
USD VC Proportion means, on any day, the fraction expressed as a percentage calculated by dividing:
(a)	the Outstanding Balance of all Purchased USD Receivables sold to the Master Purchaser by VC; by

(b)	the Outstanding Balance of all Purchased USD Receivables;
USD VC Subordinated VLN means the USD denominated subordinated variable loan note issued by the Master Purchaser and subscribed for by the VC Subordinated VLN Facility Provider under the VC Subordinated VLN Facility Agreement, issued in registered form substantially in the form set out in Schedule 1 to the VC Subordinated VLN Facility Agreement with the VC Subordinated VLN Conditions set out in Schedule 2 of the VC Subordinated VLN Facility Agreement;
USD VC Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the USD VC Proportion; and

(b)	the USD Subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the USD VC Subordinated VLN Required Amount shall not be less than EUR 1,000;
USD VNF Proportion means, on any day, the percentage which is the difference between:
(a)	100 per cent.; and

(b)	the USD VC Proportion;
USD VNF Subordinated VLN Required Amount means as at the first Settlement Date following the Second Closing Date and as at any Determination Date thereafter, an amount equal to the multiple of:
(a)	the USD VNF Proportion; and

(b)	the USD Subordinated VLN Required Amount,
provided that prior to the Variable Funding Facility Termination Date, the USD VNF Subordinated VLN Required Amount shall not be less than USD 1,000;
Value Added Tax and VAT shall be construed as a reference to value added tax under laws of any jurisdiction;

Variable Funding Agreement means the agreement dated on or about the date hereof between the Issuer, the Lenders, the Security Trustee and the Funding Agent relating to the issues of the Notes;
Variable Funding Facility means the note issuance facility granted to the Issuer by the Lenders under the Variable Funding Agreement to enable the Issuer to raise funds by issuing Notes and subsequently through advances made by the Lenders (in the form of increases in the Principal Amount Outstanding of the Notes);
Variable Funding Facility Limit means, subject to any increase agreed in accordance with Clause 20, USD 325 million or such other amount as agreed between the Parent, the Funding Agent and the Lenders;
Variable Funding Facility Termination Date means the earliest to occur of:
(a)	a date designated as such by 5 Business Days’ notice by a Seller or the Parent;

(b)	5 years from the Closing Date; and

(c)	the occurrence of a Termination Event.
VC means VC Receivables Financing Corporation Limited a company incorporated in Ireland;
VC Advance Purchase Price has the meaning given to it in Clause 3.6 (VC Advance Purchase Price) of the VC Receivables Purchase Agreement;
VC Proportion means in respect of:
(a)	USD, the USD VC Proportion;

(b)	EUR, the EUR VC Proportion; and

(c)	GBP, the GBP VC Proportion;
VC Purchase Price means in respect of each Purchased Receivable:
A x (1-B)
where:
A is the Outstanding Balance of such Purchased Receivable on its Payment Date appearing on the relevant Invoice or otherwise recorded on the computer system or records of VEC; and
B is the relevant Discount Percentage for such Purchased Receivable as at the most recent Determination Date;
VC Receivables Purchase Agreement means the agreement dated on or about the Second Closing Date between, inter alios, VEC, the Purchaser, the Master Purchaser, the Security Trustee, the MP Cash Manager, the Funding Agent, the Collateral Monitoring Agent and the Parent;

VC Receivables Purchase Agreement Deed of Formalisation means the deed of formalisation to raise the VC Receivables Purchase Agreement into public status under Spanish law executed by VEC, VC, the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee dated on or about 29 October 2008 and entered into before a Spanish Notary;
VC Subordinated VLN Condition and VC Subordinated VLN Conditions has the meaning given to it in the VC Subordinated VLNs;
VC Subordinated VLN Grid means, in relation to a VC Subordinated VLN, the Grid contained in the Schedule to such VC Subordinated VLN showing increases and decreases in the VC Subordinated VLN Principal Amount Outstanding of such VC Subordinated VLN and maintained by the VC Subordinated VLN Holder;
VC Subordinated VLN Facility means the committed subordinated note issuance facility extended by the VC Subordinated VLN Facility Provider to the Master Purchaser pursuant to the VC Subordinated VLN Facility Agreement;
VC Subordinated VLN Facility Agreement means the facility agreement dated on or about the Second Closing Date between the Master Purchaser, the Security Trustee and the VC Subordinated VLN Facility Provider;
VC Subordinated VLN Facility Provider means VC Receivables Financing Corporation Limited a company incorporated in Ireland;
VC Subordinated VLN Holder means the registered holder of a VC Subordinated VLN issued pursuant to the VC Subordinated VLN Facility Agreement;
VC Subordinated VLN Holder Accession Letter means a letter substantially in the form set out in Schedule 3 of the VC Subordinated VLN Facility Agreement;
VC Subordinated VLN Holder Accounts means such accounts in the name of the VC Subordinated VLN Facility Provider denominated in each of EUR, USD or GBP as the VC Subordinated VLN Facility Provider and any other VC Subordinated VLN Holder may notify in writing from time to time to the Master Purchaser, the Security Trustee and the MP Cash Manager, it being agreed that the VC Subordinated VLN Facility Provider shall notify each of the Master Purchaser, the Security Trustee and the MP Cash Manager of one such account in each Agreed Currency by no later than two Business Days prior to the first Settlement Date following the Second Closing Date;
VC Subordinated VLN Initial Subscription Price means, in relation to a VC Subordinated VLN, an amount equal to the initial par value of such VC Subordinated VLN, in the Agreed Currency in which that VC Subordinated VLN is denominated, such amount specified by the Master Purchaser in the Subordinated VLN Initial Funding Request;
VC Subordinated VLN Principal Amount Outstanding means, on any given date in respect of a VC Subordinated VLN, in the Agreed Currency in which that VC Subordinated VLN is denominated:
(a)	the initial par value of the VC Subordinated VLN, less

(b)	the aggregate amount of all VC Subordinated VLN Principal Payments in respect of such VC Subordinated VLN that have become due and payable and have been paid on or prior to such given date, plus

(c)	the aggregate amount of each payment of a Further VC Subordinated Advance;
VC Subordinated VLN Principal Payment has the meaning given to it in VC Subordinated VLN Condition 4.3 of the VC Subordinated VLN Facility Agreement;
VC Subordinated VLN Required Amount means in respect of:
(a)	USD, the USD VC Subordinated VLN Required Amount;

(b)	EUR, the EUR VC Subordinated VLN Required Amount; and

(c)	GBP, the GBP VC Subordinated VLN Required Amount;
VC Subordinated VLNs means the USD VC Subordinated VLN, the EUR VC Subordinated VLN and the GBP VC Subordinated VLN;
VC Supplemental Purchase Price has the meaning given to it in Clause 3.9 of the VC Receivables Purchase Agreement;
VEC means Visteon Electronics Corporation being a company incorporated in Delaware;
VEC Account means in respect of VEC and an Agreed Currency, the bank account of VEC (other than a Deposit Account) as notified in writing by VEC to the Purchaser, the Master Purchaser, the Collateral Monitoring Agent and the MP Cash Manager;
VEC Negative Balance has the meaning given to it in Clause 3.8 (Reconciliation on Settlement Date) of the VC Receivables Purchase Agreement;
VEC Permitted Encumbrance means:
(a)	any Encumbrance created by VEC by or pursuant to the Transaction Documents; and

(b)	any netting or set-off arrangement pursuant to which a Deposit Account Bank is permitted to deduct the amount of any normal account fees owed to it in connection with a Deposit Account from amounts standing to the credit of such Deposit Account;
VEC Permitted Indebtedness means in respect of VEC, any indebtedness VEC would not be prohibited from creating, issuing, incurring, assuming or becoming liable in respect of pursuant to Article VI, Section 6.01 of the US ABL Credit Agreement as at the Second Closing Date it being agreed (i) that any amendment made after the Second Closing Date to such provision of the US ABL Credit Agreement shall not have the effect of amending this definition unless such amendment is made in accordance with Clause 13 of this Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this definition;
VEC Receivables Power of Attorney has the meaning given to it in Clause 2.4 of the VC Receivables Purchase Agreement;

Visteon Group means the Parent, any direct or indirect subsidiary of the Parent;
VNF Proportion means in respect of:
(a)	USD, the USD VNF Proportion;

(b)	EUR, the EUR VNF Proportion; and

(c)	GBP, the GBP VNF Proportion;
VNF Subordinated VLN Required Amount means in respect of:
(d)	USD, the USD VNF Subordinated Required Amount;

(e)	EUR, the EUR VNF Subordinated Required Amount; and

(f)	GBP, the GBP VNF Subordinated Required Amount;
VSI MRPSA Deed of Novation means the deed of novation of the pledge over bank accounts of Visteon Sistemas Interiores España, S.L.U. in relation to the Master Receivables Purchase and Servicing Agreement between Visteon Sistemas Interiores España, S.L.U., the Master Purchaser, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent dated on or about 29 October 2008 and entered into before a Spanish Notary;
VSI MFRTSA Deed of Novation means the deed of novation of the pledge over bank accounts of Visteon Sistemas Interiores España, S.L.U. in relation to the FCC Master French Receivables Transfer and Servicing Agreement between Visteon Sistemas Interiores España, S.L.U., the FCC Management Company and the FCC Custodian dated on or about 29 October 2008 and entered into before a Spanish Notary;
Weighted Average Floating Rate means a percentage calculated as at each Monthly Determination Date equal to:
(AxB) + (CxD) + (ExF)
                G
where:

A	=	USD LIBOR as at such Monthly Determination Date;

B	=	the aggregate Outstanding Balance of Purchased US Receivables as at such date;

C	=	EURIBOR as at such Monthly Determination Date;

D	=	the USD Equivalent of the aggregate Outstanding Balance of Purchased EUR Receivables as at such date;

E	=	GBP LIBOR as at such Monthly Determination Date;

F	=	the USD Equivalent of the aggregate Outstanding Balance of Purchased GBP Receivables as at such date;

G	=	the sum of (i) B, (ii) D, and (iii) F.

2.2		Any reference in any Transaction Document to:
administration, examination, bankruptcy, liquidation, dissolution, receivership or winding-up of a person shall be construed so as to include any equivalent or analogous proceedings (including any suspension of payments) under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;
agreed form means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification;
Clause, Recital, Appendix or Schedule in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document;
EUR or € or euro means the currency introduced at the commencement of the third stage of European Economic and Monetary Union as of 1 January 1999 pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union;
holding company means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary;
including shall be construed as meaning including without limitation;
indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
a person shall be construed as being insolvent if such person goes into administration, bankruptcy, liquidation, examination, dissolution, receivership or winding-up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets;
month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; Provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);
person or Person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

Pounds Sterling, pounds, sterling, GBP or £ means the lawful currency as at the date of this Deed of the United Kingdom;
stamp duty shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same);
subsidiary of a company or corporation shall be construed as a reference to any company or corporation (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and
US dollars, USD or US$ means the lawful currency of the United States of America.
2.3 When used in any of the Transaction Documents, the terms relevant Settlement Date, relevant Determination Date or relevant Determination Period will mean the Settlement Date, relative to a particular Determination Date and/or Determination Period, or the Determination Date relative to a particular Determination Period and/or Settlement Date or the Determination Period relative to a particular Determination Date and/or Settlement Date as the case may be.
2.4 Where a denominator in any fraction to be used in connection with any calculation in a definition is zero, the relevant fraction will be zero.
2.5 The headings in any Transaction Document shall not affect its interpretation. References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.
2.6 Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.
2.7 Unless the context otherwise requires, any reference in any Transaction Document to:
(a)	any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)	any statutory provision or legislative enactment shall be deemed also to refer to any re-enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(c)	any party to a Transaction Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time;

(d)	a person shall include a reference to an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context may require;

(e)	unless stated otherwise, any provision setting forth an obligation to pay an amount in respect of remuneration or costs or charges or expenses shall be inclusive of any applicable amount in respect of VAT or similar Tax charged or chargeable in respect thereof at any rate; and

(f)	the provisions contained in any schedule or appendix to any Transaction Document have effect as if they had been incorporated in such Transaction Document.
2.8 Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrear on the basis of actual days elapsed and 360 days per annum.
2.9 A reference to a Monthly Determination Period or Monthly Determination Date in any definition or other provision of any other Transaction Document shall, to the extent such Monthly Determination Period or Monthly Determination Date would fall prior to the Funding Date, such reference shall be construed as a reference to a complete calendar month and the last day of a complete calendar month respectively.
3. Agreement
The parties hereto acknowledge that the provisions contained in Clauses 3 to 6 and Clauses 12 to 28 (inclusive) shall, except where the context otherwise requires and save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.
4. Jurisdiction
Submission to Jurisdiction
4.1 All the parties agree that the courts of England are (subject to 4.2 and 4.3 below) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed and for such purposes irrevocably submit to the jurisdiction of the English courts.
4.2 The agreement contained in Clause 4.1 above is included for the benefit of the Master Purchaser, the Noteholders, the Lenders, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank, the Funding Agent and the Security Trustee. Accordingly, notwithstanding the exclusive agreement in Clause

4.1 above, each of the Master Purchaser, the Noteholders, the Lenders, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank, the Funding Agent and the Security Trustee shall retain the right to bring proceedings against any other party in any other court which has jurisdiction by virtue of Council Regulation EC No 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended) or the Convention on Jurisdiction and Enforcement of Judgments signed on 16 September 1988 (as in each case from time to time amended and extended).
4.3 Each of the Master Purchaser, the Noteholders, the Lenders, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank, the Funding Agent and the Security Trustee may in its absolute discretion, take proceedings against any other party in the Courts of any other country which may have jurisdiction including the Courts of the State of New York to whose jurisdiction each of the Parent, VEC, the Sellers, the Servicers, the VC Subordinated VLN Facility Provider, the Subordinated VLN Facility Provider and the Master Purchaser irrevocably submits.
4.4 Each of the Parent, VEC, the VC Subordinated Facility Provider, the Subordinated VLN Facility Provider, the Sellers, the Servicers and the Master Purchaser irrevocably waives any objections to the jurisdiction of any Court referred to in this Clause 4.
4.5 Each of the Parent, VEC the Subordinated VLN Facility Provider, the Sellers, the Servicers and the Master Purchaser irrevocably agrees that a judgment or order of any Court referred to in this Clause in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
Agents for Service of Process:
4.6 Without prejudice to any other mode of service:
(a)	unless expressly otherwise agreed in any of the Transaction Documents each of the Parent, VEC, each Seller (other than Visteon UK Limited), each Servicer (other than Visteon UK Limited), the VC Subordinated VLN Facility Provider and the Subordinated VLN Facility Provider appoints the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Funding Agent:

Kirkland & Ellis International LLP
 30 St Mary Axe
London EC3A 8AF

Attention: Neel Sachdev
Fax: +44 20 7469 2001
(b)	unless expressly otherwise agreed in any of the Transaction Documents each of the Master Purchaser and the Corporate Administrator appoints the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Funding Agent:

Wilmington Trust SP Services (London) Limited
Tower 42 (Level 11)
International Financial Centre
 25 Old Broad Street
London EC2N 1HQ

Attention: Ruth Samson
(c)	each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned; and

(d)	each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.
5. Further Assurances
Each of the parties (other than the Security Trustee) agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, deeds, agreements, consents, notices or authorisations as may be required by law or as may be necessary in the reasonable opinion of the Master Purchaser or the Funding Agent or the Security Trustee to implement and/or give effect to each Transaction Document and the transactions contemplated thereby.
6. Notices
6.1 Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the number set out in Clause 6.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 6.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 6.1). Any notice so served by hand, fax or post shall be deemed to have been duly given:
(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. (London time) on the second Business Day following the date of posting, provided that in each case where delivery by hand or fax occurs after 5.00 p.m. (London time) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.
References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Master Purchaser, the Servicer, the Seller, the Funding Agent.
6.2 The addresses and fax numbers of the parties for the purpose of Clause 6.1 are as follows:

THE PARENT

VISTEON CORPORATION	Address:	One Village Center Drive
Van Buren Township,
MI 48111
USA

	Fax:	+1 734-736-5563

	For the attention of:	Treasurer

	With a copy to:	Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601

	Fax:	+1 312-861-2200

	For the attention of:	Linda K. Myers PC

THE SUBORDINATED VLN FACILITY PROVIDER

VISTEON NETHERLANDS FINANCE B.V.	Address:	Visteon Strasse 4-10
50170 Kerpen
Germany

	Fax:	+49 2273 5952 533

	For the attention of:	Salvador Medina

THE SELLERS AND THE SERVICERS

VISTEON UK LIMITED	Address:	Endeavour Drive
Basildon
Essex SS14 3WF
United Kingdom

	Fax:	+ 44 1268 700001

	For the attention of:	Steven Gawne/ John Donofrio/ Andrew Steven Gill/ Glenda Minor

VISTEON DEUTSCHLAND GMBH	Address:	Visteon Strasse 4-10 50170 Kerpen Germany

	Fax:	+ 49 2273 5951 269

	For the attention of:	Roland Greff/
Dr Mathias Hüttenrauch/
Tom Schultz

VISTEON SYSTEMES INTERIEURS S.A.S.	Address:	Tour Pentagone Plaza,
381, avenue du Général de Gaulle,
92140 Clamart
France

	Fax:	+ 33 1 5813 6550

	For the attention of:	Terrence Gohl

VISTEON ARDENNES INDUSTRIES S.A.S.	Address:	Z.I. De Montjoly BP 228 08102 Charleville – Mézières Cedex France

	Fax:	+ 33 3 2457 2252

	For the attention of:	Stephen Gawne

VISTEON SISTEMAS INTERIORES ESPAÑA, S.L.U.	Address:	Carretera A-2001, Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

	Fax:	+ 34 93478 3534

	For the attention of:	Terrence Gerard Gohl/ Glenda J. Minor/ Pierre Eugène Boulet

CÁDIZ ELECTRÓNICA, S.A.U.	Address:	Carretera A-2001, Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

	Fax:	+ 34 956 483 351

	For the attention of:	João Paulo de Sousa Ribeiro/ Daniel Linàn Macias/ Sunil Kumar Bilolikar/

VISTEON PORTUGUESA LIMITED	Address:	Estrada Nacional No. 252-Km12 Parque Industrial das Carrascas 2951-503 Palmela Portugal

	Fax:	+ 315 212 339 269

	For the attention of:	Sunil Kumar Bilolikar/ Glenda Minor/ John Donofrio

MASTER SERVICER, VEC AND US SUB-SERVICER

VISTEON ELECTRONICS CORPORATION	Address:	One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A.

	Fax:	+1 734-736-5563

	For the attention of:	Treasurer

A SELLER AND VC SUBORDINATED VLN FACILITY PROVIDER

VC RECEIVABLES FINANCING CORPORATION LIMITED	Address:	5 Harbourmaster Place I.F.S.C. Dublin 1

	Fax:	+ 353 1 680 6050

	For the attention of:	Rhys Owens / Louise Delaney

THE MASTER PURCHASER

VISTEON FINANCIAL CENTRE P.L.C.	Address:	c/o Wilmington Trust SP Services (Dublin) Limited, First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland

	Fax:	+ 353 1 612 5550

	For the attention of:	Alan Geraghty

with a copy to:

CITIBANK, N.A. (as MP Cash Manager)

	Address:	14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB

	Fax:	+44 (0)20 7192 3116

	For the attention of:	Tony Warner, SF Team

THE CORPORATE ADMINISTRATOR

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED	Address:	First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland

	Fax:	+ 353 1 612 5550

	For the attention of:	Alan Geraghty

THE LENDERS AND NOTEHOLDERS

CITIBANK, N.A.	Address:	Citibank, N.A., London UK Loans Processing Unit 2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE United Kingdom

	Fax:	+44 (0)20 7500 5806

	For the attention of:	UK Loans Processing Unit

UBS AG	Address:	1 Finsbury Avenue London EC2M 2PP England

	Fax:	+44 20 7568 3978/5607

	For the attention of:	Banking Products Services

BNP PARIBAS	Address:	La Défense Esplanade 1 Place de l’Iris – La Défense 2, F-92400 COURBEVOIE

	Fax:	+33 1 40 14 08 69

	For the attention of:	BNP Paribas APAC Commercial International

BNP PARIBAS, DUBLIN BRANCH	Address:	5 Georges Dock I.F.C.S., Dublin 1 Ireland

	Fax:	+353 1 612 5022

	For the attention of:	Brenda Tyrrell

JP MORGAN CHASE BANK, N.A.	Address:	4th Floor Prestige Knowledge Park Near Maráthalli Junction Outer Ring Road Kadabeesanahalli Vathur Hobli Bangalore 560087

	Fax:	+44 (0) 207 492 3297 or +44 (0) 207 492 3298

	For the attention of:	Veena B Gowda J.P. Morgan Chase European Loan Operations

BANK OF AMERICA, N.A.	Address:	20975 Swenson Drive, Suite 200 Waukesha, WI 53186 USA

	Fax:	+1 262-798-4882

	For the attention of:	Robert J. Lund Sr. Vice President

CREDIT SUISSE	Address:	One Madison Avenue New York NY 100100 USA

	Fax:	+1 212-538-3380

	For the attention of:	Ed Markowski/Hazel Leslie

DEUTSCHE BANK AG LONDON	Address:	Winchester House 1 Great Winchester Street London EC2N 2DB

	Fax:	+44 20 7545 8510

	For the attention of:	Stephan Specht/Toby Boon

THE BANK OF NEW YORK MELLON	Address:	500 Grant Street One Mellon Center, Room 3600 Pittsburgh, PA 15258-0001

	Fax:	+1 412-236-1914

	For the attention of:	Mark Johnston

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)	Address:	150 South Wacker Drive Suite 2200 Chicago IL 60606 USA

	Fax:	+1 312 332 6768

	For the attention of:	Mark Dunne

THE CIT GROUP / BUSINESS CREDIT, INC.	Address:	11 West 42nd Street, 13th Floor New York, NY 10036 USA

	Fax:	+1 212 461-7762

	For the attention of:	Steven M. Schuit

KINGS CROSS ASSET FUNDING NO. 6 SARL	Address:	6, Rue Phillipe II L-2340 Luxembourg

	Fax:	+44 207 691 9761

	For the attention of:	Jenny Karlsson

THE FUNDING AGENT

CITIBANK INTERNATIONAL PLC	Address:	5TH Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB

	Fax:	+44 20 8636 3824

	For the attention of:	Loans Agency

THE MP CASH MANAGER

CITIBANK, N.A.	Address:	14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB

	Fax:	+44 20 7192 3116

	For the attention of:	Tony Warner, SF Team

THE COLLATERAL MONITORING AGENT

CITICORP USA, INC.	Address:	2 Penn’s Way, New Castle, DE 19720, U.S.A.

	Fax:	+1 212 894 0849

	For the attention of:	Janet Marvel

THE SECURITY TRUSTEE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.	Address:	Fifth Floor, 100 Wood Street, London EC2V 7EX

	Fax:	+44 20 7606 0643

	For the attention of:	The Manager, Commercial Trusts (ref: 66933)

THE MASTER PURCHASER TRANSACTION ACCOUNT BANK

CITIBANK, N.A.	Address:	14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB

	Fax:	+44 20 7192 3116

	For the attention of:	Tony Warner, SF Team
A party may notify any of the other parties to any of the Transaction Documents of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 6.2, provided that such notice shall only be effective on:
(a)	the date specified in the notice as the date on which the change is to take place; or
(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.
7. Yield Protection indemnities
Increased Costs
7.1 (a) If any Change in Law shall:
(i)	impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Noteholder; or

(ii)	impose on any Lender or Noteholder or the London interbank market any other condition affecting the Variable Funding Agreement or any Notes or any commitment or participation by that Lender or Noteholder thereunder;
and the result of any of the foregoing shall be to increase the cost to such Lender or Noteholder of making of any funding available pursuant to the Variable

Funding Agreement or any Note or in holding any Note (or of maintaining its obligation to provide any funding pursuant to the Variable Funding Agreement or any Note or to reduce the amount of any sum received or receivable by such Lender or Noteholder under any Transaction Document (whether of principal, interest or otherwise), then the Parent, VEC and the Sellers will pay to such Lender or Noteholder, as the case may be, such additional amount or amounts as will compensate such Lender or Noteholder as the case may be, for such additional costs incurred or reduction suffered.
(b)	If any Lender or Noteholder determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Noteholder’s capital or on the capital of such Lender’s or Noteholder’s holding company, if any, as a consequence of the Variable Funding Agreement or the Notes held by it, to a level below that which such Lender or Noteholder or such Lender’s or Noteholder’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Noteholder’s policies and the policies of such Lender’s or Noteholder’s holding company with respect to capital adequacy), then from time to time the Parent, VEC and the Sellers will pay to such Lender or Noteholder, as the case may be, such additional amount or amounts as will compensate such Lender or Noteholder or such Lender’s or Noteholder’s holding company for any such reduction suffered.
Breakage Costs
7.2 In the event of the payment of any principal of any Note other than on a Settlement Date (including as a result of a Master Purchaser Event of Default) or in the event of a failure to borrow after a Funding Request has been delivered, then in any such event, the Parent, VEC and the Sellers shall compensate each Lender and Noteholder for the loss, cost and expense attributable to such event. Such loss cost or expense to any Lender or Noteholder shall be deemed to include an amount determined by such Lender or Noteholder to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Note had such event not occurred, at the Reference Rate that would have been applicable to such Note, for the period from the date of such event to the next following Settlement Date, above (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender or Noteholder would bid were it to bid, at the commencement of such period, for deposits in the same Agreed Currency as the relevant Note of a comparable amount and period from other banks in the London interbank market (or in the case of EUR the European interbank market).
Demand and payment
7.3 Any demand made by a Noteholder or Lender under Clause 7.1 or, as the case may be, Clause 7.2 shall be accompanied by a statement signed by a duly authorised signatory of such Noteholder or Lender, as the case may be giving (to the extent that such information is within its possession and knowledge and that disclosure of such information would not involve the breach of any duty of confidentiality owed by the Noteholder or the Lender, as the case may be, to any other person) reasonable particulars of:

(a)	in the case of a demand under Clause 7.2, the calculation of the claim for reimbursement; and
(b)	in the case of a demand made under Clause 7.1, the Relevant Change and how the relevant amount has been calculated, together with any supporting documentation. The Parent, VEC and the Sellers shall promptly upon written demand pay such Lender or Noteholder, as the case may be, the amount shown as due on any such demand within 10 days after receipt thereof.
Each amount certified by the Noteholder or, Lender, as the case may be, as being due under this Clause 7 shall, in the absence of manifest error, be conclusive evidence of the amount so claimed.
7.4 Failure or delay on the part of any Lender or Noteholder to demand any compensation pursuant to this Clause 7 shall not constitute a waiver of such Lender’s or Noteholder’s right to demand such compensation; provided that the Parent and the Sellers shall not be required to compensate a Lender or a Noteholder pursuant to Clause 7.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Noteholder, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Noteholder’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
8. Default Interest
8.1 If any sum due and payable by any Seller, VEC, any Servicer, the Parent, the VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider is not paid on the due date therefor in accordance with the provisions of the relevant Transaction Documents or if any sum due and payable by any Seller, VEC, any Servicer, the Parent, the VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider under any judgment or decree of any court in connection herewith is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of such Seller, VEC, such Servicer, the Parent, the VC Subordinated VLN Facility Provider or such Subordinated VLN Facility Provider to pay such sum (the balance thereof for the time being unpaid being herein referred to as an unpaid sum) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the person to whom such sum is payable.
8.2 During each such period relating thereto as is mentioned in Clause 8.1 an unpaid sum shall bear interest at the rate per annum which is the sum of two per cent. and (i) with respect to amounts payable in EUR, EURIBOR, (ii) with respect to amounts payable in USD, USD LIBOR, and (iii) with respect to amounts payable in GBP, GBP LIBOR.
8.3 Any interest which shall have accrued under Clause 8.2 in respect of an unpaid sum shall be due and payable and shall be paid by such Seller, VEC, such Servicer, the Parent, the VC Subordinated VLN Facility Provider or such Subordinated VLN Facility Provider (as the case may be) at the end of the period by reference to which it is calculated or on such other dates as the Person to whom such sum is owed may specify by written notice to such Seller, VEC, such Servicer, the Parent, such VC Subordinated VLN Facility Provider or such Subordinated VLN Facility Provider (as the case may be).
9. Seller, VEC and Servicer Indemnities and undertakings by the Master Purchaser and VC
Indemnities by the Sellers and VEC
9.1 Without limiting any other rights that the Master Purchaser, the Noteholders, the Lenders, the Security Trustee, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank or the Funding Agent or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an Indemnified Party) may have hereunder or under the other Transaction Documents, or under applicable law, each Seller and VEC (each, an Indemnifying Party) hereby severally agrees to indemnify each Indemnified Party from and against any and all costs, expenses, claims, losses, damages and liabilities (including reasonable lawyers’ fees and disbursements provided such reimbursement obligations shall be limited to the fees and disbursements of one counsel for the Security Trustee (and, to the extent necessary as determined by the Security Trustee, one or more local counsel), one counsel to act for both the Master Purchaser Transaction Account Bank and the MP Cash Manager, one counsel for the Collateral Monitoring Agent and of one counsel for the Funding Agent, the Lenders and the Noteholders and, to the extent necessary as determined by the Collateral Monitoring Agent, one or more local counsel) (all of the foregoing being collectively referred to as Indemnified Amounts) arising out of or resulting from the Master Receivables Purchase and Servicing Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by that Indemnifying Party or of the Notes or in respect of any Receivable originated by that Indemnifying Party or any Contract to which such Indemnifying Party is a party, excluding, however, (a) Indemnified Amounts to the extent that such Indemnified Amounts have resulted from gross negligence, bad faith or wilful default on the part of such Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) Indemnified Amounts in respect of any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of the Master Receivables Purchase and Servicing Agreement or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, (d) Indemnified Amounts resulting from a breach by the Indemnified Party in respect of its obligations under any of the Transaction Documents, or (e) Indemnified Amounts arising from a dispute between Lenders and not involving the Funding Agent (in its capacity as such) or the Parent provided that to the extent that any Indemnified Amounts are not attributable to a particular Indemnifying Party, each Indemnifying Party shall only be liable to the extent of that Seller’s Seller Proportion of the relevant Indemnified Amount. Indemnified Amounts shall be payable on demand to each Indemnified Party without any set-off, deduction, counterclaim or withholding from any and all amounts necessary to indemnify such Indemnified Party. Without limiting or being limited by the foregoing and without extending the scope of the foregoing in particular in relation to the several liability only of each Seller and VEC, each Seller and VEC shall pay on demand to each Indemnified Party without any set off, deduction, counterclaim or withholding any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:
(a)	the characterisation in any Master Servicer Report or other written statement made by or on behalf of that Indemnifying Party of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Master Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;
(b)	any representation or warranty or statement made or deemed made by that Indemnifying Party (or any of its officers) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made;
(c)	the failure by that Indemnifying Party to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or the related Contracts, or the failure of any Purchased Receivable or the related Contract to conform to any such applicable law, rule or regulation; or the failure by that Indemnifying Party to pay, remit or account for any taxes related to or included in a Receivable, when due;
(d)	the failure by that Indemnifying Party (other than VEC) to vest (i) in the Master Purchaser effective title in the Purchased Receivables or, with respect to English Restricted Receivables, a valid and enforceable beneficial interest in a trust over such Receivables, and the Related Security and the Collections free and clear of any Encumbrances or (ii) in the Security Trustee a first priority perfected security interest as provided in the Master Purchase Deed of Charge;
(e)	the failure by VEC as Indemnifying Party to vest in the Purchaser (which resulted in a failure of the Purchaser to vest in the Master Purchaser) effective title in the Purchased Receivables and the Related Security and the Collections free and clear of any Encumbrances;
(f)	the failure by that Indemnifying Party, when so required in accordance with the Transaction Documents, to have properly notified any Obligor of the transfer, sale or assignment of, or creation of a trust over, any Receivable pursuant to the Transaction Documents to the extent such notice is required to perfect the same under any applicable law and for the purposes of this Clause (f), perfect means to render opposable, publish and allow the setting up of the purchaser’s interest in, and right to collect payment under, the assets which are the subject of such transfer, sale and assignment, and to make opposable, publish and allow the setting up of such transfer, sale and assignment as against Obligors and other third parties, including any liquidator, administrator, trustee in bankruptcy or other insolvency official under any applicable law;
(g)	any dispute, claim, counterclaim, set off or defence (other than discharge in insolvency of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be a Purchased Receivable sold by that Indemnifying Party (including, without limitation, a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim whether of the Obligor or any third party resulting from the sale of automotive products related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by a Seller or VEC, as the case may be, or any of its Affiliates acting as Servicer);
(h)	any failure of that Indemnifying Party to perform its duties or obligations under the Contracts;
(i)	any product liability, property damage, personal injury, consequential loss or other claim arising out of or in connection with the automotive products which are the subject of any Contract to which that Indemnifying Party is a party;
(j)	the commingling of Collections of Purchased Receivables sold by that Indemnifying Party at any time with other funds;
(k)	any investigation, litigation or proceeding related to the VC Receivables Purchase Agreement, the Master Receivables Purchase and Servicing Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables or Notes or in respect of any Receivable or Related Security or Contract (including, without limitation, in connection with the preparation of a defence or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by a Seller or VEC, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);
(l)	any failure of that Indemnifying Party to comply with its covenants contained in this Deed or any other Transaction Document; and
(m)	any claim arising out of any failure by that Indemnifying Party to obtain a consent from the relevant Obligor to the transfer, sale or assignment of any Receivable pursuant to the Transaction Documents;
Indemnities by the Servicers
9.2 Without limiting any other rights that the Master Purchaser, the Noteholders, the Lenders, the Security Trustee, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank or the Funding Agent or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a Special Indemnified Party) may have hereunder or under applicable law, and in consideration of its appointment as Servicer under the Master Receivables Purchase and Servicing Agreement, each Servicer hereby severally agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable lawyers’ fees provided such reimbursement obligations shall be limited to the fees and disbursements of one counsel for the Security Trustee (and, to the extent necessary as determined by the Security Trustee, one or more local counsel), one counsel to act for both the Master Purchaser Transaction Account Bank and the MP Cash Manager, one counsel for the Collateral Monitoring Agent and one counsel for the Funding Agent, the Lenders and the Noteholders and, to the extent necessary as determined by the Collateral Monitoring Agent, of one or more local counsel)) (all of the foregoing being collectively referred to as Special Indemnified Amounts) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent have resulted from gross negligence, bad faith or wilful default on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Deed or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, (d) resulting from a breach by the Indemnified Party in respect of its obligations under, or (e) arising from a dispute between Lenders and not involving the Funding Agent (in its capacity as such) or the Parent):
(a)	any representation made or deemed made by that Servicer pursuant to the Master Receivables Purchase and Servicing Agreement or any other Transaction Document which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by that Servicer under or in connection with the Master Receivables Purchase and Servicing Agreement or any other Transaction Document which shall have been incorrect in any material respect when made;
(b)	the failure by that Servicer to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or Contract;
(c)	any failure of that Servicer to perform its duties or obligations in accordance with the provisions of the Master Receivables Purchase and Servicing Agreement or any other Transaction Document;
(d)	the commingling of Collections of Purchased Receivables at any time by that Servicer with other funds;
(e)	any breach of an obligation of that Servicer reducing or impairing the rights of the Master Purchaser, the Noteholders, Lenders, the Security Trustee, Collateral Monitoring Agent, the MP Cash Manager or the Funding Agent with respect to any Pool Receivable or the value of any Receivable;
(f)	any Servicer Fees or other costs and expenses payable to any replacement servicer, to the extent in excess of the Servicer Fees payable to that Servicer under the Master Receivables Purchase and Servicing Agreement; or
(g)	payment of any claim brought by any Person other than a Special Indemnified Party arising from any activity by that Servicer or its Affiliates in servicing, administering or collecting any Receivable.
Special Indemnified Amounts shall be payable on demand to each Special Indemnified Party without any set off, deduction, counterclaim or withholding from any and all amounts necessary to indemnify such Special Indemnified Party.
Payment of amounts by Master Purchaser
9.3 If and to the extent that any Seller, VEC, any Servicer or the Parent do not pay when due any amount payable by them to any Affected Person under any Transaction Document (each such unpaid amount being an Unpaid Amount), the Master Purchaser hereby undertakes as a separate and primary obligation that it will pay to the relevant Affected Person an amount equal to the relevant Unpaid Amount on the immediately succeeding Settlement Date, subject to and in accordance with the applicable Master Purchaser Priority of Payments. Each Seller, VEC, each Servicer and the Parent hereby severally agrees to reimburse the Master Purchaser for any Unpaid Amounts paid by the Master Purchaser to an Affected Person pursuant to this Clause 9.3 in respect of a failure to pay by that Seller, VEC, Servicer or Parent and to indemnify the Master Purchaser against any cost, loss, liability, damage or expense suffered or incurred by the Master Purchaser in consequence of such failure by such Seller, VEC, Servicer or Parent to pay such Unpaid Amount when due.
9.4 The Master Purchaser shall be entitled to set-off any amount payable by it to the Seller, VEC, the Servicer or the Parent against any amount payable to the Master Purchaser by the Seller, VEC, the Servicer or the Parent under Clause 9.3.
9.5 The indemnities and agreements set out in this Clause 9 shall survive the termination or expiry of this Deed or the resignation or replacement of any Indemnified Party or Special Indemnified Party.
Undertakings of VC
9.6 VC undertakes with the Master Purchaser, VEC, the Security Trustee and the Funding Agent, for as long as any of the Transaction Documents are in force, as follows:
(a)	maintain its own separate books and records and bank accounts;
(b)	at all times hold itself out to the public and all other Persons as a legal entity separate from any other Person;
(c)	have its own board of directors;
(d)	file its own tax returns as may be required under applicable tax Law and make any elections required or allowed under such applicable tax Law, and to pay any taxes so required to be paid under applicable Law;
(e)	not commingle its assets with assets of any other Person, except as permitted in the Transaction Documents;
(f)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
(g)	maintain separate financial statements;

(h)	pay its own liabilities only out of its own funds;
(i)	maintain an arm’s length relationship with its affiliates and members;
(j)	pay the salaries of its own employees, if any;
(k)	not hold out its credit or assets as being available to satisfy the obligations of others;
(l)	allocate fairly and reasonably any overhead for shared operating expenses;

(m)	use separate stationery, invoices and cheques;

(n)	except as otherwise contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(o)	correct any known misunderstanding regarding its separate identity;

(p)	maintain adequate capital in light of its contemplated business purposes, transactions and liabilities;

(q)	cause its board of directors to meet at least annually and keep minutes of such meetings and actions and observe all other corporate formalities;

(r)	not acquire any securities of any of its shareholders; and

(s)	cause its shareholders, directors, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing and in its best interests.
10. Collateral Monitoring Agent
Appointment of the Collateral Monitoring Agent
10.1	(a) Each of the Lenders and the Noteholders and the Master Purchaser appoints the Collateral Monitoring Agent to act as its agent under and in connection with the Transaction Documents.
(b)	Each of the Lenders and the Noteholders and the Mater Purchaser authorise the Collateral Monitoring Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Monitoring Agent under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions.
Duties of the Collateral Monitoring Agent
10.2	(a) The Collateral Monitoring Agent shall promptly forward to a Lender or a Noteholder or the Master Purchaser the original or a copy of any document which is delivered to the Collateral Monitoring Agent by any other party pursuant to the Transaction Documents.
(b)	Except where a Transaction Document specifically provides otherwise, the Collateral Monitoring Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any Lender or Noteholder or to the Master Purchaser.
No fiduciary duties
10.3	(a)Nothing in this Agreement constitutes the Collateral Monitoring Agent as a trustee or fiduciary of any other person.

(b)	The Collateral Monitoring Agent shall not be bound to account to any Lender or Noteholder or to the Master Purchaser for any sum or the profit element of any sum received by it for its own account.
Business with the Group
10.4 The Collateral Monitoring Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Visteon Group.
Rights and discretions
10.5 (a) The Collateral Monitoring Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	The Collateral Monitoring Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Master Purchaser, the Lenders and the Noteholders) that:
(i)	no Master Purchaser Event of Default, Cash Control Event, Termination Event or Servicer Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party has not been exercised;
(c)	The Collateral Monitoring Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	The Collateral Monitoring Agent may act in relation to the Transaction Documents through its personnel and agents.
(e)	The Collateral Monitoring Agent may disclose to any other Party any information it reasonably believes it has received as Collateral Monitoring Agent under this Agreement.
(f)	Notwithstanding any other provision of any Transaction Document to the contrary, the Collateral Monitoring Agent shall not be obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
Majority Lenders’ instructions
10.6	(a) Unless a contrary indication appears in a Transaction Document, the Collateral Monitoring Agent shall (i) exercise any right, power, authority or discretion vested in it as Collateral Monitoring Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Collateral Monitoring Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.
(b)	Unless a contrary indication appears in a Transaction Document, any instructions given by the Majority Lenders will be binding on all the other Lenders and Noteholders.
(c)	The Collateral Monitoring Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders or Noteholders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or Noteholders) the Collateral Monitoring Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders and the Noteholders.
(e)	The Collateral Monitoring Agent is not authorised to act on behalf of a Lender or a Noteholder (without first obtaining that Lender’s or Noteholder’s consent) in any legal or arbitration proceedings relating to any Transaction Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents or the Encumbrances created thereby.
Responsibility for documentation
10.7	The Collateral Monitoring Agent is not, nor shall be, responsible:
(a)	for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Collateral Monitoring Agent, the Purchaser, the Master Purchaser, any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider, any Subordinated VLN Facility Provider or any other person given in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents; or
(b)	for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any Encumbrances created thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document.
Exclusion of liability
10.8	(a) Without limiting paragraph (b) below, the Collateral Monitoring Agent will not be liable for any action taken by it under or in connection with any Transaction Document unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Collateral Monitoring Agent) may take any proceedings against any officer, employee or agent of the Collateral Monitoring Agent in respect of any claim it might have against the Collateral Monitoring Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Collateral Monitoring Agent may rely on and have the right to enforce this Clause pursuant to the Contracts (Rights of Third Parties) Act 1999.
(c)	Nothing in this Agreement shall oblige the Collateral Monitoring Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender or Noteholder and each Lender and Noteholder confirms to the Collateral Monitoring Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Collateral Monitoring Agent.
Indemnity to the Collateral Monitoring Agent
10.9 Each Lender and Noteholder shall indemnify the Collateral Monitoring Agent, within three Business Days of demand, against that Lender and Noteholder’s Commitment Proportion of any cost, loss or liability incurred by the Collateral Monitoring Agent (otherwise than by reason of the Collateral Monitoring Agent’s gross negligence or wilful misconduct) in acting as Collateral Monitoring Agent under the Transaction Documents (unless the Collateral Monitoring Agent has been reimbursed by the Master Purchaser, the Purchaser, a Seller, VEC, a Servicer or the Parent pursuant to a Transaction Document).
Resignation of the Collateral Monitoring Agent
10.10	(a) The Collateral Monitoring Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders, the Noteholders, the Security Trustee and the Master Purchaser.
(b)	Alternatively the Collateral Monitoring Agent may resign by giving notice to the Lenders, the Noteholders, the Security Trustee and the Master Purchaser, in which case the Majority Lenders (after consultation with the Master Purchaser) may appoint a successor Collateral Monitoring Agent.
(c)	If the Majority Lenders have not appointed a successor Collateral Monitoring Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Collateral Monitoring Agent (after consultation with the Issuer) may appoint a successor Collateral Monitoring Agent.
(d)	The retiring Collateral Monitoring Agent shall, at its own cost, make available to the successor Collateral Monitoring Agent such documents and records and provide such assistance as the successor Collateral Monitoring Agent may reasonably request for the purposes of performing its functions as Collateral Monitoring Agent under the Transaction Documents.
(e)	The Collateral Monitoring Agent’s resignation notice shall only take effect upon the appointment of a successor.
(f)	Upon the appointment of a successor, the retiring Collateral Monitoring Agent shall be discharged from any further obligation in respect of the Transaction Documents but shall remain entitled to the benefit of this Clause 10. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(g)	After consultation with the Issuer, the Majority Lenders may, by notice to the Collateral Monitoring Agent, require it to resign in accordance with paragraph (b) above. In this event, the Collateral Monitoring Agent shall resign in accordance with paragraph (b) above.
Confidentiality
10.11	(a) In acting as Collateral Monitoring Agent for the Lenders and the Noteholders, the Collateral Monitoring Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by another division or department of the Collateral Monitoring Agent, it may be treated as confidential to that division or department and the Collateral Monitoring Agent shall not be deemed to have notice of it.
(c)	Notwithstanding any other provision of any Transaction Document to the contrary, the Collateral Monitoring Agent shall not be obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
Credit appraisal by the Lenders and Noteholders
10.12 Each Lender and Noteholder confirms to the Collateral Monitoring Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Visteon Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any Encumbrances created thereby and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(c)	whether that Lender or Noteholder has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Transaction Document or the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(d)	the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Master Purchaser Secured Property, the priority of any of the security interest granted pursuant to the Master Purchaser Security Documents or any Account Control Agreement or the existence of any Encumbrances affecting the Master Purchaser Secured Property or any of the Deposit Accounts.
11. Fees, costs, expenses and taxation
Fees
11.1 The Sellers shall on the Funding Date pay to the Joint Lead Arrangers, in USD an arrangement, structuring and commitment fee in the amount specified in the Citigroup Fee Letter together with all other costs and expenses (including legal costs and expenses) referred to in the Commitment Letter (the Funding Date Fees and Expenses). The Sellers, the Lenders, and the Master Purchaser each agree that:
(a)	the Lenders shall deduct from any Initial Subscription Price payable by it on the Funding Date in accordance with the Variable Funding Agreement, and retain, an amount equal to the Funding Date Fees and Expenses; and

(b)	the Master Purchaser shall deduct from the Purchase Price payable by it on the Funding Date in accordance with the Master Receivables Purchase and Servicing Agreement an amount equal to the Funding Date Fees and Expenses, and the net payments made in accordance with paragraphs (a) and (b) above shall constitute satisfaction in full on the Funding Date of (i) the Lenders obligation to pay Initial Subscription Price on the Funding Date, (ii) the Master Purchaser’s obligation to pay Initial Purchase Price on the Funding Date and (iii) the Sellers’ obligation to pay to the Joint Lead Arrangers the amount of the Funding Date Fees and Expenses so deducted.
11.2 All invoices submitted to the Sellers and VEC under Clauses 11.1 or 11.5 shall be in reasonable detail, provided that invoices with respect to any audits performed pursuant to any of the Transaction Documents shall be in a form that is consistent with market practice (and the Funding Agent will give the Sellers prior notice of any quotes it receives as to the costs and expenses of such audits).
11.3 If the Sellers do not pay any of the fees referred to in Clauses 11.1 or 11.5, the Master Purchaser hereby undertakes that it shall pay any such fees to the Funding Agent, Noteholder or the applicable Lender (as the case may be) to the extent that they have not been paid by the Sellers.
11.4 The Parent will pay to the Collateral Monitoring Agent for its own account the Annual Collateral Monitoring Fee (as set out in the Citigroup Fee Letter). Such fee shall be payable annually in advance on the Closing Date and thereafter annually in advance on each anniversary of the Closing Date for so long as any obligation of the Master Purchaser to any Finance Party shall remain outstanding or any Lender or any Noteholder shall have any commitment under the Variable Funding Agreement or any Note. In the event that the Parent fails to pay to the Collateral Monitoring Agent any such fee when due, the Master Purchaser shall upon demand from the Collateral Monitoring Agent pay the Annual Collateral Monitoring Fee (as set out in the Citigroup Fee Letter) to the Collateral Monitoring Agent to the extent not paid by the Parent.

Costs and Expenses
11.5 Without prejudice to the provisions of the other Transaction Documents, the Sellers and VEC shall on demand pay by way of indemnity on a full after Tax basis all, claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred) the Master Purchaser, each Lender, each Noteholder, the Security Trustee, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank and the Funding Agent in connection with:
(a)	any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by any Seller, VEC, any Servicer, the Parent, the VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider;
(b)	the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents;
(c)	the exercise by the Master Purchaser, each Lender, the Security Trustee, each Noteholder, the Collateral Monitoring Agent, or the Funding Agent of its rights to monitor compliance by the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider with its obligations under the Transaction Documents; and
(d)	any audit by any such party and/or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables, Collections and procedures relating to Collections, and (for the avoidance of doubt) the Sellers and VEC shall pay to the Master Purchaser, each Lender, the Security Trustee, each Noteholder, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank and the Funding Agent, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, the Master Purchaser, each Lender, the Security Trustee, each Noteholder, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank and the Funding Agent (other than any Tax on the net income of the Master Purchaser, each Lender, the Security Trustee, each Noteholder, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank or the Funding Agent).
Duties and Taxes
11.6 Without prejudice to the provisions of the other Transaction Documents, the Sellers and VEC shall pay any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or Taxes to which:
(a) any of the Transaction Documents or any related documents; or
(b)	any purchase of Receivables under the Master Receivables Purchase and Servicing Agreement; or

(c)	any transaction contemplated under the Transaction Documents and the related documents including the assignment, release, resale or re-assignment of any Receivable; or
(d)	the enforcement of the rights of the Master Purchaser, each Lender, the Security Trustee, each Noteholder, the Collateral Monitoring Agent, and the Funding Agent,
may be subject or give rise and the Sellers and VEC shall fully indemnify the Master Purchaser, each Lender, the Security Trustee, each Noteholder and the Funding Agent, on an after Tax basis, from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes (other than any Tax on the net income of the Master Purchaser, each Lender, the Security Trustee, each Noteholder and the Funding Agent).
Value Added and Sales Tax
11.7	(a) Any amounts stated in any Transaction Document to be payable, or payable in connection with any Transaction Document, by the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such payments, the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider (as the case may be) shall, in addition, pay any amount properly charged in respect of any such taxes or duties.
(b)	Any amounts stated in any Transaction Document to be payable by the Master Purchaser, any Lender, the Security Trustee, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank, the Funding Agent and any Noteholder are unless otherwise expressly provided in any Transaction Document inclusive of value added tax, sales tax, purchase tax or other similar taxes or duties.
Grossing-Up
11.8	(a) All payments made by each Seller, VEC, each Servicer, the Parent, each VC Subordinated VLN Facility Provider or each Subordinated VLN Facility Provider to the Master Purchaser, each Lender, the Security Trustee, each Noteholder and the Funding Agent under or in connection with any Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider shall:
(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required; and

(ii)	forthwith pay to the Master Purchaser, the relevant Lender, the Security Trustee, the relevant Noteholder and/or, as the case may be, the Funding Agent such additional amount (other than any Tax on the net profit of the Master Purchaser, the relevant Lender, the Security Trustee, the relevant

Noteholder or the Funding Agent) so that the net amount received by the Master Purchaser, the relevant Lender, the Security Trustee, the relevant Noteholder or the Funding Agent as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made.
(b)	The Seller and VEC hereby undertakes to indemnify the Master Purchaser, each Lender, the Security Trustee and each Noteholder, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased Receivable or otherwise due under any Transaction Document such that the Master Purchaser, each Lender, the Security Trustee and each Noteholder, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.
(c)	All payments made to the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider by the Master Purchaser, any Lender, any Noteholder or, as the case may be, the Security Trustee or the Funding Agent under or in connection with any Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Master Purchaser, the relevant Lender, Noteholder or the Security Trustee or the Funding Agent, as the case may be, shall ensure that the deduction or withholding does not exceed the minimum amount legally required. For the avoidance of doubt, save as otherwise expressly provided in any Transaction Document none of the Master Purchaser, any Lender, any Noteholder or the Security Trustee or the Funding Agent shall be obliged to gross up any such payment following any such deduction or withholding.
Tax Credits
11.9 If any of the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider pays any additional amount (an Additional Payment) under Clause 11.8 and the Master Purchaser, a Lender, the Security Trustee, a Noteholder or the Funding Agent, as the case may be, effectively obtains a refund of Tax or credit against Tax on its overall net income by reason of that Additional Payment (a Tax Credit) and the Master Purchaser, the relevant Lender, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, is able to identify such Tax Credit as being attributable to such Additional Payment, then the Master Purchaser, the relevant Lender, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, shall reimburse the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider (as the case may be) such amount as the Master Purchaser, the relevant Lender, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, shall determine to be the proportion of such Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required. The Master Purchaser, the relevant Lender, the relevant Noteholder or the Funding Agent, as the case may be, shall use reasonable efforts to claim any Tax Credit and, if it does so claim, shall have absolute discretion as to the extent, order and manner in which it does so but shall in no circumstances be liable to the Seller, VEC, the Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider for not doing so.

After Tax Amount
11.10 In the event that any taxing authority seeks to charge to Tax any sum paid to the Master Purchaser, a Lender, a Noteholder, the Security Trustee or the Funding Agent as a result of the indemnities contained herein then the amount so payable shall be grossed up by such amount as will ensure that after payment of the Tax so charged (and taking account of the Tax effect of any loss giving rise to the right to such an indemnity) there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.
12. Waivers; Remedies Cumulative
12.1 No failure or delay by any party hereto in exercising any right, power or privilege under any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any Transaction Document to which it is a party or at law.
12.2 The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing or by a waiver in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding liability to stamp tax.
12.3 The rights, powers and remedies provided in this Deed and any Transaction Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.
13. Modification and Waiver
13.1 Subject to Clauses 13.2, 13.3 and 13.5 no amendment, modification or variation of any or all of the Transaction Documents shall be effective unless it is in writing and signed by or on behalf of each of the parties to the relevant Transaction Document to be so modified or varied or initialled for identification on behalf of such parties or in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding any liability to stamp tax.
13.2 The Funding Agent, the Collateral Monitoring Agent and the Security Trustee are each hereby authorised and instructed by each of the Lenders and the Noteholders to consent and agree to any amendment, modification or variation of any or all of the Transaction Documents or to any waiver of any provision of a Transaction Document:
(a)	if such amendment, modification, variation or waiver is of a minor or technical nature where the Funding Agent, the Collateral Monitoring Agent or the Security Trustee (as applicable) is satisfied that such amendment, modification, variation or waiver would not be materially prejudicial to the interests of the Lenders and the Noteholders;
(b)	if such amendment, modification, variation or waiver relates to a Lender Reserved Matter, where such amendment, modification, variation or waiver has been consented to in writing by each Lender affected by such Lender Reserved

Matter (with each of the Lender Reserved Matters listed at items (d), (e), (f), (g) and (h) of the definition thereof being deemed to affect all Lenders);

(c)	if such amendment, modification, variation or waiver does not relate to a Lender Reserved Matter but relates to any matters involving a variation or amendment to the calculation or definition of the Net Receivables Pool Balance or the Adjusted Advance Rate Percentage, where such amendment, modification, variation or waiver has been consented to in writing by Lenders, the sum of whose Commitment Proportions is equal to or greater than 66 2/3 per cent.; and
(d)	if such amendment, modification, variation or waiver is not of the type referred to in paragraphs (a), (b) or (c) above, where such amendment, modification, variation or waiver has been consent to in writing by the Majority Lenders.
13.3 Each of the Lenders and the Noteholders hereby agree that they shall upon request by any Seller, by the Parent, by the Master Purchaser or by the Funding Agent execute and deliver such documents as are necessary or desirable to give effect to any amendment, modification, variation or waiver which has been consented and agreed to by the Collateral Monitoring Agent in accordance with the provisions of Clause13.2.
13.4 If, in connection with any proposed modification, amendment, variation, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Majority Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a Non-Consenting Lender), then the Parent may elect to replace any such Non-Consenting Lender as a Lender and a Noteholder pursuant to the Transaction Documents, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Parent and the Funding Agent shall agree, as of such date, to purchase in full for cash at their Principal Amount Outstanding together with any accrued by unpaid interest thereon or fees or amounts payable to the Non-Consenting Lender in respect thereof, the Notes held by the Non-Consenting Lender and to become a Lender and Noteholder for all purposes under the Transaction Documents and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements for transfer of the relevant Notes contained in the Variable Funding Agreement and the Conditions, and (ii) the Parent, VEC and each Seller shall pay to such Non-Consenting Lender in same day funds on the day of such replacement an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Clause 7 had the Notes of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
13.5 The Collateral Monitoring Agent and the Security Trustee may upon request by the Parent agree, without either recourse to, or the consent of, the Lenders or the Noteholders (or in the case of the Security Trustee any other Master Purchaser Secured Creditor), to such amendments, modifications and/or variations to the Transaction Documents as are necessary or desirable to include (subject always to their compliance with the Eligibility Criteria) as Eligible Receivables, Receivables owed by Obligors resident in Sweden or in a state of the United States of America or which are governed by the laws of Sweden or the laws of a state of the United States of America, as the case may be, provided that:

(a)	in respect of a Receivable owed by an Obligor resident in Sweden or which is governed by Swedish law:
(i)	notice of the assignment to the Master Purchaser or FCC Visteon (as applicable) in a form satisfactory to the Collateral Monitoring Agent has been given to the relevant Obligor;

(ii)	a legal opinion in form and substance and from counsel satisfactory to the Collateral Monitoring Agent (and, in respect of matters directly affecting the Security Trustee, the Security Trustee) has been received, addressed to each of the Security Trustee, the Funding Agent and the Lenders, confirming that as a matter of Swedish law, and subject only to customary assumptions and qualifications, the assignment of such Receivable pursuant to the VC Receivables Purchase Agreement, the Master Receivables Purchase and Servicing Agreement or (if applicable) the FCC Master French Receivables Transfer and Servicing Agreement is valid and enforceable and would be recognised and enforced by the courts of Sweden and confirming such other matters as the Collateral Monitoring Agent may reasonably require; and

(iii)	such amendments to the Transaction Documents are made as the Collateral Monitoring Agent determines are necessary or desirable to ensure that the Purchaser, the Master Purchaser or FCC Visteon (as applicable) has good title to or legal ownership of such Receivable as a matter of the laws of all applicable jurisdictions; and
(b)	in respect of a Receivable owed by an Obligor resident in a state of the United States of America or which is governed by the law of a state of the United States of America:
(i)	a legal opinion in form and substance and from counsel satisfactory to the Collateral Monitoring Agent (and, in respect of matters directly affecting the Security Trustee, the Security Trustee) has been received, addressed to each of the Security Trustee, the Funding Agent and the Lenders confirming that as a matter of the law of the applicable state of the United States of America, and subject only to customary assumptions and qualifications, the assignment of such Receivable pursuant to the VC Receivables Purchase Agreement, the Master Receivables Purchase and Servicing Agreement or (if applicable) the FCC Master French Receivables Transfer and Servicing Agreement is valid and enforceable and would be recognised and enforced by the courts of the relevant state of the United States of America and confirming such other matters as the Collateral Monitoring Agent may reasonably require;

(ii)	such amendment to the Transaction Documents are made as the Collateral Monitoring Agent determines are necessary or desirable to ensure that the Purchaser, the Master Purchaser or FCC Visteon (as applicable) has good title to or legal ownership of such Receivable as a matter of the laws of all applicable jurisdictions; and

(iii)	applicable UCC Financing Statements have been filed with the Recorder of Deeds of the District of Columbia in respect of the Purchaser and the

Master Purchaser and the Secretary of State of the State of Delaware in respect of VEC.
13.6 Neither the Collateral Monitoring Agent nor the Security Trustee shall be liable to any Lender or Noteholder or the Master Purchaser or FCC Visteon (as applicable) or any Master Purchaser Secured Creditor or to any other person for any consent given, or any act (or omission) in accordance with the provisions of Clause 13.5.
13.7 The Master Purchaser undertakes to the Parent that it shall not agree to any amendment, variation or modification to the terms of the Corporate Administration Agreement or the Cash Management Agreement without the prior written consent of the Parent.
14. Entire Agreement
Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein and supersedes any previous agreement between the parties relating to the subject matter therein. It is agreed that:
(a)	no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;
(b)	except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party;
(c)	this Clause shall not exclude any liability for fraudulent misrepresentation.
15. No Liability
15.1 No recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in any Transaction Document shall be had against any shareholder, officer or director of the Master Purchaser, any Lender, any Noteholder, the Security Trustee, the Collateral Monitoring Agent, the MP Cash Manager, the Master Purchaser Transaction Account Bank or the Funding Agent as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any party as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.
15.2 Each Party hereto agrees and acknowledges that they shall not assert, and each Party hereby waives, any claim against any Finance Party for special, indirect,

consequential or punitive damages arising out of, in connection with, or as a result of any Transaction Document or the transaction contemplated thereby.
16. No Petition
16.1 Each party hereto, other than the Issuer and the Security Trustee, hereby undertakes to the Issuer and the Security Trustee that it shall not, nor shall any party on its behalf, at any time institute against, or join any person in instituting against the Master Purchaser or any or all of the revenues and assets of such party any bankruptcy, winding up, re-organisation, arrangement, insolvency or liquidation proceeding or other proceeding under any similar law nor petition for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of it nor participate in any ex parte proceedings.
16.2 Each Party hereto, other than VC, the Master Purchaser and the Security Trustee, hereby undertakes to VC and the Security Trustee that it shall not, nor shall any party on its behalf, at any time institute against, or join any person in instituting against VC or any or all of the Revenues and assets of such party any bankruptcy, winding up, re-organisation, arrangement, insolvency or liquidation proceeding or other proceeding under any similar law nor petition for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of it nor participate in any ex parte proceedings.
17. Limited Recourse
17.1 Notwithstanding any other provision of this Deed and the other Transaction Documents, each Party agrees and acknowledges with the Issuer that, save as otherwise provided for in any Transaction Document:
(a)	it will only have recourse in respect of any amount, claim or obligation due or owing to it by the Issuer (the Claims) only to the extent of available funds pursuant to the Master Purchaser Priority of Payments as applicable and subject to the provisos in such Clauses, which shall be applied by the Security Trustee, subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;
(b)	following the application of funds following enforcement of the security interests created under the Master Purchaser Deed of Charge, subject to and in accordance with the Master Purchaser Post-Enforcement Priority of Payments, the Issuer will have no assets available for payment of its obligations under the Master Purchaser Deed of Charge and the other Transaction Documents other than as provided for pursuant to the Master Purchaser Deed of Charge, and that any Claims will accordingly be extinguished to the extent of any shortfall; and
(c)	the obligations of the Master Purchaser under the Master Purchaser Deed of Charge and the other Transaction Documents will not be obligations or responsibilities of, or guaranteed by, any other person or entity.
18. Conditions Precedent
18.1 The Transaction Documents shall not come into effect until the Collateral Monitoring Agent is satisfied that the conditions precedent specified in Part A of

Schedule 3 has been satisfied and/or delivered (as applicable) to the Collateral Monitoring Agent each in a manner or in a form and substance as is satisfactory to the Collateral Monitoring Agent.
18.2 Each of the Master Purchaser Secured Creditors hereby consents to the entry into after the Closing Date of the FCC Units Subscription Agreement together with each of the other FCC Documents to which it is expressed to be a party provided that (i) the terms of such documents provide that the obligations of the Master Purchaser under such FCC Documents shall not come into effect until the Collateral Monitoring Agent is satisfied that each of the conditions precedent specified in Part C of Schedule 3 have been satisfied or delivered (as applicable) and (ii) the Lenders have been provided with copies of the FCC Documents that are to entered into on or prior to the French Programme Commencement Date substantially in final form by no later than the date falling 5 Business Days prior to the date upon which such FCC Documents are to be signed or executed.
19. Miscellaneous Provisions
Evidence of indebtedness
19.1 In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of a Lender shall, unless otherwise provided in the Transaction Document or this Deed, or in the case of manifest error, be prima facie evidence that such amount is in fact due and payable.
Severability
19.2 Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.
Assignability
19.3 Save as specifically provided in any Transaction Document, none of the Sellers, VEC, the Servicers, the Parent. the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider shall be entitled to assign any of its rights or transfer any of its obligations under any of the Transaction Documents without the prior written consent of the Collateral Monitoring Agent, the Parent and of each Lender (and any attempted assignment or transfer by any such party shall be null and void).
19.4 Prior to the occurrence of a Termination Event, any Lender may (without the prior written consent of any party) assign its rights and/or transfer its obligations under the Transaction Documents if such assignment is made in accordance with any express provisions of such Transaction Document and is to:
(a)	any Affiliate of that Lender; or

(b)	any other Lender or any Affiliate of another Lender; or
(c)	any other bank or financial institution approved in writing by the Parent (such approval not to be unreasonably withheld or delayed).
19.5 Following the occurrence of a Termination Event which has not been waived, any Lender may (without the prior written consent of any party) assign its rights and/or transfer its obligations under the Transaction Documents to any person provided that any such arrangement or transfer shall not increase the Master Purchaser’s cost of funding and provided that such assignment and/or transfer is made in accordance with any express provisions of such Transaction Document.
19.6 Each assignor or transferor shall notify the Funding Agent and the Parent of any assignment or transfer under Clause 19.4 and/or Clause 19.5. Each assignor or transferor may, in connection with any such assignment or transfer, disclose to the assignee or transferee or potential assignee or transferee any information relating to the Sellers, VEC, the Servicers, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider, including the Receivables, furnished to such assignor or transferor by or on behalf of the Sellers, VEC, the Servicers, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider, provided that, prior to any such disclosure, the assignee or transferee or potential assignee or transferee agrees to observe the confidentiality of such information which is confidential in accordance with Clause 23.
No Set-Off
19.7 Except as otherwise provided in the Transaction Documents and subject to Clause 19.8, all payments required to be made under the Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, save as provided by mandatory provisions of law.
19.8 The Master Purchaser, each Lender, the Funding Agent and the Security Trustee may (in addition to any other rights it may have) at any time after a Termination Event or Potential Termination Event has occurred and is subsisting, set-off, appropriate and apply any deposits and any other indebtedness held or owing by such Person (acting in its capacity as such) to, or for the account of, a Seller, VEC, a Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider against any amount owing by any Seller, VEC, any Servicer, the Parent, VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider, as the case may be, to such Person.
Release from German Law Restrictions
19.9 Any party to this Agreement organised under German law hereby releases any other party to any Transaction Document to which it grants any power of attorney or other authorisation under any Transaction Document from any restriction of double representation or self-dealing under any applicable law (in particular under section 181 of the German Civil Code (Bürgerliches Gesetzbuch)).

20. Increase of Variable Funding Facility Limit
20.1 At any time during the Securitisation Availability Period, the Parent may, by written notice (a Facility Increase Notice) to the Funding Agent (who shall promptly deliver a copy to each of the Lenders) and the Collateral Monitoring Agent request an increase to the Variable Funding Facility Limit (the amount of any such increase being an Incremental Facility Amount) provided that both (A) at the time of such request and (B) upon the date upon which such increase is to come into effect:
(a)	no Master Purchaser Event of Default, Termination Event or Potential Termination Event shall have occurred and not been waived;

(b)	the increase would not result in the Variable Funding Facility Limit being in excess of USD350,000,000.
Such Facility Increase Notice shall set out the requested Incremental Facility Amount and shall offer each Lender the opportunity to increase their respective Maximum Commitment Amount so as to provide a commitment in respect of a portion of the Incremental Facility Amount by giving written notice of their acceptance of such offered increased Maximum Commitment Amount to the Collateral Monitoring Agent, the Funding Agent and the Parent within a time period (the Offer Period) to be specified in the Facility Increase Notice provided that no Lender will have any obligation to so agree to an increase in their Maximum Commitment Amount. In the event that at the end of the Offer Period, Lenders shall have agreed to increase their respective Maximum Commitment Amounts by an aggregate amount less than the Incremental Facility Amount requested by the Parent, the Parent may request that the Variable Funding Facility Limit be increased by such lesser amount and/or shall have the right to arrange for one or more banks or financial institutions approved by the Collateral Monitoring Agent and the Funding Agent (such consent not to be unreasonably withheld or delayed) who are persons to whom Notes may be transferred in accordance with Condition 2) (any such bank or other financial institution being an Additional Lender) to agree to extend a commitment to provide funding pursuant to the Variable Funding Agreement with a Maximum Commitment Amount applicable to such Additional Lender being a portion of the amount by which the Incremented Facility Amount exceeds the aggregate amount by which Lenders have agreed to increase their respective Maximum Commitment Amounts in accordance with this Clause 20.1.
20.2 The increase in any Lender’s Maximum Commitment Amount agreed to pursuant to Clause 20.1 and the corresponding increase in the Variable Funding Facility Limit shall be conditional, and take effect, upon the execution by each of the Lenders who have agreed to increase their Maximum Commitment Amounts, the Collateral Monitoring Agent, the Security Trustee, the Funding Agent, the Parent and the Master Purchaser of an additional commitment agreement in a form satisfactory to the Collateral Monitoring Agent and the Security Trustee and the agreed commitment of any Additional Lender and the corresponding increase in the Variable Funding Facility Limit shall be conditional, and take effect, upon the execution by that Additional Lender of deeds of adherence to each of this Deed (in or substantially in the form set out in Schedule 6) and the Master Purchaser Deed of Charge (in or substantially in the form set out in Schedule 2 to the Master Purchaser Deed of Charge) and the execution by such Lender of a Noteholder Accession Letter in or substantially in the form set out in Schedule 5 to the Variable Funding Agreement.

20.3 Immediately following any increase in the Variable Funding Facility Limit, each Lender and Noteholder’s respective Commitment Proportion shall be recalculated as the fraction (expressed as a percentage) calculated by dividing (A) that Lender or Noteholder’s Maximum Commitment Amount (taking into account any increase in such amount agreed to in accordance with this Clause 20) by (B) the Variable Funding Facility Limit (taking into account any increase in such amount agreed to in accordance with this Clause 20).
20.4 Upon any Additional Lender becoming party to the Variable Funding Agreement in accordance with this Clause 20, the Master Purchaser agrees that it shall on the Settlement Date following the date upon which the Additional Lender becomes party to each of the Variable Funding Agreement, the Master Purchaser Deed of Charge and the Framework Deed it shall issue to such Additional Lender a Note in each Agreed Currency each with a par value equal to the Further Subscription Price stated to be payable by that Additional Lender in the Further Funding Request relating to such Settlement Date calculated by reference to that Additional Lender’s Commitment Proportion of the total funding to be made available in that Agreed Currency and the Commitment Proportion of all other Lenders (as recalculated pursuant to Clause 20.3) provided that the Further Subscription Price so payable by any Additional Lender shall not be less than USD1,000 in respect of the USD Note issued to that Additional Lender, EUR1,000 in respect of the EUR Note issued to that Additional Lender and GBP1,000 in respect of the GBP Note issued to that Additional Lender. The Notes issued pursuant to this Clause 20.4 shall rank pari passu with and have the same terms as all other Notes issued by the Issuer pursuant to the Variable Funding Agreement.
20.5 In order to induce any Additional Lenders to provide a commitment to fund or to induce any Lenders to increase their respective Maximum Commitment Amount in accordance with this Clause 20, the Parent may give notice to the Funding Agent, the Collateral Monitoring Agent, the Master Purchaser (copied to the Lenders) of its intention to increase the interest rate applicable to the Notes which notice shall specify the rate of interest that shall accrue in respect of Notes in each Agreed Currency and with effect from the relevant effective date set out in any such notice, the Reference Rate for all Notes shall be such increased for Notes of the relevant agreed Currency rate as set out in such notice.
20.6 All costs, fees (including legal fees) and expenses of any party in connection with any increase in the Variable Funding Facility Limit made in accordance with this Clause 20 (including without limitation in connection with the preparation of any additional commitment agreement) shall be for the account of the Parent.
20.7 For the avoidance of doubt, nothing in this Clause 20 shall result in any Lender having an obligation to make a payment in respect of Initial Subscription Price or Further Subscription Price in circumstances where the conditions set out in Clause 4.2 of the Variable Funding Agreement are not satisfied on the date on which the payment of the Initial Subscription Price or the Further Subscription Price is to be made.
20.8 Each of the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent, the Parent and the Security Trustee agree that they shall execute and deliver such documents as are necessary to give effect to any increase in the Variable Funding Facility Limit, any increase in any Lender’s Maximum Commitment Amount and/or the adherence of any Additional Lender to the Variable Funding Agreement, the Master

Purchaser Deed of Charge and/or the Framework Deed in each case in accordance with this Clause 20. Each of the Lenders (in respect of the Collateral Monitoring Agent and the Funding Agent) and each of the Master Purchaser Secured Creditors (in respect of the Security Trustee and the Master Purchaser) consent to and authorise the Collateral Monitoring Agent, the Funding Agent, the Security Trustee and the Master Purchaser to enter into such documentation without recourse to such Lender or Master Purchaser Secured Creditor (as the case may be) and none of the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent nor the Security Trustee shall be liable to any Lender, Noteholder or Master Purchaser Secured Creditor or to any other person for any consent given or any act (or omission) in accordance with this Clause 20.
21. Cash Flow Management
21.1 Each of the Sellers, the Subordinated VLN Facility Provider, the Master Purchaser and the Security Trustee hereby agree that on any day during the Securitisation Availability Period:
(a)	a Seller may apply sums then due to it in a particular Agreed Currency (the Applicable Currency) from the Master Purchaser in respect of Purchase Price against amounts to be paid by it in the Applicable Currency on such day (whether by advance of a loan, repayment of amounts owed by the Seller to the Subordinated VLN Facility Provider or otherwise);
(b)	if a Seller, on any day, elects to exercise its right under Clause 1(a) by giving (or by the Master Servicer giving on its behalf) notice thereof in advance to the Master Purchaser, the Security Trustee, the MP Cash Manager and the Subordinated VLN Facility Provider, the Subordinated VLN Facility Provider shall apply the amounts referred to in (a) above to be paid to it by that Seller on such day against any Further Subordinated Advance to be made by it in the Applicable Currency on such day to the Master Purchaser pursuant to Clause 5 of the Subordinated VLN Facility Agreement; and
(c)	upon exercise of the right of a Seller under paragraph (a) above, the obligation of the Master Purchaser to pay any amount of Purchase Price due to that Seller on such day in the Applicable Currency pursuant to the Master Receivables Purchase and Servicing Agreement shall be deemed to be satisfied to the extent of an amount equal to the amount payable on that day by the Seller to the Subordinated VLN Facility Provider without any requirement for cash movements from the Subordinated VLN Facility Provider to the Master Purchaser, from the Master Purchaser to the relevant Seller and from the relevant Seller to the Subordinated VLN Facility Provider.
21.2 Each of VEC, VC and the Master Purchaser agrees, and the Security Trustee hereby acknowledges, that on any day during the Securitisation Availability Period:
(a)	the Master Purchaser shall apply the sums due to it in a particular Agreed Currency (the Applicable Currency) from VEC in respect of Collections against amounts to be paid by it in the Applicable Currency on such day to VC in respect of the Purchase Price (subject to Clause 21.4 below) or the Advance Purchase Price pursuant to Clause 3.6 of the Master Receivables Purchase and Servicing Agreement;

(b)	VC shall apply the amounts referred to in paragraph (a) above to be paid to it by the Master Purchaser on such date against any VC Purchase Price (subject to Clause 21.5 below) or the VC Advance Purchase Price to be paid by it in the Applicable Currency on such day to VEC pursuant to Clause 3.6 of the VC Receivables Purchase Agreement;
(c)	upon the application of amounts in accordance with paragraph (a) above, the obligation of VEC to pay any amount of Collections due to the Master Purchaser on such date in the Applicable Currency pursuant to the Master Receivables Purchase and Servicing Agreement shall be deemed to be satisfied to the extent of an amount equal to the amount payable on that date by the Master Purchaser to VC without any requirement for cash movement from VC to VEC, from VEC to the Master Purchaser and from the Master Purchaser to VC;
21.3
(a)	To the extent the Collections received by VEC into the relevant Deposit Account of VEC are not sufficient for the purposes set out in Clause 21.2 above:
(i)	the Master Purchaser shall, subject to Clause 21.4, pay VC the Purchase Price (or, if applicable, the Advance Purchase Price) in the relevant Applicable Currency; and

(ii)	VC shall, subject to Clause 21.5 pay VEC the VC Purchase Price (or, if applicable, the VC Advance Purchase Price) in the Applicable Currency,
on the Settlement Date immediately following the end of the Determination Period in which the Purchase Date for such Purchased Receivables falls.
(b)	In order to better ensure a swift and efficient settlement of the Purchase Price in accordance with paragraph (a)(i) and the VC Purchase Price in accordance with (a)(ii), the Master Purchaser shall transfer to the VEC Account (or such other account as is nominated by VEC) on the Settlement Date immediately following the end of the Determination Period in which the Purchase Date for such Purchased Receivables falls, an amount equal to that amount required to be transferred in accordance with paragraph (a)(ii) above. Each of VEC, VC and the Master Purchaser agrees, and the Security Trustee acknowledges, that the transfer of such amount to VEC shall discharge pro tanto the obligations set out under paragraphs (a)(i) and (a)(ii) above.
21.4 The Master Purchaser and VC hereby agree that on each day an account shall be taken of the amount due by the Master Purchaser to VC under Clause 3.1 of the Master Receivables Purchase and Servicing Agreement in respect of the Purchase Price in the relevant Agreed Currency and the amount due by VC to the Master Purchaser under the VC Subordinated VLN Facility Agreement in such Agreed Currency, and the amount due from one party shall be set-off against the amount due from the other and only the balance of the account shall be payable (by the party having the claim for the lower amount pursuant to the foregoing) and such balance shall be due and payable by such party on such day.
21.5 VEC and VC hereby agree that on each day an account shall be taken of the amount due by VC to VEC under Clause 3.1 of the VC Receivables Purchase Agreement in respect of the VC Purchase Price in the relevant Agreed Currency and the amount due by VEC to VC in respect of any capital contribution in such Agreed Currency, and the amount due from one party shall be set-off against the amount due from the other and only the balance of the account shall be payable (by the party having the claim for the lower amount pursuant to the foregoing) and such balance shall be due and payable by such party on such day.
22. Counterparts
Each of the Transaction Documents, including this Deed, can, to the extent permitted by the governing law of such Transaction Document, be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
23. Confidentiality
None of the parties shall, and they shall procure that none of their agents or representatives shall, during the continuance of any of the Transaction Documents or after the termination of any of them, disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party to this Deed of which it may in the course of its duties under this Deed or any Transaction Document or otherwise have become possessed and all the parties shall use all reasonable endeavours to prevent any such disclosure, provided however that the provisions of this Clause 23 shall not apply:
(a)	to the disclosure of any information which is expressly permitted or required by the Transaction Documents to any person who is a party to any of the Transaction Documents or is required in relation to the transactions envisaged by the Transaction Documents;

(b)	to the disclosure of any information already known to the recipient otherwise than as a result of entering into or negotiating any of the Transaction Documents provided that the recipient has not, to the knowledge of the party disclosing information, acquired such information in breach of any contractual obligation of confidentiality;

(c)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(d)	to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory authority (including any official bank examiners or regulators) or stock exchanges;

(e)	to the extent that the recipient needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents;

(f)	to the disclosure of any information to any provider of liquidity, credit enhancement, hedging or other facilities (subject to them being informed of the confidential nature of such information and being subject to confidentiality restrictions consistent with this Clause 23);

(g)	to the disclosure of any information to professional advisers or auditors who receive the same under a duty of confidentiality;

(h)	to the disclosure of any information with the written consent of the parties hereto in form and substance satisfactory to the Funding Agent;

(i)	to the disclosure of any information reasonably disclosed to a prospective Lender, or any prospective permitted assignee or transferee of a party’s rights or obligations under any Transaction Document (provided it is disclosed on the basis that the recipient will hold it confidential and will not use it in the course of its business); and

(j)	to the disclosure of information to any and all Persons by the Seller, the Parent and the Servicer relating to the U.S. tax treatment and U.S. tax structure of the transactions contemplated by the Transaction Documents.
24. Contracts (Rights of Third Parties) Act 1999
In relation to each Transaction Document governed by English law, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms thereof.
25. Security Trustee Party to Transaction Documents
Better preservation and enforcement of rights
25.1 Except where any Transaction Document provides otherwise, the Security Trustee has agreed to become a party to each Transaction Document to which it is a party for the better preservation and enforcement of its rights under such Transaction Document and shall not assume any liabilities or obligations under any Transaction Document unless such obligation or liability is expressly assumed by the Security Trustee in such Transaction Document.
Security Trustee has no responsibility
25.2 The Security Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Security Trustee has no such responsibility and that the Security Trustee is entitled to the protections contained in and on the terms set out in the Master Purchaser Deed of Charge.

Reasonableness
25.3 Any reference in any Transaction Document involving compliance by the Security Trustee in the discharge of its powers, duties and discretions contained in such Transaction Document with a test of reasonableness (including without limitation any reference in any Transaction Document to costs, expenses or fees being “reasonably incurred”) shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of such of the Master Purchaser Secured Creditors as are determined by the Trustee in its discretion having regard to any relevant conflict and priorities provisions in the Master Purchaser Deed of Charge;
Master Purchaser Deed of Charge governs Security Trustee
25.4 Each of the parties hereto agree that the exercise or performance or non-exercise or non-performance of any of the trusts, powers, authorities, duties, discretions or obligations of, or the giving of any consents by the Security Trustee and the Security Trustee’s liability in relation to the same shall in the case of each Transaction Document to which it is a party be subject to the detailed provisions of the Master Purchaser Deed of Charge and in the event of any conflict, the provisions of the Master Purchaser Deed of Charge shall prevail.
26. Change of Security Trustee
If there is an appointment of a successor Security Trustee in accordance with the terms of the Master Purchaser Deed of Charge each of the Transaction Parties shall execute such documents and take such action as the successor Security Trustee and the outgoing Security Trustee may reasonably require for the purposes of vesting in the successor Security Trustee, the benefit of the Transaction Documents and the rights, powers and obligations of the Security Trustee under the Transaction Documents, and releasing the outgoing Security Trustee from its future obligations under the Transaction Documents.
27. Trustee Act
In relation to each Transaction Document governed by English law and creating or purporting to create a trust or fiduciary relationship, the parties hereto agree that to the fullest extent permitted by law, none of the provisions of the Trustee Act 2000 shall apply to the trust or fiduciary relationship created by such Transaction Document or to the role of the trustee or fiduciary in relation to such trust or fiduciary relationship. The disapplication of the Trustee Act 2000 as provided by this Clause 27 shall constitute an exclusion of the provisions of the Trustee Act 2000 for the purposes of that act.
28. Governing Law
This Deed is governed by, and shall be construed in accordance with, the laws of England.

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In Witness of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.
The Parent

EXECUTED and DELIVERED as a	)
DEED by VISTEON CORPORATION	)
a company incorporated under the laws of	)
the State of Delaware by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

The Subordinated VLN Facility Provider

EXECUTED and DELIVERED as a	)
DEED by VISTEON NETHERLANDS	)
FINANCE B.V. a company incorporated	)
in The Netherlands by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

The Sellers and the Servicers

EXECUTED and DELIVERED as a	)
DEED by VISTEON DEUTSCHLAND GMBH	)
a company incorporated in Germany	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by VISTEON SYSTEMES	)
INTERIEURS S.A.S.	)
a company incorporated in France	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a	)
DEED by	)
as duly authorised attorney	)
for and on behalf of	)
VISTEON UK LIMITED	)
in the presence of:	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a	)
DEED by VISTEON ARDENNES	)
INDUSTRIES S.A.S.	)
a company incorporated in France	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a	)
DEED by VISTEON SISTEMAS	)
INTERIORES ESPAÑA, S.L.U.	)
a company incorporated in Spain	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a	)
DEED by CÁDIZ ELECTRÓNICA, S.A.U.	)
a company incorporated in Spain	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a	)
DEED by	)
as duly authorised attorney	)
for and on behalf of	)
VISTEON PORTUGUESA LIMITED	)
in the presence of:	)

Witness:

Name:

Address:

A Seller and VC Subordinated VLN Facility Provider

SIGNED, SEALED and DELIVERED as a	)
DEED by VC RECEIVABLES FINANCING	)
CORPORATION LIMITED	)
a company incorporated in Ireland acting by,	)
)
)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

Witness:

Name:

Address:

The Master Servicer, VEC and US Sub-Servicer

EXECUTED and DELIVERED as a	)
DEED by VISTEON ELECTRONICS	)
CORPORATION a company incorporated	)
under the laws of the State of Delaware	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

The Lenders and Noteholders

EXECUTED and DELIVERED as a	)
DEED by CITIBANK, N.A., a national banking	)
association organised under the banking laws	)
of the United States of America, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)
Witness:
Name:
Address:

EXECUTED and DELIVERED as a DEED	)
by UBS AG, LONDON BRANCH, a	)
company incorporated under the laws of	)
Switzerland, acting by	)
and	)
being persons who, in accordance with the	)
laws of that territory, are acting under the	)
authority of the company

EXECUTED and DELIVERED as a DEED	)
by BNP PARIBAS, a company incorporated	)
under the laws of France, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by BNP PARIBAS, DUBLIN BRANCH a	)
company incorporated under the laws of	)
France, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by JPMORGAN CHASE BANK, N.A.,	)
acting by	)
)
being a person who, in accordance with the	)
laws of the territory of its incorporation, is	)
acting under the authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by BANK OF AMERICA, N.A., a company	)
incorporated under the laws of the United	)
States of America, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by CREDIT SUISSE, acting by	)
)
being a person who, in accordance with the
laws of the territory of its incorporation, is	)
acting under the authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by DEUTSCHE BANK AG LONDON a	)
company incorporated under the laws of	)
Germany, acting by	)
and	)
being persons who, in accordance with the	)
laws of that territory, are acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by THE BANK OF NEW YORK	)
MELLON, a company incorporated under	) )
the laws of New York, acting by	)
being a person who, in accordance with the
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by WACHOVIA CAPITAL FINANCE	)
CORPORATION (CENTRAL), acting by	)
)
being a person who, in accordance with the	)
laws of the territory of its incorporation, is	)
acting under the authority of the company	)

EXECUTED and DELIVERED as a DEED	)
by THE CIT GROUP/BUSINESS	)
CREDIT, INC., acting by	)
)
being a person who, in accordance with the laws of the territory of its incorporation, is	) )
acting under the authority of the company	)

EXECUTED and DELIVERED as a DEED
by KINGS CROSS ASSET FUNDING
NO. 6 SARL, acting by

being a person who, in accordance with the
laws of the territory of its incorporation, is
acting under the authority of the company
) ) ) ) ) ) )

Page111

The Master Purchaser and the Issuer

SIGNED, SEALED and DELIVERED as a
DEED by VISTEON FINANCIAL
CENTRE P.L.C. a company incorporated in
Ireland, acting by

being a person who, in accordance with the
laws of that territory, is acting under the
authority of the company
) ) ) ) ) ) ) )

Witness:

Name:

Address:

The Funding Agent

EXECUTED and DELIVERED as a DEED by as duly authorised attorney for and on behalf of CITIBANK INTERNATIONAL PLC in the presence of	) ) ) ) ) )

Witness:

Name:

Address:

Page112

The Collateral Monitoring Agent

EXECUTED and DELIVERED as a DEED
by CITICORP USA, INC., a company
incorporated under the laws of the State of
Delaware, acting by

being a person who, in accordance with the
laws of that territory, is acting under the
authority of the company
) ) ) ) ) ) ) )

Witness:

Name:

Address:

The Security Trustee

EXECUTED and DELIVERED as a DEED under the COMMON SEAL of THE LAW DEBENTURE TRUST CORPORATION P.L.C. in the presence of:	) ) ) )

Director:

Authorised Signatory:

Page113

The Master Purchaser Transaction Account Bank and the MP Cash Manager

EXECUTED and DELIVERED as a DEED
by CITIBANK, N.A. a national banking
association organised under the banking laws
of the United States of America, acting by

being a person who, in accordance with the
laws of that territory, is acting under the
authority of the company
) ) ) ) ) ) ) )

Witness:

Name:

Address:

The Corporate Administrator

SIGNED, SEALED and DELIVERED as a
DEED by WILMINGTON TRUST SP
SERVICES (DUBLIN) LIMITED, a
company incorporated in Ireland, acting by

being a person who, in accordance with the
laws of that territory, is acting under the
authority of the company
) ) ) ) ) ) ) )

Witness:

Name:

Address:

Page114

SCHEDULE 1
TERMINATION EVENTS
The occurrence of any of the following events shall constitute a Termination Event:
(a)	Non Payment: any Seller, VEC or the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider fails to make any payment due by it under the Transaction Documents when due and such failure remains unremedied for 2 Business Days;

(b)	Misrepresentation: any representation or warranty other than a Receivables Warranty made or deemed to be made by a Seller, VEC, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider under or in connection with this Deed or any other Transaction Document to which it is a party or any certification made by any officer, director or other authorised signatory of a Seller, VEC, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider under or in connection with any Transaction Document or any information or report delivered by a Seller, VEC, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider pursuant to this Deed or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and such breach (if capable of remedy ) has not been remedied within 5 Business Days of the breach;

(c)	Breach of Obligations: any Seller, VEC, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider shall fail to perform or observe any other term, covenant or agreement contained in this Deed or any other Transaction Document on its part to be performed or observed and any such failure (if capable of remedy) remains unremedied for 30 days;

(d)	Cross-default: any default or other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of a Seller, VEC, the VC Subordinated VLN Facility Provider , the Subordinated VLN Facility Provider or the Parent, and, as a result of such event or condition, results in a default of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof in each case, subject in the case of a Seller, VEC, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider to a threshold amount of USD 10,000,000 and in the case of the Parent subject to a threshold amount of USD 50,000,000 (or in each case its equivalent in any other currency);

(e)	Valid Security: either:

(i)	the Master Purchaser Secured Creditors shall, for any reason cease to have a valid and perfected first priority Encumbrance in all of the property, assets and rights of any kind of the Master Purchaser; or

(ii)	any Account Control Agreement does not, or ceases to create, a valid and perfected first priority Encumbrance in favour of the Master Purchaser or the Security Trustee (as applicable) in respect of the Deposit Accounts or such other assets to which such Account Control Agreement relates subject in each case to the grace periods of 60 days permitted by Clauses 18(o) and 18(p) of the Master Receivables Purchase and Servicing Agreement in relation to the implementation of the Account Control Agreements; or

(iii)	for any reason the Security Trustee certifies that in its opinion (having taken appropriate legal advice) the Master Purchaser Secured Property or the Master Purchaser Security Documents are in danger of being taken under any process of law or the Master Purchaser Secured Property is or may be in jeopardy in any respect considered by the Security Trustee to be material;
(f)	Invalidity: any provision of any of the Transaction Documents is, or becomes, for any reason, invalid or unenforceable and the Master Purchaser, the Funding Agent, the Lenders, the Noteholders and/or the Security Trustee would be materially prejudiced by such provision becoming invalid or unenforceable;

(g)	Change of control: a Change of Control occurs;

(h)	Judgment: one or more judgments for the payment of money (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) exceeding the aggregate amount of (in the case of the Parent) USD 50,000,000 or (in the case of a Seller, VEC, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider) USD 10,000,000 (or in each case its equivalent in any other currency) shall be rendered against the Parent, a Seller, VEC, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of any Seller, VEC, the Parent, the VC Subordinated VLN Facility Provider or any Subordinated VLN Facility Provider to enforce any such judgment;

(i)	Material Adverse Change: the occurrence of any event or series of events (whether related or not), or any action by the Parent, a Seller, VEC, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider which in the reasonable opinion of the Collateral Monitoring Agent will have a Material Adverse Effect;

(j)	Servicer Default: any Servicer Default occurs;

(k)	Master Purchaser Event of Default: any Master Purchaser Event of Default occurs and has not been waived;

(l)	Change in Law: any enactment or supplement or amendment to, or change in, the laws of any Eligible Country, or any official communication of previously not existing or not publicly available official interpretation, or any change in the official interpretation, implementation or application of such laws, in each case that becomes effective on or after the Closing Date, as a result of which any event occurs which will have a Material Adverse Effect on the enforceability, collectability or origination of the Receivables in aggregate or on the ability of any party to perform its obligations under the Transaction Documents;

(m)	Legal Process, Attachment: all or any part of the property, business, undertakings, assets or revenues of either of any Seller, VEC, any Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider having an aggregate value in excess of (in the case of the Parent) USD50,000,000 (in the case of a Seller, VEC, a Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider) USD 10,000,000 (or in each case its equivalent in any other currency) has been attached as a result of any distress or execution being levied or any encumbrance taking possession or similar attachment and such attachment has not been lifted within sixty (60) days, unless in any such case the Collateral Monitoring Agent certifies that in its reasonable opinion such event will not materially prejudice the ability of the Parent, such Seller, VEC, such Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider to observe or perform its obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables;

(n)	Insolvency: the Parent, any Seller, VEC, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider is or becomes or is declared to be Insolvent or subject to any Insolvency Proceedings;

(o)	Encumbrance: any Seller, VEC, the Parent, any Servicer. the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider creates or grants any Encumbrance or permits any Encumbrance to arise over or in relation to:
(i)	any Receivable;

(ii)	any right, title or interest of the Master Purchaser in relation to a Receivable;

(iii)	any proceeds of or sums received or payable in respect of a Receivable; or

(iv)	the interest of the Master Purchaser in any amount from time to time standing to the credit of the Deposit Accounts,

other than the Seller Permitted Encumbrances (or in the case of VEC, VEC Permitted Encumbrances);

(p)	Dispute: (i) any Seller disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under the Master Receivables Purchase and Servicing Agreement and as a result, in the reasonable opinion of the Collateral Monitoring Agent, there is, or could be, a Material Adverse Effect on the ability of that Seller and/or any Servicer to perform their respective obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables is or could be materially prejudiced or (ii) VEC disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivables under the VC Receivables Purchase Agreement and as a result, in the reasonable opinion of the Collateral Monitoring Agent, there is, or could be, a Material Adverse Effect on the ability of VEC and/or any Servicer to perform their respective obligations under the Transaction Document or the enforceability, collectability or origination of the Receivables is or could be materially prejudiced;

(q)	Illegality: it becomes impossible or unlawful for any Seller, VEC, any Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider to continue its business and/or discharge its obligations as contemplated by the Transaction Documents and as a result, in the reasonable opinion of the Collateral Monitoring Agent, there is, or is likely to be, a Material Adverse Effect on the ability of such Seller, VEC, such Servicer, the Parent, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider to perform their respective obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables is or is likely to be materially prejudiced;

(r)	Litigation: proceedings have been commenced against the Parent, any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider or any member of the Visteon Group in any court, arbitral tribunal or public or administrative body or otherwise in each case which, if adversely determined, could reasonably be expected to result in the Parent, any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider or other member of the Visteon Group being required to pay at least (in the case of the Parent) USD50,000,000 or (in the case of any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider) USD10,000,000 (or in each case its equivalent in any other currency), but excluding, in each case, (i) any proceeding which is of a vexatious or frivolous nature and is being disputed in good faith by the Parent, any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider or the relevant member of the Visteon Group as the case may be and (ii) proceedings (x) which have been dismissed or (y) in respect of which final judgment not subject to appeal has been rendered or final settlement made and in respect of which the Parent, any Seller, VEC, any Servicer, the VC Subordinated VLN Facility Provider or the Subordinated VLN Facility Provider or the relevant member of the Visteon

Group, as the case may be, has paid the amount required to be paid by it pursuant to such judgment or settlement in full; and

(s)	FCC Termination Event: the occurrence of a termination event (cas de resiliation) under the FCC Regulations, the FCC Master French Receivables Transfer and Servicing Agreement or other FCC Document.

SCHEDULE 2
SERVICER DEFAULTS
The occurrence of any of the following events shall constitute a Servicer Default:
(a)	Any Servicer:
(i)	shall fail to make when due any payment or deposit to be made by it under the Master Receivables Purchase and Servicing Agreement and such failure remains unremedied for 2 Business Days; or

(ii)	shall fail to observe any term, covenant or agreement contained in the first sentence of Clause 17.1 of the Master Receivables Purchase and Servicing Agreement and such failure remains unremedied for 2 Business Days; or

(iii)	shall fail to deliver any Master Servicer Report when required and such failure shall remain unremedied for two (2) Business Days (or in the event that the failure to deliver any Master Servicer Report is due solely to computer or other technical failure in generating such report, 3 Business Days or such longer period as the Collateral Monitoring Agent may agree in writing, such agreement not to be unreasonably withheld or delayed); or

(iv)	shall otherwise fail to perform or observe any other term, covenant or agreement under the Master Receivables Purchase and Servicing Agreement and such failure, if capable of remedy in the opinion of the Collateral Monitoring Agent, shall remain unremedied for 5 Business Days.
(b)	Any representation or warranty made or deemed made by any Servicer under or in connection with the Master Receivables Purchase and Servicing Agreement or any other Transaction Document or any information or report delivered by the Servicer pursuant to the Master Receivables Purchase and Servicing Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and such breach (if capable of remedy) has not been remedied within 5 Business Days.

(c)	Any Servicer becomes Insolvent or becomes subject to any Insolvency Proceedings.

(d)	An event shall occur or condition shall exist under any agreement or instrument relating to any Debt of any Servicer which is outstanding in a principal amount of at least USD 10,000,000 (or equivalent value in any other currency) in the aggregate and, as a result of such event or condition, the maturity of such Debt is accelerated; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

(e)	There shall have occurred any event which causes an Account Control Agreement to cease to be in full force and effect or any Account Control Agreement ceases to be a valid, first priority, perfected Encumbrance save if resulting from any release made in accordance with the provisions of any Transaction Document.

(f)	There shall have occurred any event which may materially adversely affect the ability of the Servicer to collect Purchased Receivables or otherwise perform its obligations under the Master Receivables Purchase and Servicing Agreement and the other Transaction Documents or any provision of any Transaction Document applicable to the Servicer shall cease to be effective and valid and binding on the Servicer.

(g)	One or more judgments for the payment of money in an aggregate amount in excess of USD 10,000,000 (or equivalent value in any other currency) (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against any Servicer or any of its Subsidiaries or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken legally and validly by a judgment creditor to attach or levy upon any assets of that Servicer or any of its Subsidiaries to enforce any such judgment.
A Servicer Default shall not occur until any applicable grace period or cure period has expired. If a replacement servicer is in place within the applicable cure period, then the related potential Servicer Default shall be deemed to have been cured.

SCHEDULE 3
CONDITIONS PRECEDENT
Part A
Initial Conditions Precedent
(a)	Completion and execution of documentation mutually satisfactory to the Parent and the Collateral Monitoring Agent including the Parent Undertaking.

(b)	Completion of due diligence and audit in respect of the Parent and the Sellers satisfactory to the Collateral Monitoring Agent.

(c)	All fees and expenses (including reasonable fees and expenses of counsel) required to be paid to the Joint Lead Arrangers, the Security Trustee, the Collateral Monitoring Agent, the Funding Agent and the Lenders on or before the Closing Date shall have been paid.

(d)	The absence of a material adverse change, or any event or occurrence which could reasonably be expected to result in a material adverse change, in (i) the business, financial condition, property, or operations, of the Parent and its subsidiaries, taken as a whole, since 31 December 2005, (ii) the ability of the Parent or any of its Subsidiaries to perform their respective obligations under the Transaction Documents or (iii) the ability of the Funding Agent, the Collateral Monitoring Agent, the Security Trustee or the Lenders to enforce any of the Transaction Documents (subject to any limitations on enforcement described in the legal opinions described in paragraphs (j) to (v) (inclusive) below).

(e)	No circumstance, change or condition (including the continuation of any existing condition) shall exist in the loan syndication, financial or capital market conditions generally that, in the Joint Lead Arrangers’ judgment, would materially impair syndication of the Variable Funding Facility.

(f)	The accuracy and completeness of all representations set forth in the Transaction Documents.

(g)	Compliance with the terms of the Commitment Letters and the Fee Letters, including, without limitation, the payment in full of all fees, expenses and other amounts payable under the Commitment Letters and the Fee Letters on or prior to the Funding Date.
The Parent, the Subordinated VLN Facility Provider and the Sellers
(h)	With respect to the Parent, the Subordinated VLN Facility Provider and each Seller the provision of:
(i)	Copies of the latest versions of its constitutional documents certified by a director to be a true and up to date copy of the original.

(ii)	As applicable, up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(iii)	Certified copies of the resolutions of its board of directors, in form and substance satisfactory to the Collateral Monitoring Agent, authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Parent, the Subordinated VLN Facility Provider or such Seller, certified as of the Funding Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(iv)	A certified copy of any power of attorney of the Parent, the Subordinated VLN Facility Provider and each Seller granted by it to the attorneys, officers or other employees of the Seller authorised to sign the Transaction Documents on its behalf.

(v)	A Solvency Certificate in respect of the Parent and each Seller (other than the French Sellers) in the applicable form set out in Schedule 4 to the Master Receivables Purchase and Servicing Agreement.

(vi)	A copy of the annual report for the Parent for the year 2005 (including audited accounts).
The Master Purchaser
(i)	With respect of the Master Purchaser the provision of:
(i)	Copies of the latest version of the memorandum and articles of association of the Master Purchaser together with its certificate of incorporation, its certificate of entitlement to commence trading and any certificate of change of name certified by the company secretary or a director of the Master Purchaser to be a true and up to date copy of the original.

(ii)	Copies of the resolutions of the board of directors of the Master Purchaser authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Master Purchaser, certified by the company secretary or a director of the Master Purchaser as of the Funding Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(iii)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a director of the Master Purchaser together with evidence of the incumbency of such company secretary or director.

Legal Opinions
(j)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of English law as to the enforceability of the Transaction Documents governed by English law and other relevant matters.

(k)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of German law as to the enforceability of the Transaction Documents governed by German law and other relevant matters.

(l)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated prior to the Funding Date as to matters of Spanish law as to the enforceability of the Transaction Documents governed by Spanish law and other relevant matters.

(m)	A legal opinion of António Frutuoso de Melo e Associados, Sociedade de Advogados RL addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Portuguese law as to the enforceability of the Transaction Documents governed by Portuguese law and other relevant matters.

(n)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Belgian law as to the effectiveness of the assignments in respect of Belgian debtor receivables and other relevant matters.

(o)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Dutch law as to the effectiveness of the assignments in respect of Dutch debtor receivables and other relevant matters.

(p)	A legal opinion of McCann Fitzgerald addressed to the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Irish law in respect of the due incorporation and corporate capacity of the Master Purchaser, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(q)	A legal opinion of Kirkland & Ellis International LLP addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of English law in respect of the corporate existence and authority of the English Seller, due execution of the Transaction Documents to which it is a party, and other relevant matters.

(r)	A legal opinion of Kirkland & Ellis International LLP addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of German law in respect of the corporate existence and authority of the German Seller, due execution of the Transaction Documents to which it is a party, and other relevant matters.

(s)	A legal opinion of Uría Menéndez Abogados, S.L.P. addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Spanish law in respect of the corporate existence and authority of the Spanish Sellers, due execution of the Transaction Documents to which it is a party, and other relevant matters.

(t)	A legal opinion of Kirkland & Ellis addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of the law of the State of Delaware and applicable Federal law of the United States of America in respect of the corporate existence and corporate power of the Parent, due execution of the Transaction Documents to which it is a party, and other relevant matters.

(u)	A legal opinion of Nauta Dutilh N.V. addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of Dutch law in respect of the corporate existence and authority of the Subordinated VLN Facility Provider, due execution of the Framework Deed, the Subordinated VLN Facility Agreement and the Master Purchaser Deed of Charge and other relevant matters.

(v)	A legal opinion of White & Case, Paris addressed to the Parent, the Issuer, the Security Trustee, the Lenders and the Funding Agent dated the Closing Date as to matters of French law in respect of the corporate existence and authority of the French Sellers, due execution of the Framework Deed, the Subordinated VLN Facility Agreement and the Master Purchaser Deed of Charge and other relevant matters.
General
(w)	Due execution and delivery of each of the Transaction Documents (other than the FCC Documents) by the respective parties thereto, and all documentation to be delivered therewith or pursuant thereto on or prior to the Funding Date.
Part B
Conditions Precedent to All Purchases
Each purchase (including the initial purchase) shall be subject to the further Conditions Precedent that on the date of such purchase the following statements shall be true:
(a)	in respect of Receivables purchased under the Master Receivables Purchase and Servicing Agreement, the representations and warranties contained in Schedule 1 to the Master Receivables Purchase and Servicing Agreement are correct on and as of the date of such purchase as though made on and as of such date except for a representation or warranty that relates only to an earlier date in which case such representation or warranty shall be correct as at such earlier date and in respect of Receivables purchased under the VC Receivables

Purchase Agreement, the representations and warranties contained in Schedule 1 to the VC Receivables Purchase Agreement are correct on and as of the date of such purchase as though made on and as of such date except for a representation or warranty that relates only to an earlier date in which case such representation or warranty shall be correct as at such earlier date;
(b)	no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or a Potential Termination Event,
and that the Collateral Monitoring Agent, the Funding Agent and the Master Purchaser shall have received such other approvals, opinions or documents as any of them may reasonably request;
Part C
Conditions Precedent to Purchases of French Receivables
(a)	FCC Visteon has been established, all FCC Documents required to be entered into on or prior to the French Programme Commencement Date have been executed and delivered (in a form approved by the Collateral Monitoring Agent) and all conditions precedent to purchase of Receivables by the FCC Visteon (as set out in the FCC Documents) have been satisfied.

(b)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to the Issuer, the Security Trustee and the Funding Agent dated the French Receivables Commencement Date as to matters of French law as to the enforceability of the Transaction Documents governed by French law and other relevant matters.

(c)	A legal opinion of White & Case, Paris addressed to the Parent, the Issuer, the Security Trustee and the Funding Agent dated the French Receivables Commencement Date as to matters of French law in respect of the corporate existence and authority of the French Sellers, due execution of the Transaction Documents to which it is a party, and other relevant matters.

SCHEDULE 4
FORM OF FRAMEWORK DEED ACCESSION DEED
THIS DEED OF ACCESSION is made on [•] [•]
Between:
(1)	VISTEON FINANCIAL CENTRE P.L.C., incorporated in Ireland and its permitted successors and assigns (the Master Purchaser);
(2)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX (the Security Trustee); and
(3)	[NAME OF ACCEDING PARTY] a company incorporated in [•] (registered number [•]) whose [registered office][principal place of business] is at [•] (the Acceding Noteholder).
It is Hereby Agreed as follows:
1. We refer to the Master Definitions and Framework Deed (the Master Definitions and Framework Deed) dated 14 August 2006 as amended from time to time between, inter alios, the Master Purchaser, Visteon Corporation, The Law Debenture Trust Corporation p.l.c. and Citibank, N.A., London Branch.
Terms defined in, or incorporated by reference into, the Master Definitions and Framework Deed shall have the same meanings herein as therein.
2. The Acceding Noteholder hereby confirms that it is in receipt of the following documents:
(a)	a copy of the Master Definitions and Framework Deed;

(b)	a copy of the Master Purchaser Deed of Charge; and

(c)	a copy of current versions of all other Transaction Documents as we have requested.
3. The Acceding Noteholder hereby confirms for the purposes of Clause 6 of the Master Definitions and Framework Deed then its notice details are as follows:
[insert name, address, telephone, facsimile and attention].
4. In consideration of its accession to the Master Definitions and Framework Deed pursuant to this deed, the Acceding Noteholder hereby undertakes, for the benefit of the Master Purchaser, the Security Trustee and each of the other parties to the Master Definitions and Framework Deed, that it will perform and comply with all the duties and obligations expressed to be assumed by a Noteholders under the Master

Definitions and Framework Deed and will have the benefit of all the provisions of the Master Definitions and Framework Deed as if it were named in it as a Noteholder.
In Witness Whereof the parties to this Deed have executed this Deed on the date specified above with affect from that date.

SIGNED, SEALED and DELIVERED as a	)
DEED by	)
as duly authorised attorney	)
for and on behalf of	)
VISTEON FINANCIAL CENTRE P.L.C.	)
in the presence of:	)

Witness:

Name:

Address:

EXECUTED and DELIVERED as a DEED	)
under the COMMON SEAL of THE LAW	)
DEBENTURE TRUST CORPORATION	)
P.L.C. in the presence of:	)

Director:

Authorised Signatory:

EXECUTED and DELIVERED as a	)
DEED by	)
as duly authorised attorney	)
for and on behalf of	)
[ ] in the presence of:	)

Witness:

Name:

Address:

SCHEDULE 5
CONCENTRATION LIMITS
For any Obligor, at any time, the Concentration Limit applicable to that Obligor shall be the limit set out in the grid below (being a percentage of Net Receivables Pool Balance) based on the Debt Rating of that Obligor, provided that affiliated Obligors shall be treated as if they were one Obligor. If the relevant Obligor is Ford Motor Company or a subsidiary thereof, the column titled “Ford Limit” shall be applied; for all other Obligors, the column titled “Non-Ford Limit” shall be applied.

Level	Unsecured rating	Ford limit	Non-Ford limit
Level 1	BBB- and Baa3 (not on negative watch) or better	40%	40%
Level 2	BBB- and Baa3 and on negative watch by either Moody’s or Standard and Poor’s)	30%	30%
Level 3	BB+ to BB- and Ba1 to Ba3	25%	25%
Level 4	B+ and B1	25%	20%
Level 5	B and B2	20%	15%
Level 6	B- and B3 or lower, or is unrated by Moody’s and Standard and Poor’s	10%	10%
If Debt Ratings from S&P and Moody’s differ by one notch then the lower of the two ratings shall determine the grid level. If the Debt Ratings differ by two or more notches, then the rating level that is one notch above the lower of the two ratings shall apply.

SCHEDULE 6
THE LENDERS AND NOTEHOLDERS

Name	Address

Citibank, N.A.	Citigroup Centre,
Canada Square,
Canary Wharf,
London E14 5LB,
England

UBS AG, London Branch	1 Finsbury Avenue,
London EC2M 2PP,
England

JPMorgan Chase Bank, N.A.	125 London Wall,
London EC2Y 5AJ,
England

Bank of America, N.A.	One South Wacker Drive,
Suite 3400,
Chicago, IL 60606,
USA

BNP Paribas	3, Place de La Défense,
F-92974 Paris,
La Defénse Cedex,
France

BNP Paribas, Dublin Branch	5 Georges Dock,
I.F.C.S.,
Dublin 1,
Ireland

Credit Suisse	Eleven Madison Avenue,
New York, NY10010,
USA

Deutsche Bank AG London	Winchester House,
1 Great Winchester Street,
London EC2N 2DB,
England

Name	Address

The Bank of New York Mellon	500 Grant Street
One Mellon Center, Room 3600
Pittsburgh, PA 15258-0001

Wachovia Capital Finance Corporation (Central)	One South Wacker Drive, Suite 2200,
Chicago, IL 60606,
USA

The CIT Group/Business Credit, Inc.	11 West 42nd Street
New York, NY 10036
USA

Kings Cross Asset Funding No. 6 SARL	6, Rue Phillipe II
L-2340 Luxembourg

SCHEDULE 7

Part A
THE SELLERS

Jurisdiction of
Seller	incorporation	Registered Office

Visteon UK Limited	England	Endeavour Drive, Basildon, Essex SS14 3WF, England

Visteon Deutschland GmbH	Germany	Visteon Strasse 4-10, 50170 Kerpen, Germany

Visteon Systemes Interieurs S.A.S.	France	Tour Pentagone Plaza 381, avenue du Général de Gaulle, 92140 Clamart France

Visteon Ardennes Industries S.A.S.	France	Z.I. De Montjoly BP 228 08102 Charleville – Mézières Cedex France

Visteon Sistemas	Spain	Carretera A-2001,
Interiores España, S.L.U.		Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

Cádiz Electrónica, S.A.U.	Spain	Carretera A-2001, Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

Visteon Portuguesa Limited	Bermuda	Clarendon House 2 Church Street Hamilton HM 11 Bermuda and with a branch office at Estrada Nacional No. 252, Km. 12 Parque Industrial das Carrascas 2951-503 Palmela Portugal

VC Receivables Financing Corporation Limited	Ireland	5 Harbourmaster Place I.F.S.C. Dublin 1

Part B
THE SERVICERS

Jurisdiction of
Servicer	incorporation	Registered Office

Visteon UK Limited	England	Endeavour Drive, Basildon, Essex SS14 3WF, England

Visteon Deutschland GmbH	Germany	Visteon Strasse 4-10, 50170 Kerpen, Germany

Visteon Systemes Interieurs S.A.S.	France	Tour Pentagone Plaza 381, avenue du Général de Gaulle, 92140 Clamart France

Visteon Ardennes Industries S.A.S.	France	Z.I. De Montjoly BP 228 08102 Charleville – Mézières Cedex France

Visteon Sistemas Interiores España, S.L.U.	Spain	Carretera A-2001, Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

Cádiz Electrónica, S.A.U.	Spain	Carretera A-2001, Km. 6,280 Apartado de Correos 200 11500 El Puerto de Santa Maria Spain

Visteon Portuguesa Limited	Bermuda	Clarendon House 2 Church Street Hamilton HM 11 Bermuda and with a branch office at Estrada Nacional No. 252, Km. 12 Parque Industrial das Carrascas 2951-503 Palmela Portugal

Visteon Electronics Corporation	Delaware	One Village Center Drive Van Buren Township Michigan 48111 United States

SCHEDULE 8
NON-FRENCH RECEIVABLES DEPOSIT ACCOUNTS

SCHEDULE 9
SELLER CREDIT AND COLLECTION PROCEDURES
As set out in the attached read only computer disk signed for identification purposes on the Closing Date by Freshfields Bruckhaus Deringer LLP and Kirkland & Ellis International LLP.

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